As filed with the U.S. Securities and Exchange Commission on April 30, 2025

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Webull Corporation
 (Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	6211	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Webull Corporation

200 Carillon Parkway

St. Petersburg, Florida 33716

(917) 725-2448
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Webull Holdings (US) Inc.

200 Carillon Parkway

St. Petersburg, Florida 33716

(917) 725-2448

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, P.C. Mathieu Kohmann Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 (212) 446-4800	Benjamin James, Esq. General Counsel Webull Corporation 200 Carillon Parkway St. Petersburg, Florida 33716 (917) 725-2448

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Selling Securityholders are not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to Completion, Dated April 30, 2025

PRELIMINARY PROSPECTUS

Webull Corporation

Up to 147,445,012 Webull Class A Ordinary Shares,

Up to 6,792,000 Webull Private Warrants,

Up to 20,000,000 Webull Incentive Warrants

Up to 17,271,990 Webull Class A Ordinary Shares underlying Webull Warrants, and

Up to 20,913,089 Webull Class A Ordinary Shares underlying Webull Incentive Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders or their permitted transferees named in this prospectus (the “Selling Securityholders”) of up to (a) 147,445,012 Webull Class A Ordinary Shares (as defined herein), (b) 6,792,000 Webull Private Warrants (as defined herein) held by Auxo (as defined herein) and purchased by Auxo at $1.00 per warrant from SKGR (as defined herein) prior to the assumption of such warrants by Webull in connection with the Business Combination (as defined herein), and (c) 20,000,000 Webull Incentive Warrants (as defined herein) issued for no consideration in connection with the Business Combination to certain Existing Webull Shareholders (as defined herein). The Webull Class A Ordinary Shares described in clause (a) of the prior sentence include (i) 101,752,608 Webull Class A Ordinary Shares held by the Existing Webull Shareholders following the consummation of the Business Combination (as defined herein) and which represent a portion of the merger consideration received by such investors with an implicit pro forma value of $10.00 per share, (ii) up to 20,747,004 Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares (as defined herein), which are held by Water Castle Az Inc., an entity controlled by our founder Mr. Anquan Wang, following the Business Combination and which represent merger consideration received by our founder with an implicit pro forma value of $10.00 per share, (iii) 2,960,464 Webull Class A Ordinary Shares issued to the Initial SKGR Shareholders (as defined herein) in connection with the Business Combination upon conversion of their SKGR Class B Ordinary Shares (as defined herein) that were initially purchased by Auxo from SKGR at approximately $0.003 per share, (iv) 524,000 Webull Class A Ordinary Shares issued to Auxo in connection with the Business Combination upon conversion of SKGR Class A Ordinary Shares (as defined herein) that were issued at $10.00 per share pursuant to certain convertible loans extended by Auxo to SKGR, (v) 1,429,686 Webull Class A Ordinary Shares that were issued to certain investors party to Non-Redemption Agreements (as defined herein) and Additional Non-Redemption Agreements (as defined herein) in connection with the consummation of the Business Combination upon conversion of SKGR Class B Ordinary Shares transferred to such investors by Auxo for no consideration, (vi) 25,000 Webull Class A Ordinary Shares issued to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”), upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo pursuant to a fee agreement with SKGR valuing such shares at $10.00 per share, (vii) 100,000 Webull Class A Ordinary Shares issued at a deemed $10.00 price per share to certain service providers of Webull and SKGR in satisfaction of certain of the fees and expenses incurred by such service providers, and (viii) 20,000,000 Webull Class A Ordinary Shares issuable to certain Existing Webull Shareholders upon exercise of the up to 20,000,000 Webull Incentive Warrants that were issued to them in connection with the Business Combination.

This prospectus also relates to the issuance and sale by us of up to (i) 17,271,990 Webull Class A Ordinary Shares underlying Webull Warrants exercisable at $11.50 per share (subject to adjustment), including 6,792,000 Webull Private Warrants held by Auxo and which may be exercised on a cashless basis or at $11.50 per share (subject to adjustment), and (ii) 20,913,089 Webull Class A Ordinary Shares underlying Webull Incentive Warrants that are initially exercisable at $10.00 per share (subject to adjustment) by certain Existing Webull Shareholders and by holders of SKGR Class A Ordinary Shares (as defined herein) that did not redeem such shares in connection with the Business Combination.

The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in connection with the Business Combination and pursuant to the requirements of the Warrant Assignment Agreement (as defined herein) and the Incentive Warrant Agreement (as defined herein), respectively.

We do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part. Moreover, the securities offered for resale represent a substantial percentage of our total issued and outstanding securities and our public float (95.6% of the SKGR Class A Ordinary Shares that were issued in connection with the SKGR IPO (as defined herein) exercised their right to redeem in connection with, or prior to, the Business Combination). In fact, the Webull Ordinary Shares offered for resale pursuant to this prospectus represent approximately 27.6% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus (excluding any of the Webull Class A Ordinary Shares that still may be issued to certain of the Existing Webull Shareholders upon exercise of the 20,000,000 Webull Incentive Warrants they hold), the 6,792,000 Webull Private Warrants offered for resale pursuant to this prospectus represent approximately 39.3% of the issued and outstanding Webull Warrants, and the 20,000,000 Webull Incentive Warrants offered for resale pursuant to this prospectus represent approximately 95.6% of the issued and outstanding Webull Incentive Warrants. The sale of all the securities being offered in this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale of additional securities. Despite a potential decline in the public trading price of our securities, the Selling Securityholders may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices described above and the public trading price of our securities. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. As described in more details above, some of the Selling Securityholders purchased or received their securities at prices considerably below the current market prices. For instance, (A) based on the $15.45 closing price of the Webull Class A Ordinary Shares on April 28, 2025, upon the sale of the Webull Class A Ordinary Shares, (i) the Existing Webull Shareholders may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they hold, (ii) Mr. Anquan Wang may experience a potential profit of approximately $5.45 per Webull Class B Ordinary Share he decides to convert into Webull Class A Ordinary Shares, (iii) the Initial SKGR Shareholders may experience a potential profit of approximately $15.45 per Webull Class A Ordinary Share they hold upon conversion of their SKGR Class B Ordinary Shares, (iv) Auxo may experience a potential profit of approximately $5.45 per share it received upon conversion of its convertible loans, (v) the investors party to the Non-Redemption Agreements (as defined herein) and Additional Non-Redemption Agreements may experience a potential profit of approximately $15.45 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo for no consideration, (vi) CCM may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo pursuant to a fee agreement with SKGR, and (vii) the service providers receiving Webull Class A Ordinary Shares in satisfaction for certain of their fees and expenses may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they sell; (B) based on the $2.06 closing price of the Webull Warrants on April 28, 2025, Auxo may experience a potential profit of approximately $1.06 per Webull Private Warrant they sell; and (C) based on the $3.21 closing price of the Webull Incentive Warrants on April 28, 2025, the Existing Webull Shareholders may experience a potential profit of approximately $3.21 per Webull Incentive Warrant they sell. The frequency of such sales could also cause the market price of our securities to decline or increase the volatility in the market price of our securities. Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. However, certain lock-up restrictions entered into in connection with the Business Combination will expire thirty days after the Closing Date (with respect to the Webull Private Warrants held by Auxo), one year after the Closing Date (with respect to the Webull Ordinary Shares held by the Initial SKGR Shareholders and certain non-redemption agreement investors) and one hundred eighty days after the Closing Date (with respect to Webull Ordinary Shares held by Existing Webull Shareholders). The lock-up restrictions described in the foregoing are subject to specified exceptions that may result in earlier transfers or releases of such securities. For instance, the release of Webull Class A Ordinary Shares from the transfer restrictions may occur if the Webull Class A Ordinary Shares trade above $12.00 (as the Webull Class A Ordinary shares do as of the date of this prospectus) for twenty (20) trading days within a thirty (30)-trading day period. The Webull Incentive Warrants held by the Existing Webull Shareholders and the Webull Class A Ordinary Shares received by CCM or by certain of our service providers in settlement of certain of their fees and expenses are not subject to any contractual transfer restrictions. For more information on securities eligible for future sale, including alternative resale options that the selling securityholders named herein may have in addition to resales covered by this prospectus, see the section entitled “Securities Eligible For Future Sale” and “Risk Factors” in this prospectus.

The Selling Securityholders may offer any, all or none of the securities described in the foregoing for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities is being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means permitted pursuant to applicable law, as described in more details in the section entitled “Plan of Distribution” herein. We are also registering the resale of these securities by the Selling Securityholders, or their donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. The Initial SKGR Shareholders are each deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Webull Class A Ordinary Shares they may sell. Further, in connection with any sales of securities offered hereunder, the other Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may also be deemed to be “underwriters” within the meaning of the Securities Act.

We will not receive any proceeds from the sale of the securities by the Selling Securityholders, except with respect to amounts received by Webull upon exercise of the Webull Warrants (to the extent the Webull Private Warrants are exercised for cash) and the Webull Incentive Warrants. We believe that the likelihood that the holders of Webull Warrants and Webull Incentive Warrants will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of the Webull Class A Ordinary Shares. When the market price for the Webull Class A Ordinary Shares is less than $11.50 per share with respect to the Webull Warrants or less than $10.00 per share with respect to the Incentive Warrants, such warrants would be “out of the money” and it would be unlikely that such holders exercise their warrants. However, as of the date of this prospectus, the market price for the Webull Class A Ordinary Shares is above $11.50, which makes an exercise of the Webull Warrants or the Webull Incentive Warrants more likely.

We will pay certain expenses associated with the registration of the resale of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.” Further, we have agreed to indemnify certain of our Selling Securityholders, including the Initial SKGR Shareholders that are each deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Webull Class A Ordinary Shares they may sell, in connection with any resales pursuant to this prospectus, as described in more details in “Plan of Distribution.” We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

The Webull Class A Ordinary Shares, Webull Warrants and Incentive Warrants began trading on April 11, 2025 on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “BULL,” “BULLW” and “BULLZ,” respectively. On April 28, 2025, the last reported prices of the Webull Class A Ordinary Shares, Webull Warrants and Incentive Warrants as reported on the Nasdaq was $15.45, $2.06 and $3.21, respectively.

As of the date of this prospectus, Webull had (i) 378,563,226 Webull Class A Ordinary Shares and 82,988,016 Webull Class B Ordinary Shares issued and outstanding, and (ii) 17,271,990 Webull Warrants (including 6,792,000 Webull Private Warrants) and 20,913,089 Incentive Warrants issued and outstanding. Webull also has 44,400,984 Webull Class A Ordinary Shares reserved for issuance pursuant to its Global Plan (as defined herein). As of the date of this prospectus, (i) the Existing Webull Shareholders owned approximately 98.71% of the issued and outstanding Webull Ordinary Shares, representing approximately 99.71% of Webull’s total voting power; (ii) shareholders of SKGR Class A Ordinary Shares owned approximately 0.51% of the issued and outstanding Webull Ordinary Shares, representing approximately 0.12% of Webull’s total voting power, and (iii) the Initial SKGR Shareholders owned approximately 0.75% of the issued and outstanding Webull Ordinary Shares, representing approximately 0.17% of Webull’s total voting power. The Webull Securities offered hereby represent a substantial portion of our issued and outstanding Webull Securities and our significant shareholders, including our founder Anquan Wang, will be able to sell their securities covered by this prospectus for so long as the registration statement of which this prospectus forms a part is available for use. In fact, the Webull Ordinary Shares offered for resale hereby represent approximately 27.6% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus (excluding any of the Webull Class A Ordinary Shares that still may be issued to certain of the Existing Webull Shareholders upon exercise of the 20,000,000 Webull Incentive Warrants they hold) and include 20,747,004 of the 82,988,016 Webull Ordinary Shares (assuming the conversion of Webull Class B Ordinary Shares into Webull Class A Ordinary Shares) held by our founder, Mr. Anquan Wang, 101,752,608 of the 372,610,987 Webull Class A Ordinary Shares held by our Existing Webull Shareholders, and all of the Webull Class A Ordinary Shares held by the Initial SKGR Shareholders and held by the investors party to the Non-Redemption Agreements and the Additional Non-Redemption Agreements, and that remain unsold as of the date of this prospectus. This resale prospectus also covers all of the 6,792,000 Webull Private Warrants held by Auxo and representing approximately 39.3% of the issued and outstanding Webull Warrants and 20,000,000 Webull Incentive Warrants held by certain of the Existing Webull Shareholders and representing approximately 95.6% of the issued and outstanding Webull Incentive Warrants. Please see further above for a discussion of the significant negative impact that potential sales by our significant shareholders could have on the market price of our securities. For more information on resales of securities not covered by this prospectus or alternative resale options that the selling securityholders named herein may have, also see the section entitled “Securities Eligible For Future Sale.”

Moreover, as a result, upon the consummation of the Business Combination, Webull qualifies as a “controlled company” as defined under the corporate governance rules of the Nasdaq, because Mr. Anquan Wang, one of the founders of Webull, beneficially owns all of our issued and outstanding Webull Class B Ordinary Shares, or approximately 81.43% of the total voting power of all issued and outstanding Webull Ordinary Shares, immediately following the consummation of the Business Combination. For so long as Webull remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from Nasdaq corporate governance rules. As a foreign private issuer and a “controlled company,” Webull is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors; and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). Webull has decided to rely on all of the foregoing exemptions available to foreign private issuers and “controlled companies.” Accordingly, our shareholders do not have the same protection afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced.

Webull is an “emerging growth company” under applicable U.S. federal securities laws and, as further described in this prospectus, Webull has elected to take advantage of the benefits of an extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, Webull’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus and the section entitled “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 (the “2024 Annual Report”) incorporated by reference in this prospectus. We have also decided to incorporate by reference information into this prospectus other information as permitted pursuant to General Instruction VI. of Form F-1. Please see the section entitled “Incorporation by Reference” for more information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2025.

i

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders have not authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders are making an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained or incorporated by reference in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in the documents incorporated by reference in this prospectus is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any sale of the securities covered by this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor the Selling Securityholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities covered by this prospectus and the distribution of this prospectus outside the United States.

Our Company is incorporated in the Cayman Islands, and we are a “foreign private issuer” under the rules of the SEC. As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal or state securities laws of the United States. We have been advised by our legal counsel in the Cayman Islands that it is uncertain as to whether the courts in the Cayman Islands would entertain original actions based on U.S. federal or state securities laws or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws. See “Enforcement of Civil Liabilities under U.S. Securities Laws” for additional information.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Statements

We maintain our books and records in US Dollar and prepare our consolidated financial statements in accordance with the accounting principles generally accepted in the United States (“US GAAP”).

Webull Corporation’s audited consolidated financial statements prepared in accordance with U.S. GAAP have been audited by KPMG LLP, as stated in their report incorporated by reference in this prospectus.

Our fiscal year ends December 31. Our financial information included within the Unaudited Pro Forma Condensed Combined Financial Information section of this prospectus should be read in conjunction with “Operating and Financial Review and Prospects” in our 2024 Annual Report and our consolidated financial statements, including the notes thereto, each incorporated by reference in this prospectus.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Rounding

We have made rounding adjustments to some of the figures included or incorporated by reference in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. With respect to financial information set out in this prospectus, a dash (“—”) signifies that the relevant figure is not available or not applicable, while a zero (“0.0”) signifies that the relevant figure is available but is or has been rounded to zero.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus or incorporated into this prospectus by reference regarding Webull’s industry and the regions in which it operates, including Webull’s general expectations and market position, market size, market opportunity, market share and other management estimates, is based on information obtained from industry publications and reports and forecasts provided to Webull by third-party sources. In some cases, Webull does not expressly refer to the sources from which this information is derived. This information is subject to significant uncertainties and limitations and is based on assumptions and estimates that may prove to be inaccurate. Neither we nor the Selling Securityholders can guarantee the accuracy or completeness of any such information contained in this prospectus or incorporated into this prospectus by reference. You are therefore cautioned not to give undue weight to this information.

Webull has not independently verified the accuracy or completeness of any such information. Similarly, internal surveys, industry forecasts and market research, which Webull believes to be reliable based upon its management’s knowledge of the industry, have not been independently verified. While Webull believes that the market data, industry forecasts and similar information included in this prospectus or incorporated into this prospectus by reference are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of Webull’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus supplement.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, trade names or service marks that we use in connection with our business, including, among others, “Webull” and our other registered and common law trade names, trademarks and service marks, including our corporate logo. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the TM and ® symbols, but we will assert, to the fullest extent under applicable law, rights to such trademarks, service marks and trade names.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or in the documents incorporated by reference into this prospectus or the context otherwise requires, references to:

“API” means application programming interface, a tool that allows computer programmers to access the functionality of published software modules and services on the web, which plays an important role in app development and network programming;

“Auxo” means Auxo Capital Managers LLC, a Delaware limited liability company established for the purpose of forming and managing SKGR, and its permitted transferees;

“Business Combination Agreement” means the business combination agreement, dated as of February 27, 2024, as amended on December 5, 2024 and as amended on March 31, 2025, by and among SKGR, Webull, Merger Sub I and Merger Sub II;

“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Mergers, and the other transactions contemplated by the other transaction documents contemplated by the Business Combination Agreement;

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

“Closing” means the closing of the Business Combination contemplated by the Business Combination Agreement;

“Closing Date” means April 10, 2025;

“Code” means the Internal Revenue Code of 1986, as amended;

“Company” means Webull Corporation, a Cayman Islands exempted company.

“customer(s)” means registered users who have opened a brokerage account through any of our licensed broker-dealers;

“customer assets” means the sum of the fair value of all equities, ETFs, options, warrants, and cash held by customers in their Webull brokerage accounts, net of customer margin balances, as of the record date;

“DARTs” means daily average revenue trades, which is the number of customer trades executed during a given period divided by the number of trading days in that period;

“Existing Webull Shareholders” mean the shareholders of Webull immediately prior to the consummation of the Business Combination;

“First Merger” means the merger whereby Merger Sub I merged with and into SKGR, with SKGR being the surviving company as a wholly-owned subsidiary of Webull;

“funded account” means a Webull brokerage account into which the customer has made an initial deposit or money transfer, of any amount, whose account balance (which is measured as the fair value of assets in the customer’s account less the amount due from the customer) has not dropped to or below zero dollars for 45 consecutive calendar days as of the record date. Funded account reflects unique customers, multiple funded accounts by a single customer are counted as one funded account;

“Lock-Up Period” means a period commencing on the Closing Date and ending on the date that is one hundred and eighty (180) days from the Closing Date;

“Lock-Up Shares” means any Webull Class A Ordinary Shares held by the Lock-Up Shareholders on the Closing Date and any Ordinary Shares acquired by the Lock-Up Shareholders upon the vesting or exercise of equity awards granted pursuant to the Company’s equity incentive plans;

“Lock-Up Shareholders” means the Members set forth on Schedule A attached to the Webull Articles (and any other person to whom such person may transfer any Lock-Up Shares as permitted under clauses (a) through (h) of Article 6.9 of the Webull Articles);

“Initial SKGR Shareholders” means collectively, Auxo, the independent directors of SKGR immediately prior to the consummation of the Business Combination, and any of their permitted transferees;

“Mergers” means, collectively, the First Merger and the Second Merger;

“Nasdaq” means the Nasdaq Stock Market LLC;

“quarterly churn rate” means the ratio of (i) churned accounts during the current quarter to (ii) the sum of total funded accounts at the end of the preceding quarter and new funded accounts acquired during the current quarter;

“quarterly retention rate” means one minus the quarterly churn rate;

“Second Merger” means the merger whereby SKGR (as the surviving entity of the First Merger) merged with and into Merger Sub II, with Merger Sub II being the surviving company and remaining as a wholly-owned subsidiary of Webull;

“SKGR” means SK Growth Opportunities Corporation, formerly a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

“SKGR Class A Ordinary Shares” means the Class A ordinary shares of SKGR, par value $0.0001 per share;

“SKGR Class B Ordinary Shares” means the Class B ordinary shares of SKGR, par value $0.0001 per share;

“SKGR IPO” means the initial public offering of SKGR that was consummated on June 23, 2022;

“SKGR Ordinary Shares” means the ordinary shares of SKGR, par value $0.0001 per share, consisting of SKGR Class A Ordinary Shares and SKGR Class B Ordinary Shares;

“SKGR Private Warrants” means the non-redeemable warrants sold to Auxo in the private placement consummated concurrently with the SKGR IPO, each entitling Auxo to purchase one SKGR Class A Ordinary Share on a cashless basis or at an exercise price of $11.50 per share, subject to adjustment;

v

“SKGR Public Warrants” means the redeemable warrants issued in the SKGR IPO, each entitling its holder to purchase one SKGR Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment;

“SKGR Shareholders” means the holders of SKGR Ordinary Shares;

“SKGR Warrants” means collectively, the SKGR Private Warrants and the SKGR Public Warrants;

“Webull” means Webull Corporation, a Cayman Islands exempted company;

“Webull Articles” means the fifth amended and restated memorandum and articles of association of Webull, which was adopted and became effective immediately prior to the effective time of the First Merger;

“Webull Class A Ordinary Shares” means the Class A ordinary shares of Webull, par value US$0.00001 per share, each entitling the holder thereof to one vote;

“Webull Class B Ordinary Shares” means the Class B ordinary shares of Webull, par value US$0.00001 per share, each entitling the holder thereof to 20 votes;

“Webull Financial” means Webull Financial LLC, a limited liability company incorporated under the laws of the State of Delaware;

“Webull Incentive Warrants” means, collectively, each redeemable warrant to purchase one Webull Class A Ordinary Share pursuant to the terms of the Incentive Warrant Agreement;

“Webull Ordinary Shares” means ordinary shares of Webull, par value US$0.00001 per share, consisting of Webull Class A Ordinary Shares and Webull Class B Ordinary Shares;

“Webull Private Warrants” means the warrants into which the SKGR Private Warrants converted at the effective time of the First Merger and which are otherwise identical to the Webull Public Warrants, except that, as long as they are held by Auxo, they are non-redeemable and may be exercised to purchase one Webull Class A Ordinary Share on a cashless basis;

“Webull Public Warrants” means the redeemable warrants into which the SKGR Public Warrants converted at the effective time of the First Merger, each entitling its holder to purchase one Webull Class A Ordinary Share at a price of US$11.50 per share, subject to adjustment, and any Webull Private Warrants that became Webull Public Warrants because they ceased to be held by Auxo;

“Webull Securities” means collectively, the Webull Class Ordinary Shares, the Webull Private Warrants, the Webull Public Warrants and the Webull Incentive Warrants;

“Webull Shareholders” means holders of Webull Ordinary Shares; and

“Webull Warrants” means, collectively, the Webull Private Warrants and the Webull Public Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipates,” “believes,” “continues,” “could,” “estimates,” “forecasts,” “intends,” “expects,” “may,” “plans,” “predicts,” “projects,” “proposes,” “seeks,” “should,” “targets” or “will” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts.

Such forward-looking statements are based on available current market information and the current expectations of the Company including beliefs and forecasts concerning future developments and the potential effects of such developments on the Company. Factors that may impact such forward-looking statements include:

●	the ability of the Company to capitalize on the anticipated benefits of the Business Combination, to grow and manage growth profitably, maintain relationships and deepen engagement with users, customers and suppliers, and retain its management and key employees;

●	the reliance of key functions of the Company’s business on third-parties and the risk that the Company’s platform and systems rely on software and applications that are highly technical and may contain undetected errors that could result in unexpected network interruptions. failures, security breaches, or computer virus attacks;

●	the risks associated with the Company’s global operations and continued global expansion, including, but not limited to, the risks related to complex or constantly evolving political or regulatory environments that may result in substantial costs or require adverse changes to the Company’s business practices;

●	the Company’s estimates of expenses, costs (including costs related to the Business Combination), of profitability or of other operational and financial metrics as well as the Company’s expectations regarding demand for and market acceptance of its products and service;

●	the Company’s reliance on trading related income, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices;

●	the Company’s exposure to fluctuations in interest rates, rapidly changing interest rate environments, volatile prices of securities and trading volumes;

●	the Company’s reliance on a limited number of market makers and liquidity providers to generate a large portion of its revenues, and the negative impact of the loss of any of those market makers or liquidity providers;

●	the effects of competition in the Company’s industry and the Company’s need to constantly innovate and invest in new markets, products, technologies or services to retain, attract and deepen engagement with users;

●	changes in international trade policies and trade disputes that could result in tariffs, taxes or other protectionist measures adversely affecting our business;

●	risks related to general political, economic and business conditions globally and in jurisdictions where the Company operates;

●	risk of further actions taken by various government bodies in the United States that have made the Company the subject of inquiries and investigations relating to concerns about our connections to China;

●	the risk that the failure to protect customer data and privacy or to prevent security breaches relating to the Company’s platform could result in economic loss, damage to its reputation, deter customers from using its products and services, and expose it to legal penalties and liability;

●	risks related to the Company’s need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures as well as to maintain capital levels required by regulators and self-regulatory organizations;

●	the ability to meet, or continue to meet, stock exchange listing standards;

●	the possibility of adverse developments in pending or new litigation and regulatory investigations;

●	risks related to the Company’s securities and its status as a foreign private issuer and the fact that the information the Company is required to file with or furnish to the U.S. Securities and Exchange Commission (the “SEC”) may be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers;

●	risks related to the offer and resale of securities pursuant to this prospectus, such as dilution from the issuance of additional Webull Class A Ordinary Shares upon exercise of the Webull Warrants or Webull Incentive Warrants, and increased volatility, or significant declines, in the price of our securities based on increased trading activity and the perception that sales of our securities may occur; and

●	the other risks and uncertainties included in this prospectus under “Risk Factors” or incorporated herein by reference to the section entitled “Item 3. Key Information — D. Risk Factors” of our 2024 Annual Report.

There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Undue reliance should not be placed upon any forward-looking statements made by the Company and any forward-looking statements made involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described above, under “Risk Factors” in this prospectus or incorporated herein by reference to the section entitled “Item 3. Key Information — D. Risk Factors” of our 2024 Annual Report. Reported results should not be considered an indication of future performance. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and incorporated by reference herein. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, the sections entitled “Item 3. Key Information — D. Risk Factors,” “Information On the Company” and “Operating and Financial Review and Prospects” in our 2024 Annual Report incorporated by reference in this prospectus and our consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus, before deciding to invest in our securities.

Who We Are

Webull is a leading digital investment platform built upon a next-generation global infrastructure. We strive to be the platform of choice for a new generation of investors by building an efficient, low-cost, and easy-to-use global investment platform. We distinguish ourselves from other investment service providers by offering a mobile-first user experience, a broad range of investment products and extensive functionality constructed to help our customers build wealth over time. We arm each customer with the tools they need to develop into what we refer to as an informed investor — one who understands the market and has the confidence to succeed as an investor. The Webull platform originally provided users free access to market data and analytical tools, but expanded to offer financial products when we launched brokerage services in the United States in May 2018. Since then, we have expanded to offer services in 14 markets across North America, Asia Pacific, Europe and Latin America, and today, the Webull App has been downloaded more than 50 million times and has over 23.3 million registered users globally.

Our goal is to make the tools, products, data, and analytics that have historically been accessible only to professional investors available to the retail investing community, and to deliver those tools through the retail investors’ preferred medium of trading — mobile. We built our platform to target the retail investor customer base. Legacy providers, despite having invested significantly in their technology, offer limited mobile functionality and are better suited for investors that prefer trading behind a computer. Digitally-native online investment platforms, meanwhile, provide a simplified mobile-based user experience but may not have the product depth or analytical tools to support informed investing.

Webull’s platform solves these pain points. We believe all investors, not just professional investors that can afford to pay for expensive subscriptions, should have access to advanced, real-time market data and news. We also recognize that investing decisions are based on insights and not information alone, so we provide tools to help users translate observations into actionable trade ideas. We also provide an open digital community fostering learning and the sharing of ideas, creating a virtual trading floor experience. Finally, we know today’s informed investors are not always trading from behind a desk, so we have enhanced the experience with a digital platform that fits elegantly on a mobile device, where customers can expertly research ideas, analyze data, execute trades and monitor their portfolios — the same as professional investors.

We believe Webull represents the future of retail investing and that we have differentiated ourselves from other offerings in the market. Our platform today is a venue where experienced and novice investors alike can develop the confidence and access the tools to grow their personal wealth. We offer the following features:

●	Mobile-First Interface and Competitive Pricing: We offer our brokerage services with competitive pricing in every market where we operate, including zero-commission trading on U.S. equities and options for United States clients and low trading commissions in markets outside the United States, via an intuitive mobile-first interface.

●	Product Depth: We provide a full suite of products tailored to the needs and preferences of both self-directed and passive investors. We support multiple asset classes, extended trading sessions, and global market access. We also developed wealth management offerings such as cash management, robo-advisor, and managed retirement accounts for those customers who prefer a more passive investment solution.

●	In-Depth Data and Analytic Tools: We provide wide-ranging, in-depth market data and advanced analytical tools that allow users to make informed investing decisions.

●	Connected Webull Community: Through our online Webull Community, we provide our users with a real-time direct connection to other investors, companies, and opinion leaders to facilitate learning, investing, and sharing.

●	Multi-Platform Interoperability: Webull offers seamless interoperability to clients investing via mobile, tablet, web-based, and desktop devices. Our platform allows users to consolidate watchlists, conduct analyses, place orders, and manage positions across devices using the same Webull account.

Our customers are generally working professionals in their 30’s with some prior experience in investing. As of December 31, 2024, approximately 38% of our customers had “good” or “extensive” investing experience, and approximately 39% had “limited” experience, as self-reported by customers with funded accounts. Regardless of experience, we allow anyone to create a free account on Webull and access the information and analytical tools that will help them develop their investing abilities and grow their wealth. Our customers are loyal as demonstrated by an approximately 98% quarterly retention rate in the fourth quarter of 2024. We think of our customers as long-term partners, because our success depends on theirs.

We launched our broker-dealer services in the United States in May 2018. We chose the United States as a launching point because of the depth and complexity of its capital markets and the magnitude of its opportunity. The United States also allows us to anchor our “global but localized” value proposition given the connectivity of the markets. Within approximately two and a half years of launch, we grew to over one million funded accounts and $100 billion in cumulative trading volume. We subsequently expanded into a number of global markets, including Canada, Hong Kong, Singapore, Australia, Japan, and the United Kingdom, and are preparing to launch our business in additional markets in Europe and Latin America. We currently hold eleven broker-dealer licenses, approvals and/or registrations across the United States, Canada, Asia Pacific, Europe, and Africa.

We principally generate revenue from our brokerage business in the United States through an industry-standard process called payment for order flow, or PFOF, whereby a brokerage firm receives payments for directing orders to different wholesale market makers and exchange partners for trade execution, rather than from brokerage commissions charged to customers. In markets outside of the United States, we typically charge commissions directly to our retail customers.

For more information on our business, our strength and strategies, our corporate structure, recent financial results, our directors and executive officers, material contracts, share ownership, related party transactions, please see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Business,” “Directors and Management,” “Material Contracts,” “Beneficial Ownership” in this prospectus. You may also refer to our 2024 Annual Report, which is incorporated into this prospectus by reference.

Corporate Information

The legal name of the Company is “Webull Corporation”. The Company was incorporated under the laws of the Cayman Islands on September 2, 2019. The address of the principal executive office of the Company is 200 Carillon Parkway, St. Petersburg, Florida 33716, and the telephone number of the Company is (917) 725-2448. Our registered offices are located at VISTRA (CAYMAN) LIMITED, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205 Cayman Islands. Our principal website is www.webullcorp.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or the registration statement of which it forms a part.

Emerging Growth Company

Webull is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, Webull is be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, an exemption from the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that our independent registered public accounting firm provide an attestation on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation. If some investors find Webull’s securities less attractive as a result, there may be a less active trading market for Webull’s securities and the prices of Webull’s securities may be more volatile.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, Webull has elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, Webull’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Webull will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing, (b) in which Webull has total annual gross revenue of at least US$1.235 billion, or (c) in which Webull is deemed to be a large accelerated filer, which means the market value of Webull’s common equity that is held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which Webull has issued more than US$1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

Webull is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, Webull is permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, Webull is not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors under Cayman Islands law.

As a foreign private issuer, we report under the Exchange Act as a non-U.S. company with foreign private issuer status – this means that we are, among others, subject to reduced and less timely disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

In addition, we currently rely on certain foreign private issuer exemptions from Nasdaq listing standards, including an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A) and certain phase-in exemptions with respect to compliance with the audit committee requirements set forth in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

As a result of the foregoing, Webull’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. In this prospectus and the documents incorporated by reference herein, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Controlled Company

By virtue of being a controlled company under Nasdaq listing rules, Webull may elect not to comply with certain Nasdaq corporate governance requirements, including that: a majority of board of directors must be independent directors; the compensation and nominating committees composed solely of independent directors; the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and director nominees selected or recommended to the board of directors for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

Webull intends to rely on all of the foregoing exemptions available to a “controlled company.” As a result, its shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus and the documents incorporated by reference herein. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus and the documents incorporated by reference herein before investing in our securities, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, the section entitled “Item 3. Key Information — D. Risk Factors” in our 2024 Annual Report incorporated by reference in this prospectus and our consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus.

Securities being registered for resale by the Selling Securityholder	Up to (a) 147,445,012 Webull Class A Ordinary Shares, (b) 6,792,000 Webull Private Warrants held by Auxo and purchased by Auxo at $1.00 per warrant from SKGR prior to the assumption of such warrants by Webull in connection with the Business Combination, and (c) 20,000,000 Webull Incentive Warrants issued for no consideration in connection with the Business Combination to certain Existing Webull Shareholders. The Webull Class A Ordinary Shares described in clause (a) of the prior sentence include (i) 101,752,608 Webull Class A Ordinary Shares held by the Existing Webull Shareholders following the consummation of the Business Combination and which represent a portion of the merger consideration received by such investors with an implicit pro forma value of $10.00 per share, (ii) up to 20,747,004 Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares, which are held by Water Castle Az Inc., an entity controlled by our founder Mr. Anquan Wang, following the Business Combination and which represent merger consideration received by our founder with an implicit pro forma value of $10.00 per share, (iii) 2,960,464 Webull Class A Ordinary Shares issued to the Initial SKGR Shareholders in connection with the Business Combination upon conversion of their SKGR Class B Ordinary Shares that were initially purchased by Auxo from SKGR at approximately $0.003 per share, (iv) 524,000 Webull Class A Ordinary Shares issued to Auxo in connection with the Business Combination upon conversion of SKGR Class A Ordinary Shares that were issued at $10.00 per share pursuant to certain convertible loans extended by Auxo to SKGR, (v) 1,429,686 Webull Class A Ordinary Shares that were issued to certain investors party to Non-Redemption Agreements and Additional Non-Redemption Agreements in connection with the consummation of the Business Combination upon conversion of SKGR Class B Ordinary Shares transferred to such investors by Auxo for no consideration, (vi) 25,000 Webull Class A Ordinary Shares issued to J.V.B. Financial Group, LLC, acting through CCM, upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo pursuant to a fee agreement with SKGR valuing such shares at $10.00 per share, (vii) 100,000 Webull Class A Ordinary Shares issued at a deemed $10.00 price per share to certain service providers of Webull and SKGR in satisfaction of certain of the fees and expenses incurred by such service providers, and (viii) 20,000,000 Webull Class A Ordinary Shares issuable to certain Existing Webull Shareholders upon exercise of the up to 20,000,000 Webull Incentive Warrants that were issued to them in connection with the Business Combination.

Offering prices for resales	The Selling Securityholders will determine when and how they will dispose of the Class A Ordinary Shares, Webull Private Warrants and Webull Incentive Warrants, the resale of which is being registered pursuant to the registration statement of which this prospectus forms a part.
Webull Ordinary shares issued outstanding prior to any exercise of Webull Warrants or Webull Incentive Warrants	461,551,242 Webull Ordinary Shares, including 82,988,016 Webull Class B Ordinary Shares.
Webull Class A Ordinary Shares offered by us upon exercise of Webull Warrants and Webull Incentive Warrants	Up to 17,271,990 Webull Class A Ordinary Shares issuable upon exercise of Webull Warrants (assuming no cashless exercise of any of the 6,792,000 Webull Private Warrants) and up to 20,913,089 Webull Class A Ordinary Shares issuable upon exercise of Webull Incentive Warrants.
Webull Ordinary Shares issued and outstanding assuming exercise of all Webull Warrants and Webull Incentive Warrants for cash	499,736,321 Webull Ordinary Shares. Does not reflect other potential sources of dilution following the date of this prospectus, such as shares issued pursuant to the Global Plan, subsequent equity offerings or offerings of convertible securities.
Terms of the Webull Warrants	Each Webull Warrants entitles the holder to purchase one Webull Class A Ordinary Share at a price of $11.50 per share, subject to adjustments. Our Webull Warrants expire on April 10, 2030 at 5:00 p.m., New York City time, or earlier upon redemption. This description is only a summary. The Webull Public Warrants are redeemable by us in certain circumstances. For more information on the Webull Warrants, see the section entitled “Description of Securities and Articles of Association.”
Terms of the Webull Incentive Warrants	Each Webull Inventive Warrants entitles the holder to purchase one Webull Class A Ordinary Share at an initial price of $10.00 per share, subject to adjustments. Our Webull Incentive Warrants expire on April 10, 2029 at 5:00 p.m., New York City time, or earlier upon redemption. This description is only a summary. The Webull Incentive Warrants are redeemable by us in certain circumstances. For more information on the Webull Incentive Warrants, see the section entitled “Description of Securities and Articles of Association.”
Use of proceeds	We will not receive any of the proceeds from the resale of the securities covered by this prospectus by the Selling Securityholders. We will only receive proceeds from the exercise of any Webull Warrants or Webull Incentive Warrants to the extent they are exercised. Up to 6,792,000 Webull Private Warrants may be exercised on a cashless basis, thereby limiting the amount of proceeds we may receive upon exercise of such warrants. See “Use of Proceeds.”

Voting rights	Each outstanding Webull Class A Ordinary Share is entitled to one vote on all matters submitted to a vote of shareholders. Each outstanding Webull Class B Ordinary Share, all of which are held by our founder Anquan Wang, is entitled to twenty votes on all matters submitted to a vote of shareholders.
Market for our securities	The Webull Class A Ordinary Shares, Webull Warrants and Incentive Warrants began trading on April 11, 2025 on Nasdaq under the symbols “BULL,” “BULLW” and “BULLZ,” respectively.
Dividend policy	We have never declared or paid cash dividends on our Webull Ordinary Shares. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future decisions regarding the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operation, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.
Risk factors

See the section entitled “Risk Factors” in this prospectus, the section entitled “Item 3. Key Information — D. Risk Factors” in our 2024 Annual Report incorporated by reference in this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information included or incorporated by reference in this prospectus before making an investment in our securities, including the section entitled “Item 3. Key Information — D. Risk Factors” in our 2024 Annual Report incorporated by reference in this prospectus. You should particularly review the risk factors under the subheading “—Risks Relating to Ownership of Securities of Webull” in the 2024 Annual Report, which we incorporate herein by reference. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our securities could decline and you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks facing our Company or investments worldwide described below and included or incorporated by reference elsewhere in this prospectus.

Risks Related to the Ownership of Our Ordinary Shares and this Offering

We are a “controlled company” and the interests of our controlling shareholder may conflict with ours or yours in the future.

As of the date of this prospectus, (i) the Existing Webull Shareholders owned approximately 98.71% of the issued and outstanding Webull Ordinary Shares, representing approximately 99.71% of Webull’s total voting power; (ii) shareholders of SKGR Class A Ordinary Shares owned approximately 0.51% of the issued and outstanding Webull Ordinary Shares, representing approximately 0.12% of Webull’s total voting power, and (iii) the Initial SKGR Shareholders owned approximately 0.75% of the issued and outstanding Webull Ordinary Shares, representing approximately 0.17% of Webull’s total voting power. The Webull Securities offered hereby represent a substantial portion of our issued and outstanding Webull Securities and our significant shareholders, including our founder Anquan Wang, will be able to sell their securities covered by this prospectus for so long as the registration statement of which this prospectus forms a part is available for use. In fact, the Webull Ordinary Shares offered for resale hereby represent approximately 27.6% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus (excluding any of the Webull Class A Ordinary Shares that still may be issued to certain of the Existing Webull Shareholders upon exercise of the 20,000,000 Webull Incentive Warrants they hold) and include 20,747,004 of the 82,988,016 Webull Ordinary Shares (assuming the conversion of Webull Class B Ordinary Shares into Webull Class A Ordinary Shares) held by our founder, Mr. Anquan Wang, 101,752,608 of the 372,610,987 Webull Class A Ordinary Shares held by our Existing Webull Shareholders, and all of the Webull Class A Ordinary Shares held by the Initial SKGR Shareholders and held by the investors party to the Non-Redemption Agreements and the Additional Non-Redemption Agreements, and that remain unsold as of the date of this prospectus. This resale prospectus also covers all of the 6,792,000 Webull Private Warrants held by Auxo and representing approximately 39.3% of the issued and outstanding Webull Warrants and 20,000,000 Webull Incentive Warrants held by certain of the Existing Webull Shareholders and representing approximately 95.6% of the issued and outstanding Webull Incentive Warrants. Please see the risk factor below entitled “—Future sales of our securities in the public market, or the perception that these sales might occur, could cause the market price of our securities to decline significantly” for a discussion of the significant negative impact that potential sales by our significant shareholders could have on the market price of our securities. For more information on resales of securities not covered by this prospectus or alternative resale options that the selling securityholders named herein may have, also see the section entitled “Securities Eligible For Future Sale.”

Moreover, as a result, upon the consummation of the Business Combination, Webull qualifies as a “controlled company” as defined under the corporate governance rules of the Nasdaq, because Mr. Anquan Wang, one of the founders of Webull, beneficially owns all of our issued and outstanding Webull Class B Ordinary Shares, or approximately 81.43% of the total voting power of all issued and outstanding Webull Ordinary Shares, immediately following the consummation of the Business Combination. For so long as Webull remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from Nasdaq corporate governance rules. As a foreign private issuer and a “controlled company,” Webull is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors; and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). Webull has decided to rely on all of the foregoing exemptions available to foreign private issuers and “controlled companies.” Accordingly, our shareholders do not have the same protection afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced. For more information, also see “Item 3. Key Information — D. Risk Factors—Risks Relating to Ownership of Securities of Webull—Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Webull Class A Ordinary Shares may consider beneficial” in the 2024 Annual Report, which is incorporated into this prospectus by reference.

Our founder will have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers. In particular, because of his voting power, our founder will be able to cause or prevent a change of control of our Company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your Webull Ordinary Shares as part of a sale of the Company and ultimately might affect the market price of your Webull Ordinary Shares.

Future sales of our securities in the public market, or the perception that these sales might occur, could cause the market price of our securities to decline significantly.

The securities offered for resale with this prospectus represent a substantial percentage of our total issued and outstanding securities and our public float (95.6% of the SKGR Class A Ordinary Shares that were issued in connection with the SKGR IPO exercised their right to redeem in connection with, or prior to, the Business Combination). In fact, the 127,445,012 Webull Ordinary Shares offered for resale pursuant to this prospectus represent approximately 27.6% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus (excluding any of the Webull Class A Ordinary Shares that still may be issued to certain of the Existing Webull Shareholders upon exercise of the 20,000,000 Webull Incentive Warrants they hold), the 6,792,000 Webull Private Warrants offered for resale pursuant to this prospectus represent approximately 39.3% of the issued and outstanding Webull Warrants, and the 20,000,000 Webull Incentive Warrants offered for resale pursuant to this prospectus represent approximately 95.6% of the issued and outstanding Webull Incentive Warrants. We do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part. Many of the Existing Webull Shareholders have substantial unrecognized gains on the value of the securities they hold (see below for more details), and therefore they may take steps to sell their securities or otherwise secure the unrecognized gains on those securities. The sale of all the securities being offered in this prospectus, or the perception that these sales could occur, could therefore result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale of additional securities. Moreover, despite a potential decline in the public trading price of our securities, the Selling Securityholders may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices of their securities and the public trading price of our securities. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. Some of the Selling Securityholders purchased or received their securities at prices considerably below the current market prices. For instance, (i) the 101,752,608 Webull Class A Ordinary Shares held by the Existing Webull Shareholders following the consummation of the Business Combination represent a portion of the merger consideration received by such investors with an implicit pro forma value of $10.00 per share, (ii) the 20,747,004 Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares, which are held by Water Castle Az Inc., an entity controlled by our founder Mr. Anquan Wang, represent merger consideration received by our founder with an implicit pro forma value of $10.00 per share, (iii) the 2,960,464 Webull Class A Ordinary Shares issued to the Initial SKGR Shareholders in connection with the Business Combination upon conversion of their SKGR Class B Ordinary Shares were initially purchased by Auxo from SKGR at approximately $0.003 per share, (iv) the 524,000 Webull Class A Ordinary Shares issued to Auxo in connection with the Business Combination upon conversion of SKGR Class A Ordinary Share were issued at $10.00 per share pursuant to certain convertible loans extended by Auxo to SKGR, (v) the 1,429,686 Webull Class A Ordinary Shares that were issued to certain investors party to Non-Redemption Agreements and Additional Non-Redemption Agreements upon conversion of SKGR Class B Ordinary Shares transferred to such investors by Auxo were received by such investors for no consideration, (vi) the 25,000 Webull Class A Ordinary Shares issued to J.V.B. Financial Group, LLC upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo pursuant to a fee agreement with SKGR valued the shares received by CCM at $10.00 per share, (vii) the 100,000 Webull Class A Ordinary Shares issued at a deemed $10.00 price per share to certain service providers of Webull and SKGR in satisfaction of certain of the fees and expenses incurred by such service providers, (viii) the 6,792,000 Webull Private Warrants held by Auxo were purchased by Auxo at $1.00 per warrant from SKGR prior to the assumption of such warrants by Webull in connection with the Business Combination, and (ix) the 20,000,000 Webull Incentive Warrants held by certain of the Existing Webull Shareholders were issued to such investors for no consideration in connection with the Business Combination.

Therefore, (A) based on the $15.45 closing price of the Webull Class A Ordinary Shares on April 28, 2025, upon the sale of the Webull Class A Ordinary Shares, (i) the Existing Webull Shareholders may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they hold, (ii) Mr. Anquan Wang may experience a potential profit of approximately $5.45 per Webull Class B Ordinary Share he decides to convert into Webull Class A Ordinary Shares, (iii) the Initial SKGR Shareholders may experience a potential profit of approximately $15.45 per Webull Class A Ordinary Share they hold upon conversion of their SKGR Class B Ordinary Shares, (iv) Auxo may experience a potential profit of approximately $5.45 per share it received upon conversion of its convertible loans, (v) the investors party to the Non-Redemption Agreements (as defined herein) and Additional Non-Redemption Agreements may experience a potential profit of approximately $15.45 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo for no consideration, (vi) CCM may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo pursuant to a fee agreement with SKGR, and (vii) the service providers receiving Webull Class A Ordinary Shares in satisfaction for certain of their fees and expenses may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they sell; (B) based on the $2.06 closing price of the Webull Warrants on April 28, 2025, Auxo may experience a potential profit of approximately $1.06 per Webull Private Warrant they sell; and (C) based on the $3.21 closing price of the Webull Incentive Warrants on April 28, 2025, the Existing Webull Shareholders may experience a potential profit of approximately $3.21 per Webull Incentive Warrant they sell.

The frequency of any resales covered by this prospectus could also cause the market price of our securities to decline or increase the volatility in the market price of our securities. Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. However, certain lock-up restrictions entered into in connection with the Business Combination will expire thirty days after the Closing Date (with respect to the Webull Private Warrants held by Auxo), one year after the Closing Date (with respect to the Webull Ordinary Shares held by the Initial SKGR Shareholders and certain non-redemption agreement investors) and one hundred eighty days after the Closing Date (with respect to Webull Ordinary Shares held by Existing Webull Shareholders). The lock-up restrictions described in the foregoing are subject to specified exceptions that may result in earlier transfers or releases of such securities. For instance, the release of Webull Class A Ordinary Shares from the transfer restrictions may occur if the Webull Class A Ordinary Shares trade above $12.00 (as the Webull Class A Ordinary shares do as of the date of this prospectus) for twenty (20) trading days within a thirty (30)-trading day period. The Webull Incentive Warrants held by the Existing Webull Shareholders and the Webull Class A Ordinary Shares received by CCM or by certain of our service providers in settlement of certain of their fees and expenses are not subject to any contractual transfer restrictions. For more information on securities eligible for future sale, including alternative resale options that the selling securityholders named herein may have in addition to resales covered by this prospectus, please also see the section entitled “Securities Eligible For Future Sale” in this prospectus.

Please also see the additional risk factors we disclose in the 2024 Annual Report that is incorporated herein by reference, including the risk factors under “Item 3. Key Information — D. Risk Factors —Risks Relating to Ownership of Securities of Webull—Webull Warrants and Incentive Warrants will become exercisable for Webull Class A Ordinary Shares, which would increase the number of Webull shares eligible for future resale in the public market and result in dilution to Webull shareholders. Further, the terms of the Webull Warrants or Webull Incentive Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Webull Warrants or Webull Incentive approve of such amendment. As a result, the exercise price of such warrants could be increased, the exercise period could be shortened and the number of shares of Webull Class A Ordinary Shares purchasable upon exercise of such warrants could be decreased, all without your approval.” “Item 3. Key Information — D. Risk Factors —Risks Relating to Ownership of Securities of Webull—We may redeem your unexpired Webull Warrants and Incentive Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Webull Warrants or Incentive Warrants worthless,” “Item 3. Key Information — D. Risk Factors —Risks Relating to Ownership of Securities of Webull—If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about Webull, its share price and trading volume could decline significantly,” “Item 3. Key Information — D. Risk Factors —Risks Relating to Ownership of Securities of Webull—Future resales of Webull Class A Ordinary Shares issued to Webull shareholders and other significant shareholders may cause the market price of the Webull Class A Ordinary Shares to drop significantly, even if Webull’s business is doing well. Future resales of the Webull Private Warrants or Webull Incentive Warrants may also cause the market price of the Webull Public Warrants or Webull Incentive Warrants to drop significantly, even if Webull’s business is doing well,” “Item 3. Key Information — D. Risk Factors—Risks Relating to Ownership of Securities of Webull—Holders of Webull Warrants will only be able to exercise their Webull Warrants on a “cashless basis” under certain circumstances, and if they do so, they will receive fewer Webull Class A Ordinary Shares from such exercise than if such warrants were exercised for cash,” “Item 3. Key Information— D. Risk Factors—Our issuance of additional share capital in connection with financings, acquisitions, investments, our equity incentive plan or otherwise will dilute all other shareholders,” “Item 3. Key Information — D. Risk Factors —Risks Relating to Ownership of Securities of Webull—The grant and future exercise of registration rights may adversely affect the market price of Webull Ordinary Shares upon consummation of the Business Combination” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—We may not be able to obtain additional capital when desired, on favorable terms or at all.”

If the price of our securities fluctuates after this offering, you could lose a significant part of your investment.

The market price of our securities may be influenced by many factors, some of which are beyond our control, including actual or anticipated variations in our operating results; the failure of financial analysts to cover our Company or changes in financial estimates by financial analysts, or any failure by us to meet or exceed any of these estimates or changes in the recommendations of any financial analysts that elect to follow our Company or our competitors; announcements by us or our competitors of significant contracts or acquisitions; technological innovations by us or our competitors; future sales of our securities and investor perceptions of us and the industries in which we operate. In addition, the stock market in general has experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. These broad market and industry factors may materially harm the market price of our securities, regardless of our operating performance. In the past, following periods of volatility in the market price of certain companies’ securities, securities class action litigation has been instituted against these companies. Such litigation, if instituted against us, could adversely affect our financial condition or results of operations.

USE OF PROCEEDS

We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in connection with the Business Combination and pursuant to the requirements of the Warrant Assignment Agreement and the Incentive Warrant Agreement, respectively. The Selling Securityholders identified herein will receive all net proceeds from the secondary offering of the securities of Webull held by them. Therefore, we will not receive any net proceeds from such secondary offerings and our total capitalization will not be impacted by such net proceeds received by the Selling Securityholders. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Assuming that none of the Webull Private Warrants are exercised on a cashless basis, we may potentially receive proceeds of up to approximately $407,758,775 upon exercise of the Webull Warrants, of which there are 17,271,990 issued and outstanding (including 6,792,000 Webull Private Warrants), and the Webull Incentive Warrants, of which there are 20,913,089 issued and outstanding. We believe that the likelihood that the holders of Webull Warrants and Webull Incentive Warrants will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of the Webull Class A Ordinary Shares. When the market price for the Webull Class A Ordinary Shares is less than $11.50 per share (the exercise price of the Webull Warrants, subject to adjustment) or less than $10.00 per share (the initial exercise price of the Incentive Warrants, subject to adjustment), such warrants would be “out of the money,” respectively, and it would be unlikely that such holders exercise their warrants. However, as of the date of this prospectus, the market price for the Webull Class A Ordinary Shares is above $11.50, which makes an exercise of the Webull Warrants or the Webull Incentive Warrants more likely. We will have broad discretion over the use of proceeds from the exercise of the Webull Warrants and the Webull Incentive Warrants and expect to use any proceeds from such exercise for general corporate purposes. There is no assurance that the holders of the Webull Warrants and Webull Incentive Warrants will elect to exercise any or all of such warrants. To the extent that any of Webull Warrants are exercised on a “cashless basis,” the amount of cash we would receive from their exercise will decrease. For more information on the “cashless” exercise feature of certain of our warrants, please see “Description of Securities and Articles of Association” in this prospectus and the information that is incorporated by reference into this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth Webull’s cash and cash equivalents, capitalization and indebtedness as of December 31, 2024.

Investors should read this table in conjunction with the section entitled “Operating and Financial Review and Prospects” in our 2024 Annual Report incorporated by reference in this prospectus, and our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus. The closing of the Business Combination happened subsequently to December 31, 2024 so investors should also consider the information included in the section “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus for more information on the pro forma column included in the table below. Our historical results do not necessarily indicate our expected results for any future periods.

As of December 31, 2024

	Historical	Pro Forma
Cash and cash equivalents
Cash and cash equivalents	$270,728,008	$271,264,369

Indebtedness
Unsecured promissory notes	$-	$100,000,000
Equity
Mezzanine equity	2,861,748,733	-
Class A ordinary share capital	13,931	37,433
Class B ordinary share capital	-	8,299
Additional paid in capital	-	2,754,966,039
Accumulated deficit	(2,241,066,624)	(2,241,066,624)
Accumulated other comprehensive loss	(15,195,946)	(15,195,946)
Noncontrolling interest	1,273,088	1,273,088
Total equity	$606,773,182	$500,022,289
Total capitalization	$606,773,182	$600,022,289

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For management’s explanation of factors that have materially affected Webull’s financial condition and results of operation for the historical periods covered by the Webull consolidated financial statements incorporated by reference into this prospectus, as permitted by General Instruction VI. of Form F-1, please see the section entitled “Item 5. Operating And Financial Review And Prospects” in the 2024 Annual Report, which is also incorporated by reference into this prospectus.

For more information on the consummation of the Business Combination, which occurred following the latest fiscal year-end for which audited financial statement are incorporated by reference into this prospectus, please refer to the Report on Form 6-K that Webull filed on April 14, 2025 with the SEC, which is incorporated by reference in this prospectus, and the information Webull included in the 2024 Annual Report under “Item 8. B. Significant Changes,” which is also incorporated by reference into this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus.

Introduction

The unaudited pro forma condensed combined financial information of Webull has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of Webull and SKGR adjusted to give effect to the business combination.

The unaudited pro forma condensed combined statement of financial position as of December 31, 2024 combines the historical audited consolidated statement of financial position of Webull with the historical audited balance sheet of SKGR as of December 31, 2024 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on December 31, 2024.

The unaudited pro forma combined statement of operations for the year ended December 31, 2024 combines the historical audited consolidated statement of operations and comprehensive loss of Webull for the year ended December 31, 2024 and the historical audited statement of operations of SKGR for the year ended December 31, 2024 on a pro forma basis as if the Business Combination had been consummated on January 1, 2024, the beginning of the latest annual period presented.

The unaudited pro forma combined financial information was derived from and should be read in conjunction with the following information and historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

●	Webull’s audited consolidated statement of financial position as of December 31, 2024 and its audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2024 (incorporated herein by reference to Webull’s consolidated financial statements appearing in Webull’s Annual Report on Form 20-F as filed with the SEC on April 25, 2025);

●	SKGR’s audited balance sheet as of December 31, 2024 and its audited statement of operations for the year ended December 31, 2024 as included within this prospectus;

●	information relating to the consummation of the Business Combination, which occurred following the latest fiscal year-end for which audited financial statements are incorporated by reference or included in this prospectus (please refer to the Report on Form 6-K that Webull filed on April 14, 2025 with the SEC, which is incorporated by reference in this prospectus, for more information).

Description of the Business Combination

Business Combination Agreement

On February 27, 2024, SK Growth Opportunities Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SKGR”), Webull Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Webull” or the “Company”), Feather Sound I Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of Webull (“Merger Sub I”) and Feather Sound II Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of Webull (“Merger Sub II,” collectively with Merger Sub I, the “Merger Subs” and each a “Merger Sub”) entered into a business combination agreement (the “Business Combination Agreement”).

The Business Combination Agreement and the Transactions (as defined below) were unanimously approved by the boards of directors of SKGR and Webull, and the consummation of the Transactions occurred on April 10, 2025, the Closing Date.

The Business Combination

In accordance with the terms and conditions of the Business Combination Agreement, (i) immediately prior to the effective time of the First Merger (as defined below) (the “First Merger Effective Time”), Webull effectuated the Company Capital Restructuring (as defined below), (ii) promptly following the Company Capital Restructuring and at the First Merger Effective Time, Merger Sub I merged with and into SKGR (the “First Merger”), with SKGR surviving the First Merger as a wholly-owned subsidiary of Webull (SKGR, as the surviving entity of the First Merger, is sometimes referred to herein as the “Surviving Entity”), and (iii) promptly following the First Merger and at the effective time of the Second Merger (as defined below) (the “Second Merger Effective Time”), the Surviving Entity merged with and into Merger Sub II (the “Second Merger,” together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of Webull (Merger Sub II, as the surviving entity of the Second Merger is sometimes referred to herein as the “Surviving Company”). The Company Capital Restructuring, the Mergers and each of the other transactions contemplated by the Business Combination Agreement or other transaction documents are collectively referred to as the “Transactions.”

Company capital restructuring

On the Closing Date, immediately prior to the First Merger Effective Time, the following actions occured and were effected:

i.	immediately prior to the Share Subdivision (as defined below), each preferred share of the Company issued and outstanding immediately prior to the First Merger Effective Time was converted into one ordinary share of the Company, par value $0.0001 per share (the “Pre-Subdivision Ordinary Share,” together with preferred shares of the Company, the “Pre-Subdivision Shares”) (the “Conversion”);

ii.	immediately following the Conversion, the fifth amended and restated memorandum and articles of association of Webull were adopted and became effective (the “Charter Amendment”);

iii.	immediately following the Conversion and the Charter Amendment, (A) each Pre-Subdivision Ordinary Share (excluding any Pre-Subdivision Ordinary Shares held by the holding vehicles controlled by founders of Webull (the “Webull Founder Holdcos”)) issued and outstanding immediately prior to the First Merger Effective Time was subdivided into a number of class A ordinary shares of the Company, par value $0.00001 per share (the “Webull Class A Ordinary Shares”) determined by multiplying each such Pre-Subdivision Ordinary Share by 3.3593 (the “Share Subdivision Factor”), and re-designated as Webull Class A Ordinary Shares; and (B) each Pre-Subdivision Ordinary Share issued and outstanding immediately prior to the First Merger Effective Time and held by the Webull Founder Holdcos was subdivided into a number of class B ordinary shares of the Company, par value $0.00001 per share (the “Webull Class B Ordinary Shares,” together with Webull Class A Ordinary Shares, the “Webull Ordinary Shares”) determined by multiplying each such Pre-Subdivision Ordinary Share by the Share Subdivision Factor, and re-designated as Webull Class B Ordinary Shares (the transactions contemplated by (A) and (B), collectively referred to herein as the “Share Subdivision”; the Conversion, the Charter Amendment and the Share Subdivision collectively referred to as the “Company Capital Restructuring”);

iv.	immediately following the Share Subdivision, each option to acquire Pre-Subdivision Shares granted under the 2021 Global Share Incentive Plan of the Company (the “Company Option”) that was outstanding as of the effective time of the Share Subdivision became an option to purchase Webull Ordinary Shares, exercisable for that number of Webull Ordinary Shares and at the per share exercise price, in each case as adjusted by the Share Subdivision Factor and otherwise subject to substantially the same terms and conditions as were applicable to such Company Option immediately before the effective time of the Share Subdivision (including expiration date and exercise provisions); and

v.	each restricted share unit of the Company granted under the 2021 Global Share Incentive Plan of the Company that was outstanding immediately prior to the Share Subdivision that may be settled in Pre-Subdivision Shares (the “Company RSU”) outstanding ceased to represent the right to acquire Pre-Subdivision Shares of the Company and was cancelled in exchange for a right to acquire a number of Webull Ordinary Shares as adjusted by the Share Subdivision Factor and otherwise subject to the same terms and conditions (including applicable vesting, vesting acceleration, expiration and forfeiture provisions) that applied to the corresponding Company RSU immediately prior to the Share Subdivision; and

vi.	restricted Pre-Subdivision Shares granted under the 2021 Global Share Incentive Plan of Webull (the “Company Restricted Shares”) that were issued and outstanding immediately prior to the First Merger Effective Time were subdivided into Webull Ordinary Shares subject to the same terms and conditions as were applicable to such Company Restricted Shares immediately prior to the First Merger Effective Time (including with respect to vesting and termination-related provisions).

Dual-class structure

After the Company Capital Restructuring, the issued and outstanding share capital of the Company consists of Webull Class A Ordinary Shares and Webull Class B Ordinary Shares. Mr. Anquan Wang, one of the founders of Webull, beneficially owns all of the issued Webull Class B Ordinary Shares. Holders of Webull Class A Ordinary Shares and Webull Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Webull Class A Ordinary Share is entitled to one (1) vote, and each Webull Class B Ordinary Share is entitled to twenty (20) votes. Webull Class B Ordinary Shares may be converted into the same number of Webull Class A Ordinary Shares by the holders thereof at any time, while Webull Class A Ordinary Shares cannot be converted into Webull Class B Ordinary Shares under any circumstances. With the exception for voting and conversion rights, Webull Class A and Class B Ordinary Shares are identical.

Issuance of SKGR Class A ordinary shares

Immediately prior to the First Merger Effective Time, each class B ordinary share of SKGR, par value $0.0001 per share (“SKGR Class B Ordinary Shares”) which Auxo Capital Managers LLC (the “Sponsor”) has agreed to be surrendered and cancelled pursuant to the Non-Redemption Agreements (as defined in the Business Combination Agreement) or the Sponsor Support Agreement (as described below) that were issued and outstanding were cancelled and ceased to exist, and SKGR issued such number of class A ordinary shares of SKGR, $0.0001 per share (“SKGR Class A Ordinary Shares”) to the SKGR Shareholders who were parties to the Non-Redemption Agreements in accordance with the terms of the Non-Redemption Agreements. Following the cancellation of SKGR Class B Ordinary Shares pursuant to the preceding sentence, and immediately prior to the First Merger Effective Time, each of SKGR Class B Ordinary Shares issued and outstanding and held by the Initial SKGR Shareholders automatically converted into one SKGR Class A Ordinary Share in accordance with the terms of the SKGR Articles and each SKGR Class B Ordinary Share no longer is issued and outstanding and was cancelled and ceased to exist.

Mergers

On the Closing Date, on the terms and subject to the conditions set forth in the Business Combination Agreement, by virtue of the Mergers and without any action on the part of SKGR, Webull, Merger Sub I, Merger Sub II or the holders of any of the following securities:

i.	each unit of SKGR (“SKGR Unit”), each consisting of one SKGR Class A Ordinary Share and one-half of a warrant to purchase one Class A ordinary share at a price of $11.50 per share (the “Public Warrants”), issued and outstanding immediately prior to the First Merger Effective Time was automatically detached and the holder thereof was deemed to hold one SKGR Class A Ordinary Share and one-half of a Public Warrant in accordance with the terms of the applicable SKGR Unit (the “Unit Separation”); provided that no fractional SKGR Warrants were issued in connection with the Unit Separation such that if a holder of SKGR Units would be entitled to receive a fractional SKGR Warrant upon the Unit Separation, the number of SKGR Warrants issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of SKGR Warrants;

ii.	immediately following the Unit Separation and the Company Capital Restructuring, each SKGR Class A Ordinary Share issued and outstanding immediately prior to the First Merger Effective Time (other than any SKGR Treasury Shares, Redeeming SKGR Shares and Dissenting SKGR Shares, in each case as defined in the Business Combination Agreement) was automatically cancelled and ceased to exist in exchange for the right to receive one newly issued Webull Class A Ordinary Share;

iii.	each warrant of SKGR (including the Public Warrants and private placement warrants held by the Sponsor, collectively referred to herein as “SKGR Warrants”) outstanding immediately prior to the First Merger Effective Time ceased to be a warrant with respect to SKGR Ordinary Shares and assumed by Webull and converted into a warrant to purchase one Webull Class A Ordinary Share (the “Webull Warrants”);

iv.	any SKGR Treasury Shares were automatically be cancelled and ceased to exist without any conversion thereof or payment or other consideration therefor;

v.	each Redeeming SKGR Share issued and outstanding immediately prior to the First Merger Effective Time was automatically cancelled and ceased to exist and thereafter represent only the right of the holder thereof to be paid a pro rata share of the aggregate amount payable in the Trust Account (as defined herein) with respect to all Redeeming SKGR Shares; and

vi.	each Dissenting SKGR Share issued and outstanding immediately prior to the First Merger Effective Time was automatically cancelled and ceased to exist and shall thereafter represent only the right to be paid the fair value of such Dissenting SKGR Share and such other rights pursuant to Section 238 of the Companies Act (As Revised) of the Cayman Islands.

In addition, on the Closing Date, upon the terms and subject to conditions of the Business Combination Agreement and the Incentive Warrant Agreement (as defined below), the Company issued to each SKGR Shareholder (other than the Initial SKGR Shareholders or any holder of SKGR Treasury Shares) one Incentive Warrant (as defined below) for each Non-Redeeming SKGR Share (as defined in the Business Combination Agreement) held by such SKGR Shareholder.

Warrant Assignment Agreement

Prior to the Closing, Webull, SKGR, and Continental Stock Transfer & Trust Company (the “Warrant Agent”) entered into a warrant assignment, assumption and amendment agreement (the “Warrant Assignment Agreement”), pursuant to which SKGR assigned to Webull, and Webull assumed, all of SKGR’s rights, interests and obligations under the Warrant Agreement dated June 23, 2022, by and between SKGR and the Warrant Agent (the “Existing Warrant Agreement”), and the terms and conditions of the Existing Warrant Agreement were amended and restated to, among other things, reflect the assumption of the SKGR Warrants by Webull as described therein.

Incentive Warrant Issuance

Prior to the Closing, Webull and the Warrant Agent entered into a warrant agreement (the “Incentive Warrant Agreement”), pursuant to which, in connection with the Mergers and on the Closing Date, Webull issued to (i) each SKGR Shareholder (other than the Initial SKGR Shareholders or any holder of SKGR Treasury Shares) one incentive warrant (the “Incentive Warrant”) to purchase one Webull Class A Ordinary Share at an initial price of $10.00 per share (subject to adjustment pursuant to the terms of the Incentive Warrant Agreement for capitalization, share dividends or split-up) for each Non-Redeeming SKGR Share held by such SKGR Shareholder, and (ii) certain shareholders of Webull, an aggregate of 20,000,000 Incentive Warrants. The Incentive Warrants will become exercisable thirty (30) days after the Closing Date and will expire on earliest to occur of: (x) at 5:00 p.m., New York City time on the date that is four (4) years after the Closing Date, (y) the liquidation of the Company, and (z) at 5:00 p.m., New York City time on the Redemption Date (as defined in the Incentive Warrant Agreement). The Incentive Warrant Agreement also includes provisions relating to redemption of the Incentive Warrants that are similar to those in the SKGR Public Warrants, amendments to the Incentive Warrant Agreement, and indemnification of the Warrant Agent by Webull under the Incentive Warrant Agreement.

Other Related Events or Agreements in Connection with the Business Combination

Amendment of 2021 Global Share Incentive Plan of Webull

Prior to the Closing, the 2021 Global Share Incentive Plan was amended so that its share reserve balance, prior to the application of the Share Subdivision Factor, was decreased from 14,754,941 to 13,217,137. After Closing, the 2021 Global Share Incentive Plan has a share reserve balance of 44,400,984 Webull Class A Ordinary Shares.

Ordinary Share Incentive Issuance

Prior to the Closing and the application of the Share Subdivision Factor, Webull issued 12,706,505 Class A Ordinary Shares to certain of its preferred shareholders (the “Ordinary Share Incentive Issuance”). After Closing, the Ordinary Share Incentive Issuance represents 42,685,593 Webull Class A Ordinary Shares.

Sponsor Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, SKGR, Webull and the Initial SKGR Shareholders have entered into a support agreement (as amended by Amendment to Sponsor Support Agreement, dated December 5, 2024, and as may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Sponsor Support Agreement”), pursuant to which, each Initial SKGR Shareholder agreed, among other things, (a) at any meeting of SKGR Shareholders called to seek the SKGR Shareholders’ Approval or SKGR Shareholder Extension Approval (as defined in the Business Combination Agreement), or in connection with any written consent of SKGR Shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement and the Transactions, such Initial SKGR Shareholder (i) agreed to, if a meeting is held, appear at such meeting or otherwise cause the SKGR Class B Ordinary Shares held by such Initial SKGR Shareholder to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted the SKGR Class B Ordinary Shares held by such Initial SKGR Shareholder in favor of the SKGR Shareholders’ Approval or the SKGR Shareholder Extension Approval; and (b) subject to the exceptions set forth in the Sponsor Support Agreement, agreed to become subject to certain transfer restrictions with respect to (i) any Webull Ordinary Shares held by each Initial SKGR Shareholder immediately after the First Merger Effective Time during a period of twelve (12)-months from and after the Closing Date, (ii) Webull Warrants or Class A Ordinary Shares underlying such warrants held by each Initial SKGR Shareholder immediately after the First Merger Effective Time until thirty (30) days after the Closing Date.

Sponsor forfeited for no consideration 1,000,000 SKGR Class B Ordinary Shares held by Sponsor in connection with the execution of additional Non-Redemption Agreements following the date of the Business Combination Agreement and the Sponsor Support Agreement. In addition, on the terms and subject to the conditions of the Sponsor Support Agreement, Webull agreed to indemnify Sponsor and each other Initial SKGR Shareholder for any U.S. federal (and applicable U.S. state and U.S. local) income taxes, together with any interests and penalties (the “Indemnifiable Amounts”) payable by Sponsor or the other Initial SKGR Shareholders, as applicable, solely arising from or attributable to the failure of the Mergers to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) or as an exchange described in Section 351 of the Code, provided, however, that the Company shall not have any liability in respect of any Indemnifiable Amounts to the extent that the aggregate amount of such Indemnifiable Amounts exceeds $5,000,000.

Share Issuance to Service Providers

Subsequent to the Closing Date, Webull issued 100,000 Webull Class A Ordinary Shares issued at a deemed $10.00 price per share to certain service providers of Webull and SKGR in satisfaction of certain of the fees and expenses incurred by such service providers.

Preferred Share Repurchase

Immediately preceding the capital restructuring that occurred pursuant to the Business Combination Agreement at Closing, Webull repurchased 3,017,119 shares of Series D convertible redeemable preferred shares from certain preferred shareholders in exchange for unsecured promissory notes with an aggregate principal amount of $100,000,000. The promissory notes mature on April 9, 2027 and their principal balance may be paid in whole or in part prior to maturity. The promissory notes require quarterly interest payments in arrears based on the Federal Reserve’s Daily Secured Overnight Financing Rate plus a spread of 1% for the first year and 4% for the second year the promissory notes are outstanding.

Accounting Treatment of the Business Combination

Webull is both the “legal” and “accounting” acquirer and SKGR is the “acquired” company. SKGR does not meet the U.S. GAAP definition of a business as its net assets are predominately cash and investments held in a Trust Account for the sole purpose of effectuating a business combination transaction. As such, Webull has determined the Business Combination is a reorganization and recapitalization transaction as Webull is effectively issuing its Ordinary Shares and other securities for the cash and investments held in in the Trust Account at the Closing.

The determination of Webull as the “legal” and “accounting” acquirer was based on evaluation of the following facts and circumstances:

●	SKGR’s corporate existence ceased upon the completion of its merger with Feather Sound II Inc., with Feather Sound II Inc. becoming a wholly-owned subsidiary of Webull;

●	Webull’s shareholders hold a majority of the voting power of the combined company under both the no redemption and 100% redemption scenarios;

●	Webull’s operations is the sole ongoing operations of the combined company;

●	Webull’s shareholders have the ability to nominate the majority of the members of the board of directors of the combined company; and

●	Webull’s senior management comprises the senior management of the combined company.

Moreover, we have made a preliminary accounting assessment of (1) the Public Warrants and Private Placement Warrants that we have assumed and (2) the Incentive Warrants that were issued in connection with the Business Combination and believe these warrants will qualify for equity accounting treatment. Consequently, these warrants have been presented using equity classification within the unaudited pro forma condensed combined statement of financial position as of December 31, 2024.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Webull upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes.

The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination are expected to be used for general corporate purposes. The unaudited pro forma combined financial information does not purport to project the future operating results or financial position of Webull following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial information and are subject to change as additional information becomes available and analyses are performed. Webull and SKGR have not had any historical operational relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Pursuant to the pre-Business Combination closing certificate of incorporation, SKGR’s public shareholders had the ability to elect to redeem their public shares for cash even if they approve the Business Combination. The unaudited pro forma combined financial information reflects the actual redemption of 8,810,871 shares of SKGR Class A ordinary shares for cash of $103,624,007.

WEBULL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

AS OF DECEMBER 31, 2024

			Transaction
	Webull	SKGR	Accounting	Adjustment	Pro Forma
	(Historical)	(Historical)	Adjustments	Notes	Combined
Assets
Cash and cash equivalents	$270,728,008	$169,659	$10,727,814	A	$271,264,369
			(852,077)	B
			(7,789,035)	C
			(1,720,000)	D
Cash and cash equivalents segregated under federal and foreign requirements	939,232,153	-	-		939,232,153
Receivables from brokers, dealers, and clearing organizations	262,093,040	-	-		262,093,040
Receivables from customers, net	301,107,428	-	-		301,107,428
Prepaid expenses and other current assets	50,344,836	16,613	(7,603,867)	E	42,757,582
Customer-held fractional shares	108,252,531	-	-		108,252,531
Total current assets	1,931,757,996	186,272	(7,237,165)		1,924,707,103

Investments held in Trust Account	-	112,683,509	1,668,312	F	-
			(103,624,007)	G
			(10,727,814)	A
Right-of-use assets	66,293,751	-	-		66,293,751
Property and equipment, net	33,629,770	-	-		33,629,770
Intangible assets, net	19,415,963	-	-		19,415,963
Goodwill	5,197,438	-	-		5,197,438
Deferred tax assets	12,374,499	-	-		12,374,499
Total non-current assets	136,911,421	112,683,509	(112,683,509)		136,911,421
Total assets	$2,068,669,417	$112,869,781	$(119,920,674)		$2,061,618,524

Liabilities, mezzanine equity, and shareholders (deficit) equity
Payables due to customers	$1,378,625,130	$-	$-		$1,378,625,130
Payables due to brokers, dealers, and clearing organizations	1,490,537	-	-		1,490,537
Lease liabilities - current portion	4,969,959	-	-		4,969,959
Accrued expenses and other current liabilities	61,079,799	2,005,952	(2,305,952)	H	60,779,799
Advances from Webull		1,383,537	(1,383,537)	I	-
Sponsor note	-	1,720,000	(1,720,000)	D	-
Overfunding loan	-	5,240,000	(5,240,000)	J	-
Total current liabilities	1,446,165,425	10,349,489	(10,649,489)		1,445,865,425

Deferred underwriting and advisory fees	-	7,336,000	(7,336,000)	K	-
Promissory notes	-	-	100,000,000	L	100,000,000
Lease liabilities - non-current portion	10,438,555	-	-		10,438,555
Deferred tax liabilities	5,292,255	-	-		5,292,255
Total non-current liabilities	15,730,810	7,336,000	92,664,000		115,730,810
Total liabilities	1,461,896,235	17,685,489	82,014,511		1,561,596,235

Class A ordinary shares subject to possible redemption	-	112,583,509	(103,624,007)	M	-
			(8,959,502)	X
Convertible redeemable preferred shares	2,861,748,733	-	(100,000,000)	L	-
			(2,761,748,733)	N	-
Total mezzanine equity	2,861,748,733	112,583,509	(2,974,332,242)		-

Preferred shares	-	-	-		-
Class A ordinary shares	13,931	-	10	T	37,433
			4,269	U
			26,938	Q

			(8,299)	P
			424	O
			52	J
			108	S

Class B ordinary shares	-	524	(424)	O	8,299
			(100)	R
			8,299	P

Additional paid-in-capital	-		2,761,748,733	N	2,754,966,039
			8,959,502	X
			(6,220,330)	E, I
			(5,783,083)	Y
			-	Z
			(552,077)	AA
			1,668,312	F
			(17,399,741)	V
			(31,225)	W
			7,336,000	K
			5,240,000	J
			(52)	J

Accumulated deficit	(2,241,066,624)	(17,399,741)	17,399,741	V	(2,241,066,624)

Accumulated other comprehensive loss	(15,195,946)	-	-		(15,195,946)
Total shareholders’ (deficit) equity	(2,256,248,639)	(17,399,217)	2,772,397,057		498,749,201
Noncontrolling interest	1,273,088	-	-		1,273,088
Total (deficit) equity	(2,254,975,551)	(17,399,217)	2,772,397,057		500,022,289

Total liabilities, mezzanine equity and total (deficit) equity	$2,068,669,417	$112,869,781	$(119,920,674)		$2,061,618,524

WEBULL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

			Transaction
	Webull	SKGR	Accounting	Adjustment	Pro Forma
	(Historical)	(Historical)	Adjustments	Notes	Combined
Revenues
Equity and option order flow rebates	$197,069,562	$-	$-		$197,069,562
Interest related income	130,451,877	-			130,451,877
Handling charge income	49,044,700	-			49,044,700
Other revenues	13,663,533	-			13,663,533
Total revenues	390,229,672	-	-		390,229,672
Operating expenses
Brokerage and transaction	79,306,618	-	-		79,306,618
Technology and development	63,840,463	-	-		63,840,463
Marketing and branding	138,721,231	-	-		138,721,231
General and administrative	122,714,628	2,437,346	-		125,151,974
Total operating expenses	404,582,940	2,437,346	-		407,020,286
Other (income) expense, net	(2,302,693)	(5,605,739)	5,605,739	AB	3,845,747
			6,148,440	AC
(Loss) income from continuing operations, before income taxes	(12,050,575)	3,168,393	(11,754,179)		(20,636,361)
Provision for income taxes	13,823,355	-	-		13,823,355
(Loss) income from continuing operations, net of tax	(25,873,930)	3,168,393	(11,754,179)		(34,459,716)
Less loss from continuing operations attributable to noncontrolling interest	(488,504)	-	-		(488,504)
(Loss) income from continuing operations attributable to the Company	(25,385,426)	3,168,393	(11,754,179)		(33,971,212)
Preferred shares redemption value accretion	(495,088,038)	-	495,088,038	AD	-
Preferred share dividend	-	-	(504,655,930)	AE	(504,655,930)
(Loss) income from continuing operations attributable to ordinary shareholders	$(520,473,464)	$3,168,393	$(21,322,071)		$(538,627,142)

Loss per share from continuing operations attributable to ordinary shareholders
Basic	$(3.75)				$(1.18)
Diluted	$(3.75)				$(1.18)
Weighted-average shares outstanding
Basic	138,828,900				457,326,825
Diluted	138,828,900				457,326,825

Basic and diluted weighted average shares outstanding, Class A ordinary shares		9,971,709
Basic and diluted net income per share, Class A ordinary shares		$0.21
Basic and diluted weighted average shares outstanding, Class B ordinary shares		5,240,000
Basic and diluted net income per share, Class B ordinary shares		$0.21

The following summarizes the pro forma Webull Ordinary Shares issued and outstanding immediately after the Business Combination:

	Class A	Class B
	Ordinary	Ordinary
Shareholders	Shares	Shares(6)	Equity %
SKGR shareholders (1)(2)(3)	2,367,775	-	0.52%
Sponsor and certain affiliates (4)	3,484,464	-	0.76%
Webull shareholders (5)	368,486,570	82,988,016	98.72%
Total	374,338,809	82,988,016	100.00%

Notes:

(1)	Represents the issuance of 2,342,775 Webull Class A Ordinary Shares to non-redeeming SKGR Class A Ordinary shareholders and 25,000 shares issued to an advisor of SKGR.
(2)	Includes 1,279,536 of Sponsor shares transferred to certain SKGR Class A Ordinary shareholders pursuant to a non-redemption agreement entered into in December 2023.
(3)	Includes the issuance of 150,150 Webull Class A Ordinary Shares as an incentive in connection with a 2024 share reversal agreement.
(4)	Represents 3,394,464 Webull Class A Ordinary Shares issued to Sponsor and 90,000 Webull Class A Ordinary Shares issued to SKGR independent directors.
(5)	Includes (i) the issuance of 269,379,710 Webull Class A Ordinary Shares in connection with the conversion of Webull’s convertible redeemable preferred shares and (ii) includes the issuance of 42,685,593 of Webull Class A Ordinary Shares to certain of Webull’s preferred shareholders as incentive.
(6)	Represents Mr. Anquan Wang’s historical Class A Ordinary Shares converted into Webull Class B Ordinary Shares, after the application of the share subdivision factor.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information of Webull has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of Webull and SKGR adjusted to give effect to the business combination.

Webull is both the “legal” and “accounting” acquirer and SKGR is the “acquired” company. SKGR does not meet the U.S. GAAP definition of a business as its net assets are predominately cash and investments held in a Trust Account for the sole purpose of effectuating a business combination transaction. Accordingly, Webull determined the Business Combination is a reorganization and recapitalization transaction as Webull is effectively issuing its Ordinary Shares and other securities for the cash and investments held in in the Trust Account at the Closing.

The determination of Webull as the “legal” and “accounting” acquirer was based on evaluation of the following facts and circumstances:

●	SKGR’s corporate existence ceased upon the completion of its merger with Feather Sound II Inc., with Feather Sound II Inc. becoming a wholly-owned subsidiary of Webull;

●	Webull’s shareholders hold a majority of the voting power of the combined company under both the no redemption and 100% redemption scenarios;

●	Webull’s operations are the sole ongoing operations of the combined company;

●	Webull’s shareholders have the ability to nominate the majority of the members of the board of directors of the combined company; and

●	Webull’s senior management comprises the senior management of the combined company.

Moreover, we have made a preliminary accounting assessment of (1) the Public Warrants and Private Placement Warrants that we have assumed and (2) the Incentive Warrants that were issued in connection with the Business Combination and believe these warrants will qualify for equity accounting treatment. Consequently, these warrants have been presented using equity classification within the unaudited pro forma condensed combined statement of financial position as of December 31, 2024.

The unaudited pro forma condensed combined statement of financial position as of December 31, 2024 combines the historical unaudited condensed consolidated statement of financial position of Webull with the historical unaudited balance sheet of SKGR as of December 31, 2024 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on December 31, 2024.

The unaudited pro forma combined statement of operations for the year ended December 31, 2024 combines the historical audited consolidated statement of operations and comprehensive income of Webull and the historical audited statement of operations of SKGR for the year ended December 31, 2024 on a pro forma basis as if the Business Combination had been consummated on January 1, 2024, the beginning of the latest annual period presented. The unaudited pro forma combined financial information was derived from and should be read in conjunction with the following information and historical financial statements and the accompanying notes, which are included elsewhere in this Report:

●	Webull’s audited consolidated statement of financial position as of December 31, 2024 and its audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2024 (incorporated herein by reference to Webull’s consolidated financial statements appearing in Webull’s Annual Report on Form 20-F as filed with the SEC on April 25, 2025);

●	SKGR’s audited balance sheet as of December 31, 2024 and its audited statement of operations for the year ended December 31, 2024 as included within this prospectus;

●	information relating to the consummation of the Business Combination, which occurred following the latest fiscal year-end for which audited financial statements are incorporated by reference or included in this prospectus (please refer to the Report on Form 6-K that Webull filed on April 14, 2025 with the SEC, which is incorporated by reference in this prospectus, for more information).

Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet:

A	Reflects the reclassification of cash and cash equivalents from the Trust Account that is available for use post Closing.

B	Reflects certain professional fees incurred by Webull and settled at Closing. These costs are accounted for as equity issuance costs.

C	Reflects the settlement of professional fees incurred by SKGR.

D	Represents the settlement of Sponsor’s historical working capital loans at Closing.

E	Reflects the reclassification of Webull’s historical capitalized deferred equity offering costs included within prepaid expenses as a reduction to paid in capital at Closing.

F	Represents investment income on Trust Account assets subsequent to December 31, 2024.

G	Represents 8,819,871 SKGR shareholders who elected to redeem their shares at Closing.

H	Represents the reduction in SKGR’s accrued expenses of $2,305,952 and the reduction in Webull accrued expenses of $300,000 after payment of accrued professional fees at Closing.

I	Represents advances made by Webull to SKGR to fund certain SKGR expenses and to fund the Trust with a monthly incentive payment. This balance is offset with deferred equity offering costs within paid in capital at Closing.

J	Represents the conversion of the Sponsor’s Overfunding Loan balance into 524,000 Class A Ordinary Shares at closing. The par value associated with the shares issued in connection with the Sponsor’s Overfunding Loan was reclassed from additional paid-in-capital.

K	Represents the effect of underwriters’ waiver of historical deferred underwriting fees.

L	Reflects promissory notes with an aggregate principal balance of $100,000,000 issued in connection with the Company’s repurchase of 3,017,119 Series D Preferred Shares from certain shareholders at Closing.

M	Represents (i) the redemption of 8,819,871 SKGR shares for Trust proceeds and (ii) the conversion of 913,089 non-redeeming SKGR’s Class A Ordinary Shares into Webull’s Class A Ordinary shares at Closing.

N	Reflects the conversion of Webull’s convertible redeemable preferred shares into 269,379,710 Class A Ordinary Shares at Closing.

O	Reflects the conversion of 4,240,000 SKGR Class B Ordinary Shares into Webull Class A Ordinary shares at Closing.

P	Represents the par value decrease as a result of converting 24,703,596 Class A Ordinary shares held by our Webull Founder to 82,988,016 Class B Ordinary Shares at Closing.

Q	Represents the par value increase as a result of issuing 269,379,710 Class A Ordinary Shares to holders of Webull’s convertible redeemable preferred shares at Closing.

R	Represents the Sponsor’s forfeiture of 1,000,000 Class B Ordinary Shares.

S	Represents an incremental 1,088,239 Class A Ordinary Shares issued to SKGR shareholders at Closing

T	Represents the par value increase from issuing 100,000 incremental Class A Ordinary shares issued as payment for certain deferred equity offering costs. Other than this issuance, the Ordinary Share Incentive Issuance, and the conversion of Webull’s historical preferred shares, no other Class A ordinary capital adjustment is required to reflect the incremental share issuance resulting from the application of the Share Subdivision Factor share to other historical Webull Class A Ordinary shareholders as Webull’s historical financial statements retroactively present the effects of the Business Combination’s Share Subdivision Factor as a stock split on its December 31, 2024 outstanding share balance.

U	Represents the par value increase from issuing 42,685,593 Webull Class A Ordinary shares in connection with the Ordinary Share Incentive Issuance. The Company determined this issuance is representative of a dividend. The Company is expected to have an accumulated deficit at Closing; and, thus, the dividend will be recorded as a reduction to additional paid-in capital. The increase to additional paid-in capital from the fair value of the dividend will offset the recording of the dividend.

V	Reflects the reclassification of SKGR’s historical accumulated deficit to additional paid-in-capital.

W	Represents the net reclassification of additional-paid-in capital to par value for the Class A and Class B Ordinary Shares issued at Closing.

X	Represents the additional paid-in capital recorded from the issuance of Webull Ordinary Shares to the SKGR non-redeeming shareholders, the Incentive Warrants and the assumption of SKGR’s outstanding warrants in connection with the recapitalization transaction. Since all financial instruments have been classified as equity instruments and presented as such in the statement of financial position, an allocation of Trust Fund proceeds based upon relative fair value was not deemed necessary.

Y	Reflects the incremental SKGR professional fees that are not included within SKGR’s historical financial statements and were paid in connection with the Business Combination at Closing.

Z	The Company determined the issuance of 20,000,000 Incentive Warrants to certain Webull preferred shareholders is representative of a dividend. The Company is expected to have an accumulated deficit at Closing; and, thus, the dividend will be recorded as a reduction to additional paid-in capital. The increase to additional paid-in capital from the issuance of the 20,000,000 Incentive Warrants will offset the recording of the dividend.

AA	Reflects the incremental Webull transaction costs incurred subsequent to December 31, 2024 that were paid at Closing.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income:

AB	Represents the elimination of SKGR’s investment income related to the investments held in its Trust Account.

AC	Represents interest on promissory notes issued in connection with Webull’s repurchase of 3,017,119 Series D convertible redeemable preferred shares from certain Webull shareholders at Closing. The aggregate principal balance of the notes is $100,000,000 and the estimated interest rate used for the year ended December 31, 2024 was 6.15%. The estimated rates were calculated using the average of the Federal Reserve’s Daily Secured Overnight Financing Rate for the period and then adding a spread. The spread used for the year ended December 31, 2024 was 1%.

AD	Represents the elimination of changes in the value of Webull’s convertible redeemable preferred shares. Webull’s convertible redeemable preferred shares are assumed to be converted into Class A Ordinary Shares as of January 1, 2024 for pro forma financial statement purposes as this is the most recent annual period presented in this Report.

AE	Represents the sum of (i) the estimated value of the dividend in connection with the Ordinary Share Incentive Issuance and (ii) the estimated value of the dividend in connection with the Incentive Warrants that were issued to certain Webull preferred shareholders at Closing. The total estimated value of the Ordinary Share Incentive Issuance was $426,855,930, which was based upon a deemed value of $10 per share. The total estimated value of the Incentive Warrants was $77,800,000, which was based upon a fair value of $3.89 per warrant. The fair value of the Incentive Warrants was estimated using a Monte Carlo simulation model and inputs as of December 31, 2024. The fair value of the Incentive Warrants may be materially different on the Closing date of the Business Combination.

Note 3 — Pro forma Share and Earning per Share Information

After Closing, Webull’s outstanding ordinary shares consist of two classes of ordinary shares, Class A and Class B. For pro forma earnings presentation, these classes of ordinary shares have been combined as they have identical rights and privileges, with the exception of voting rights. The pro forma earnings per share calculation represents the loss per share from continuing operations attributable to ordinary shareholder calculated using the pro forma basic and diluted weighted average shares outstanding of Webull as a result of the pro forma adjustments to reflect the Business Combination as occurring on January 1, 2024. The calculation of pro forma weighted average shares outstanding for basic and diluted income from continuing operations attributable to ordinary shareholders per share reflects (1) Webull’s historical Class A Ordinary Shares, excluding Mr. Anquan Wang’s Class A Ordinary Shares, after application of the share subdivision factor; (2)  Mr. Anquan Wang’s historical Class A Ordinary Shares converted into Webull Class B Ordinary Shares, after application of the share subdivision factor, (3) conversion of Webull historical convertible preferred shares in to Webull Ordinary Class A Shares, after application of the share subdivision factor, (4) the issuance of Webull Ordinary Class A Shares to SKGR historical shareholders, (5) issuance of Webull Class A Ordinary Shares to Sponsor with respect to the conversion of Overfunding Loans, and (6) the Business Combination occurring on January 1, 2024, the beginning of the most recent annual period presented within Webull’s consolidated financial statements appearing in Webull’s Annual Report on Form 20-F as filed with the SEC on April 25, 2025 and incorporate by reference within this prospectus.

The following presents the pro forma weighted average number of outstanding Webull ordinary shares as a result of pro forma adjustments for the year ended December 31, 2024:

Numerator:
Loss per share from continuing operations attributable to ordinary shareholders	$(538,627,142)
Denominator:
SKGR public shareholders	2,367,775
Sponsor and certain affiliates	3,484,464
Webull shareholders	451,474,586
Weighted average shares outstanding - basic	457,326,825
Dilutive effect of Webull Options, RSUs and RSAs	-
Weighted average shares outstanding - diluted	457,326,825

Loss per share from continuing operations attributable to ordinary shareholders - basic	$(1.18)
Loss per share from continuing operations attributable to ordinary shareholders - diluted	$(1.18)

The following outstanding ordinary share equivalents were excluded from the computation of pro forma diluted income from continuing operations per share for the period and scenarios presented because including them would have had an anti-dilutive effect:

For the Year Ended December 31, 2024
SKGR public warrants	10,479,990
SKGR private placement warrants	6,792,000
Incentive warrants issued to non-redeeming SKGR shareholders	913,089
Incentive warrants issued to certain Webull shareholders	20,000,000
Webull Options, RSUs and RSAs	41,480,619
Total	79,665,698

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future decisions regarding the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operation, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

DILUTION

No dilution will be created by any resale of Webull Incentive Warrants or Webull Private Warrants pursuant to this prospectus. Similarly, 127,445,012 Webull Class A Ordinary Shares (assuming the conversion of 20,747,004 Webull Class B Ordinary Shares into Webull Class A Ordinary Shares) of the 147,445,012 being registered for a potential resale and covered by this prospectus were already issued and outstanding prior to this offering. While secondary sales of such Webull Class A Ordinary Shares will not have a dilutive effect on our shareholders, the potential issuance of up to 38,185,079 additional Webull Class A Ordinary Shares upon exercise of the Webull Warrants (assuming none of the Webull Private Warrants are exercised on cashless basis) and the Webull Incentive Warrants, could have a dilutive impact on our shareholders.

Dilution results from the fact that the per share offering price of the Webull Class A Ordinary Shares is substantially in excess of the net tangible book value attributable to the existing shareholders. Net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill and other intangible assets. Net tangible book value per Webull Ordinary Share represents net tangible book value attributable to Webull Ordinary Shares divided by 461,551,242, the total number of our Webull Ordinary Shares outstanding as of the Closing Date. As of the Closing Date, we had a pro forma net tangible book value of approximately $409.1 million, corresponding to a net tangible book value of approximately $0.89 per ordinary share. After assuming (i) the exercise of 17,271,990 Webull Warrants with an exercise price of $11.50, (ii) the exercise of 20,913,089 Webull Incentive Warrants with an exercise price of $10.00, and (iii) the receipt of $407.8 million in proceeds from the exercise of Webull Warrants and Webull Incentive Warrants, our pro forma as adjusted net tangible book value as of December 31, 2024 would be approximately $816.9 million or $1.77 per share. This represents an immediate dilution in net tangible book value of $9.73 per Webull Ordinary Shares to new investors purchasing such Webull Class A Ordinary Shares upon exercise of the Webull Warrants or $8.23 per Webull Ordinary Shares to new investor purchase such Webull Class A Ordinary Shares upon the exercise of the Webull Incentive Warrants. Dilution for this purpose represents the difference between the price per ordinary share paid by these new investors and the pro forma net tangible book value per ordinary share as of December 31, 2024. For more information related to the foregoing, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The following table illustrates this dilution to new investors purchasing ordinary shares in the offering.

		Webull Warrants	Webull Incentive Warrants
Exercise price		$11.50	$10.00
Historical net tangible book value per share as of December 31, 2024	$1.12
Pro forma net tangible book value per share	$0.89
Increase in pro forma net tangible book value per share attributable to this offering	$0.88
Pro forma, as adjusted net tangible book value per share after this offering		$1.77	$1.77
Dilution in net tangible book value per share to new investors in this offering		$9.73	$8.23

The dilution information discussed above is illustrative only and, given the latest balance sheet date being included in this prospectus is December 31, 2024, which is prior to the closing of the Business Combination, such information is also based on the pro forma information included in the “Unaudited Pro Forma Condensed Combined Financial Information.”

BUSINESS

For information on our business, our history and development, our organizational structure and any of our properties, see the section entitled “Item 4. Information on the Company” in the 2024 Annual Report, which is incorporated herein by reference.

DIRECTORS AND MANAGEMENT

For information on our directors and executive officers, their compensation and our board practices see the section entitled “Item 6. Directors, Senior Management and Employees” in the 2024 Annual Report, which is incorporated herein by reference.

MATERIAL CONTRACTS AND CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

For information on our material contracts and related party transactions, see the sections entitled “Item 10.C. Material contracts” and “Item 7. B. Related party transactions” in the 2024 Annual Report, which is incorporated herein by reference.

Following the consummation of the Business Combination, Webull also executed two subscription agreements on April 29, 2025 with certain service providers pursuant to which Webull issued 100,000 Webull Class A Ordinary Shares in satisfaction for certain of the fees and expenses that such service providers had incurred. The Webull Class A Ordinary Shares were issued at a deemed $10.00 price per share and were issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

DESCRIPTION OF SECURITIES AND ARTICLES OF ASSOCIATION

For information on our securities and the Webull Articles, see the sections entitled “Item 10.B. Memorandum and articles of association” and “Item 12. B. Warrants and Rights” in the 2024 Annual Report, which is incorporated herein by reference. Also see Exhibit 2.7 to our 2024 Annual Report incorporated by reference in this prospectus.

MATERIAL TAX CONSIDERATIONS

For material tax considerations related to our securities, see the section entitled “Item 10.E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference.

BENFICIAL OWNERSHIP

For information on our major shareholders and beneficial owners, see the section entitled “Item 7. A. Major Shareholders” in the 2024 Annual Report, which is incorporated herein by reference.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to (a) 147,445,012 Webull Class A Ordinary Shares, (b) 6,792,000 Webull Private Warrants held by Auxo and purchased by Auxo at $1.00 per warrant from SKGR prior to the assumption of such warrants by Webull in connection with the Business Combination, and (c) 20,000,000 Webull Incentive Warrants issued for no consideration in connection with the Business Combination to certain Existing Webull Shareholders. The Webull Class A Ordinary Shares described in clause (a) of the prior sentence include (i) 101,752,608 Webull Class A Ordinary Shares held by the Existing Webull Shareholders following the consummation of the Business Combination and which represent a portion of the merger consideration received by such investors with an implicit pro forma value of $10.00 per share, (ii) up to 20,747,004 Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares, which are held by Water Castle Az Inc., an entity controlled by our founder Mr. Anquan Wang, following the Business Combination and which represent merger consideration received by our founder with an implicit pro forma value of $10.00 per share, (iii) 2,960,464 Webull Class A Ordinary Shares issued to the Initial SKGR Shareholders in connection with the Business Combination upon conversion of their SKGR Class B Ordinary Shares that were initially purchased by Auxo from SKGR at approximately $0.003 per share, (iv) 524,000 Webull Class A Ordinary Shares issued to Auxo in connection with the Business Combination upon conversion of SKGR Class A Ordinary Shares that were issued at $10.00 per share pursuant to certain convertible loans extended by Auxo to SKGR, (v) 1,429,686 Webull Class A Ordinary Shares that were issued to certain investors party to Non-Redemption Agreements and Additional Non-Redemption Agreements in connection with the consummation of the Business Combination upon conversion of SKGR Class B Ordinary Shares transferred to such investors by Auxo for no consideration, (vi) 25,000 Webull Class A Ordinary Shares issued to J.V.B. Financial Group, LLC, acting through CCM, upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo pursuant to a fee agreement with SKGR valuing such shares at $10.00 per share, (vii) 100,000 Webull Class A Ordinary Shares issued at a deemed $10.00 price per share to certain service providers of Webull and SKGR in satisfaction of certain of the fees and expenses incurred by such service providers, and (viii) 20,000,000 Webull Class A Ordinary Shares issuable to certain Existing Webull Shareholders upon exercise of the up to 20,000,000 Webull Incentive Warrants that were issued to them in connection with the Business Combination.

This prospectus also relates to the issuance and sale by us of up to (i) 17,271,990 Webull Class A Ordinary Shares underlying Webull Warrants exercisable at $11.50 per share (subject to adjustment), including 6,792,000 Webull Private Warrants held by Auxo and which may be exercised on a cashless basis or at $11.50 per share (subject to adjustment), and (ii) 20,913,089 Webull Class A Ordinary Shares underlying Webull Incentive Warrants that are initially exercisable at $10.00 per share (subject to adjustment) by certain Existing Webull Shareholders and by holders of SKGR Class A Ordinary Shares that did not redeem such shares in connection with the Business Combination.

The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in connection with the Business Combination and pursuant to the requirements of the Warrant Assignment Agreement and the Incentive Warrant Agreement, respectively.

We do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part. Moreover, the securities offered for resale represent a substantial percentage of our total issued and outstanding securities and our public float (95.6% of the SKGR Class A Ordinary Shares that were issued in connection with the SKGR IPO exercised their right to redeem in connection with, or prior to, the Business Combination). In fact, the 127,445,012 Webull Ordinary Shares offered for resale pursuant to this prospectus represent approximately 27.6% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus (excluding any of the Webull Class A Ordinary Shares that still may be issued to certain of the Existing Webull Shareholders upon exercise of the 20,000,000 Webull Incentive Warrants they hold), the 6,792,000 Webull Private Warrants offered for resale pursuant to this prospectus represent approximately 39.3% of the issued and outstanding Webull Warrants, and the 20,000,000 Webull Incentive Warrants offered for resale pursuant to this prospectus represent approximately 95.6% of the issued and outstanding Webull Incentive Warrants. The sale of all the securities being offered in this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale of additional securities. Despite a potential decline in the public trading price of our securities, the Selling Securityholders may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices described above and the public trading price of our securities. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. As described in more details above, some of the Selling Securityholders purchased or received their securities at prices considerably below the current market prices. For instance, (A) based on the $15.45 closing price of the Webull Class A Ordinary Shares on April 28, 2025, upon the sale of the Webull Class A Ordinary Shares, (i) the Existing Webull Shareholders may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they hold, (ii) Mr. Anquan Wang may experience a potential profit of approximately $5.45 per Webull Class B Ordinary Share he decides to convert into Webull Class A Ordinary Shares, (iii) the Initial SKGR Shareholders may experience a potential profit of approximately $15.45 per Webull Class A Ordinary Share they hold upon conversion of their SKGR Class B Ordinary Shares, (iv) Auxo may experience a potential profit of approximately $5.45 per share it received upon conversion of its convertible loans, (v) the investors party to the Non-Redemption Agreements (as defined herein) and Additional Non-Redemption Agreements may experience a potential profit of approximately $15.45 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo for no consideration, (vi) CCM may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo pursuant to a fee agreement with SKGR, and (vii) the service providers receiving Webull Class A Ordinary Shares in satisfaction for certain of their fees and expenses may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they sell; (B) based on the $2.06 closing price of the Webull Warrants on April 28, 2025, Auxo may experience a potential profit of approximately $1.06 per Webull Private Warrant they sell; and (C) based on the $3.21 closing price of the Webull Incentive Warrants on April 28, 2025, the Existing Webull Shareholders may experience a potential profit of approximately $3.21 per Webull Incentive Warrant they sell. The frequency of such sales could also cause the market price of our securities to decline or increase the volatility in the market price of our securities. Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. However, certain lock-up restrictions entered into in connection with the Business Combination will expire thirty days after the Closing Date (with respect to the Webull Private Warrants held by Auxo), one year after the Closing Date (with respect to the Webull Ordinary Shares held by the Initial SKGR Shareholders and certain non-redemption agreement investors) and one hundred eighty days after the Closing Date (with respect to Webull Ordinary Shares held by Existing Webull Shareholders). The lock-up restrictions described in the foregoing are subject to specified exceptions that may result in earlier transfers or releases of such securities. For instance, the release of Webull Class A Ordinary Shares from the transfer restrictions may occur if the Webull Class A Ordinary Shares trade above $12.00 (as the Webull Class A Ordinary shares do as of the date of this prospectus) for twenty (20) trading days within a thirty (30)-trading day period. The Webull Incentive Warrants held by the Existing Webull Shareholders and the Webull Class A Ordinary Shares received by CCM or by certain of our service providers in settlement of certain of their fees and expenses are not subject to any contractual transfer restrictions. For more information on securities eligible for future sale, including alternative resale options that the selling securityholders named herein may have in addition to resales covered by this prospectus, see the section entitled “Securities Eligible For Future Sale” and “Risk Factors” in this prospectus.

The Selling Securityholders may offer any, all or none of the securities described in the foregoing for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities is being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means permitted pursuant to applicable law, as described in more details in the section entitled “Plan of Distribution” herein. We are also registering the resale of these securities by the Selling Securityholders, or their donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. The Initial SKGR Shareholders are each deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Webull Class A Ordinary Shares they may sell. Further, in connection with any sales of securities offered hereunder, the other Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may also be deemed to be “underwriters” within the meaning of the Securities Act.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering the resale of securities to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Class A Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Certain of the Selling Securityholders own Webull Warrants and Webull Incentive Warrants. The Webull Warrants and 913,089 of the 20,913,089 Webull Incentive Warrants were previously issued in a transaction registered with the SEC, and the registration statement of which this prospectus is a part is, among others, registering the issuance and sale of Webull Class A Ordinary Shares underlying the exercise of such Webull Warrants and Webull Incentive Warrants.

The securities held by certain of the Selling Securityholders are subject to transfer restrictions, as described in the sections entitled “Description of Share Capital and Articles of Association” and “Securities Eligible For Future Sale—Lock-Up Agreements.”

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. Any such prospectus supplement or post-effective amendment may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of securities of the Company registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section entitled “Plan of Distribution.”

	Securities Beneficially Owned Prior to This Offering								Securities to Be Sold in This Offering						Securities Beneficially Owned After This Offering
Name of Selling Securityholders	Webull Class A Ordinary Shares	%	Webull Class B Ordinary Shares	%	Webull Private Warrants	%	Webull Incentive Warrants	%	Webull Class A Ordinary Shares [47]	%	Webull Private Warrants	%	Webull Incentive Warrants [47]	%	Webull Class A Ordinary Shares	%**	Webull Class B Ordinary Shares	%	Webull Private Warrants	%	Webull Incentive Warrants	%
AQR entities [1]	179,650	*	-	-	-	-	-	-	150,000	*	-	-	-	-	29,650	*	-	-	-	-	-	-
Atlas Merchant Capital SPAC Fund I LP [2]	87,000	*	-	-	-	-	-	-	87,000	*	-	-	-	-	-	-	-	-	-	-	-	-
Auxo Capital Inc. [3]	9,696,464	2.5%	-	-	6,792,000	100%	-	-	2,904,464	*	6,792,000	100%	-	-	6,792,000	1.7%	-	-	-	-	-	-
Bojiang Cpaital entities [4]	29,151,428	7.7%	-	-	-	-	-	-	7,287,857	1.9%	-	-	-	-	21,863,571	5.5%	-	-	-	-	-	-
Camac Fund, LP [5]	60,000	*	-	-	-	-	-	-	60,000	*	-	-	-	-	-	-	-	-	-	-	-	-
Coatue PE Asia 55 LLC [6]	13,307,263	3.5%	-	-	-	-	1,859,114	8.9%	2,862,037	*	-	-	1,859,114	8.9%	10,445,226	2.8%	-	-	-	-	-	-
Crestline Summit entities [7]	48,373	*	-	-	-	-	-	-	48,373	*	-	-	-	-	-	-	-	-	-	-	-	-
Derek Jensen [8]	75,000	*	-	-	-	-	-	-	75,000	*	-	-	-	-	-	-	-	-	-	-	-	-
EXOS Collateralized SPAC Holdings Fund LP [9]	48,750	*	-	-	-	-	-	-	48,750	*	-	-	-	-	-	-	-	-	-	-	-	-
Expansion Project Technologies Holding [10]	18,161,669	4.8%	-	-	-	-	2,537,307	12.1%	3,906,090	1.0%	-	-	2,537,307	12.1%	14,255,579	3.6%	-	-	-	-	-	-
FT SOF XIII (Holdings), LLC [11]	8,844	*	-	-	-	-	-	-	8,844	*	-	-	-	-	-	-	-	-	-	-	-	-
General Atlantic Singapore WB Pte. Ltd. [12]	8,308,853	2.2%	-	-	-	-	1,160,802	5.6%	1,787,012	*	-	-	1,160,802	5.6%	6,521,841	1.6%	-	-	-	-	-	-
Gopher Asset [13]	37,594,146	9.9%	-	-	-	-	-	-	9,398,537	2.5%	-	-	-	-	28,195,609	7.1%	-	-	-	-	-	-
Harraden Circle entities [14]	214,786	*	-	-	-	-	-	-	150,150	*	-	-	-	-	64,636	*	-	-	-	-	-	-
Hillhouse entities [15]	33,777,327	8.9%	-	-	-	-	696,481	3.3%	8,270,212	2.2%	-	-	696,481	3.3%	25,507,115	6.4%	-	-	-	-	-	-
Hongdao Capital entities [16]	18,638,977	4.9%	-	-	-	-	-	-	4,659,744	1.2%	-	-	-	-	13,979,233	3.5%	-	-	-	-	-	-
Hongjang Jin [17]	40,028	*	-	-	-	-	13	*	40,000	*	-	-	-	-	28	*	-	-	-	-	13	*
HS Investments IV Limited [18]	33,235,410	8.7%	-	-	-	-	4,643,210	22.2%	7,148,050	1.9%	-	-	4,643,210	22.2%	26,087,360	6.5%	-	-	-	-	-	-
HSG Growth VI Holdco F, Ltd. [19]	13,034,604	3.4%	-	-	-	-	1,821,021	8.7%	2,803,396	*	-	-	1,821,021	8.7%	10,231,208	2.6%	-	-	-	-	-	-
Internet Fund VII Pte. Ltd. [20]	13,628,070	3.6%	-	-	-	-	1,903,933	9.1%	2,931,034	*	-	-	1,903,933	9.1%	10,697,036	2.7%	-	-	-	-	-	-
J.V.B. Financial Group, LLC [21]	142,097	*	-	-	-	-	117,097	*	25,000	*	-	-	-	-	117,097	*	-	-	-	-	117,097	*
John A. Boehner [22]	40,000	*	-	-	-	-	-	-	40,000	*	-	-	-	-	-	-	-	-	-	-	-	-
JRG WB9 LTD. [22]	2,004,137	*	-	-	-	-	279,992	1.3%	431,036	*	-	-	279,992	1.3%	1,573,101	*	-	-	-	-	-	-
Kepos Special Opportunities Master Fund L.P. [24]	112,500	*	-	-	-	-	-	-	112,500	*	-	-	-	-	-	-	-	-	-	-	-	-
Lightspeed Opportunity Fund, L.P. [25]	8,308,853	2.2%	-	-	-	-	1,160,802	5.6%	1,787,013	*	-	-	1,160,802	5.6%	6,521,840	1.6%	-	-	-	-	-	-
LMR entities [26]	1,989,712	*	-	-	-	-	90,390	*	130,000	*	-	-	-	-	1,859,712	-	-	-	-	-	90,390	*
Martin Payne [27]	25,000	*	-	-	-	-	-	-	25,000	*	-	-	-	-	-	-	-	-	-	-	-	-
Meteora entiites [28]	470,357	*	-	-	-	-	-	-	122,945	*	-	-	-	-	347,412	*	-	-	-	-	-	-
Michael Noonen [29]	25,000	*	-	-	-	-	-	-	25,000	*	-	-	-	-	-	-	-	-	-	-	-	-
MMF LT, LLC [30]	285,000	*	-	-	-	-	25,000	*	60,000	*	-	-	-	-	225,000	*	-	-	-	-	25,000	*
Mobai Capital entities [31]	16,006,890	4.2%	-	-	-	-	-	-	4,001,723	1.1%	-	-	-	-	12,005,167	3.0%	-	-	-	-	-	-
NotNull Inc. [32]	29,758,301	7.9%	-	-	-	-	-	-	7,439,575	2.0%	-	-	-	-	22,318,726	5.6%	-	-	-	-	-	-
PEAK6 entities [33]	27,632,929	7.3%	-	-	-	-	1,069,141	5.1%	6,640,947	1.8%	-	-	1,069,141	5.1%	20,991,982	5.3%	-	-	-	-	-	-
Polar Multi-Strategy Master Fund [34]	350,000	*	-	-	-	-	-	-	150,000	*	-	-	-	-	200,000	*	-	-	-	-	-	-
Richard Chin [35]	281,250	*	-	-	-	-	-	-	281,250	*	-	-	-	-	-	-	-	-	-	-	-	-
RiverNorth SPAC Arbitrage Fund, LP [36]	206,125	*	-	-	-	-	-	-	150,000	*	-	-	-	-	56,125	*	-	-	-	-	-	-
Rothschild entities [37]	15,786,831	4.1%	-	-	-	-	2,205,526	10.5%	3,395,326	*	-	-	2,205,526	10.5%	12,391,505	3.1%	-	-	-	-	-	-
SIG Global China Fund I, LLLP [38]	24,815,484	6.5%	-	-	-	-	662,671	3.2%	6,038,203	1.6%	-	-	662,671	3.2%	18,777,281	4.7%	-	-	-	-	-	-
Tianjin Jinmi Investment Partnership (LP) [39]	16,689,642	4.4%	-	-	-	-	-	-	4,172,411	1.1%	-	-	-	-	12,517,231	3.1%	-	-	-	-	-	-
Tianjin Zhiying Enterprise Management Partnership (LP) [40]	21,303,692	5.6%	-	-	-	-	-	-	5,325,923	1.4%	-	-	-	-	15,977,769	4.0%	-	-	-	-	-	-
TQ Master Fund LP [41]	16,124	*	-	-	-	-	-	-	16,124	*	-	-	-	-	-	-	-	-	-	-	-	-
Walleye entities [42]	900,000	*	-	-	-	-	-	-	135,000	*	-	-	-	-	765,000	*	-	-	-	-	-	-
Water Castle Az Inc. [43]	82,988,016	18.0%	82,988,016	100%	-	-	-	-	20,747,004	5.5%	-	-	-	-	-	-	62,241,012	100%	-	-	-	-
Webull Partners Limited [44]	11,466,481	3.0%	-	-	-	-	-	-	11,466,481	3.0%	-	-	-	-	-	-	-	-	-	-	-	-
Aqua Pursuit International Limited [45]	50,000	*	-	-	-	-	-	-	50,000	*	-	-	-	-	-	-	-	-	-	-	-	-
Wilson Sonsini Goodrich & Rosatti [46]	50,000	*	-	-	-	-	-	-	50,000	*	-	-	-	-	-	-	-	-	-	-	-	-

*	Represents less than 1%

**

Percentage of Webull Class A Ordinary Shares beneficially owned after this offering gives effect to the conversion of 20,747,004 Webull Class B Ordinary Shares into Webull Class A Ordinary Shares in connection with the conversion and sale of such shares by Water Castle Az Inc. in connection with this offering.

1	Represents (i) (a) 18,042 Webull Class A Ordinary Shares held by AQR Absolute Return Master Account, L.P. pursuant to Non-Redemption Agreements and (b) 3,905 Webull Class A Ordinary Shares held by AQR Absolute Return Master Account, L.P. assuming the exercise of 3,905 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (ii) 15,474 Webull Class A Ordinary Shares held by AQR APEX MS Master Account, L.P. pursuant to Non-Redemption Agreements, (iii) (a) 1,002 Webull Class A Ordinary Shares held by AQR Arbitrage MA Offshore Fund, L.P. pursuant to Non-Redemption Agreements and (b) 60 Webull Class A Ordinary Shares assuming the exercise of 60 Webull Public Warrants Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (iv) (a) 28,890 Webull Class A Ordinary Shares held by AQR Corporate Arbitrage Master Account, L.P. pursuant to Non-Redemption Agreements and (b) 7,375 Webull Class A Ordinary Shares assuming the exercise of 7,375 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (v) (a) 74,562 Webull Class A Ordinary Shares held by AQR Global Alternative Investment Offshore Fund, L.P. pursuant to Non-Redemption Agreements and (b) 17,747 Webull Class A Ordinary Shares assuming the exercise of 17,747 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (vi) 3,930 Webull Class A Ordinary Shares held by AQR SPAC Opportunities Offshore Fund, L.P. pursuant to Non-Redemption Agreements and (vii) (a) 8,100 Webull Class A Ordinary Shares held by AQR UCITS Funds – AQR Corporate Arbitrage UCITS Fund pursuant to Non-Redemption Agreement and (b) 563 Webull Class A Ordinary Shares assuming the exercise of 563 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Absolute Return Master Account, L.P., AQR APEX MS Master Account, L.P., AQR Arbitrage MA Offshore Fund, L.P., AQR Corporate Arbitrage Master Account, L.P., AQR Global Alternative Investment Offshore Fund, L.P., AQR SPAC Opportunities Offshore Fund, L.P. and AQR UCITS Funds – AQR Corporate Arbitrage UCITS Fund and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The address for these entities and individuals is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

2	Represents 87,000 Webull Class A Ordinary Shares held by Atlas Merchant Capital SPAC Fund I LP pursuant to Non-Redemption Agreements. Atlas Merchant Capital LLC (the “Atlas Advisor”) is a registered investment advisor and the investment manager of Atlas Merchant Capital SPAC Fund I LP (the “Atlas Fund”). Atlas Merchant Capital Holdings, Ltd. (“Atlas Holdings”) is the managing member of the Atlas Advisor; Atlas Merchant Capital LP (“AMC Capital”) is the sole voting shareholder of Atlas Holdings; and Atlas Merchant Capital GP LLC (“AMC-GP”) is the general partner of AMC Capital. AMC SPAC Fund GP LP (the “Atlas General Partner”) is the general partner of the Atlas Fund and AMC SPAC Fund MGP LLC (“AMC SPAC MGP”) is the general partner of the Atlas General Partner. Robert E. Diamond and David I. Schamis are the sole members of AMC-GP and AMC SPAC MGP. Each of the Atlas Advisor, Atlas Holdings, AMC Capital, AMC-GP, the Atlas General Partner, AMC SPAC MGP and Messrs. Diamond and Shamis may be deemed to indirectly beneficially own the shares directly held by the Fund, but each of such persons disclaims such beneficial ownership except to the extent of its of his pecuniary interest in the shares held by the Fund. The address of the entities and individuals listed above is 477 Madison Ave., 22nd Floor, New York, NY 10022.

3	Represents (i) 2,904,464 Webull Class A Ordinary Shares issued to Auxo Capital Inc. upon conversion of its SKGR Class B Ordinary Shares, (ii) 524,000 Webull Class A Ordinary Shares that were issued to Auxo Capital Inc. upon conversion of SKGR Class A Ordinary Shares that were issued pursuant to certain convertible loans extended by Auxo Capital Managers LLC to SKGR and (iii) 6,792,000 Webull Class A Ordinary Shares held by Auxo Capital Inc. assuming the exercise of 6,792,000 Webull Private Warrants (such shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). The Webull Class A Ordinary Shares reported above are held in the name of Auxo Capital Inc., a Delaware corporation with its registered address at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. Richard Chin, Derek Jensen, and Byung Don Kwon exercise voting and investment control over these shares and may be deemed to have shared beneficial ownership of such shares. Each of Richard Chin and Derek Jensen disclaim beneficial ownership of the shares held by Auxo Capital Inc., directly or indirectly. The business address of the entities and individuals listed above is 288 Park Avenue S, #96693, New York, NY 10003.

4	Represents (i) 7,127,532 Webull Class A Ordinary Shares held by Changxing Boyi Equity Investment Fund Management Centre (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder, (ii) 11,011,948 Webull Class A Ordinary Shares held by Anji Boye Investment Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder, and (iii) 11,011,948 Webull Class A Ordinary Shares held by Lishui Bojiang Chuangfu 2nd Equity Investment Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder. Changxing Boyi Equity Investment Fund Management Centre (Limited Partnership), Anji Boye Investment Partnership (Limited Partnership) and Lishui Bojiang Chuangfu 2nd Equity Investment Partnership (Limited Partnership) are collectively referred to as the Bojiang Capital entities. The general partner of the Bojiang Capital entities is Shanghai Bojiang Investment Management Co., Ltd., which is wholly owned by Bojiang Group Co., Ltd. Tian Luo controls Bojiang Group Co., Ltd. by beneficially owning 49.76% equity interest therein. The registered address of Changxing Boyi Equity Investment Fund Management Centre (Limited Partnership) is No. 668 Lvzhou Avenue, Bailian Village, Sian Town, Changxing Country, Huzhou City, Zhejiang Province, China. The registered address of Anji Boye Investment Partnership (Limited Partnership) is Room 217, Building #1, Lingfeng Village, Lingfeng Street, Anji County, Huzhou City, Zhejiang Province, China. The registered address of Lishui Bojiang Chuangfu 2nd Equity Investment Partnership (Limited Partnership) is Room 3119, Building #1, No. 16 Tongyuan Road, Da Gang Tou, Liandu District, Lishui City, Zhejiang Province, China. The business address of the above listed entities and individuals is c/o Shanghai Bojiang Investment Management Co., Ltd., 35F, Huafeng International No. 200 Xingye St., Qianjiang CBD, Hangzhou, China.

5	Represents 60,000 Webull Class A Ordinary Shares held by Camac Fund, LP issued pursuant to Non-Redemption Agreements. Camac Capital LLC is the general partner of Camac Fund, LP. Eric Shahinian is the manager of Camac Capital LLC and Camac Fund, L.P. Mr. Shahinian disclaims beneficial ownership of the shares held by Camac Fund, LP. The registered address of Camac Fund LP is 2 Pheasant Ridge Road, Ossining, NY 10562.

6	Represents (i) 11,448,149 Webull Class A Ordinary Shares held by Coatue PE Asia 55 LLC following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,859,114 Webull Class A Ordinary Shares held by Coatue PE Asia 55 LLC assuming the exercise of 1,859,114 Webull Incentive Warrants. Coatue PE Asia 55 LLC is a Delaware limited liability company managed by Coatue Management, L.L.C. The sole owner of Coatue Management, L.L.C. is Coatue Management Partners L.P., for which Coatue Management Partners GP LLC serves as general partner. Mr. Philippe Laffont serves as the managing member of Coatue Management Partners GP LLC. The business address of entities and individual listed above is 9 West 57th Street, 25th Floor, New York, NY 10019.

7	Represents (i) 16,996 Webull Class A Ordinary Shares held by Crestline Summit Master, SPC - Crestline Summit Apex SP (“Apex SP”) pursuant to Non-Redemption Agreements and (ii) 31,377 Webull Class A Ordinary Shares held by Crestline Summit Master, SPC - Peak SP (“Peak SP”) pursuant to Non-Redemption Agreements. Sandia Investment Management LP (“Sandia”) serves as investment manager to Apex SP and Peak SP. Sandia Investment Management LLC is the general partner of Sandia. Tim Sichler serves as Founder & CIO of the general partner of Sandia, and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of these entities and Mr. Sichler is 201 Washington Street, Boston, MA 02108.

8	Represents 75,000 Webull Class A Ordinary Shares held by Derek Jensen issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares. The business address of Derek Jensen is 288 Park Avenue S, #96693, New York, NY 10003.

9	Represents 48,750 Webull Class A Ordinary Shares held by EXOS Collateralized SPAC Holdings Fund LP issued pursuant to Non-Redemption Agreements. EXOS Collateralized SPAC Holdings Fund LP is managed by Michael Bissmeyer, its portfolio manager with investment discretion of EXOS Collateralized SPAC Holdings Fund LP. Mr. Bissmeyer disclaims beneficial ownership of the shares held by EXOS Collateralized SPAC Holdings Fund LP. The address of EXOS Collateralized SPAC Holdings Fund LP is 35 West 35th Street, 5th Floor, New York, NY 10001.

10	Represents (i) 15,624,362 Webull Class A Ordinary Shares held by Expansion Project Technologies Holding 4 SPV RSC Ltd (“SPV”) following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 2,537,307 Webull Class A Ordinary Shares held by SPV assuming the exercise of 2,537,307 Webull Incentive Warrants. The SPV is wholly owned by a partnership registered in the Abu Dhabi Global Market (“Fund I”). Axight Capital Limited (“Axight”) is the investment manager of Fund I. Lunate Asia Holding RSC Ltd (“Lunate Asia”) wholly owns Axight and Lunate Holding RSC Ltd (“Lunate Holding”) wholly owns Lunate Asia. Chimera Investment LLC is the parent of Lunate Holding. The address for Lunate Holding is Unit No. 1, Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates. The address for Chimera Investment LLC is Office 410, Royal Group Headquarters Building, Khalifa Park Area, Abu Dhabi, United Arab Emirates. The address for Axight, Fund I and SPV is Unit No. 3, Floor 6, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates.

11	Represents 8,844 Webull Class A Ordinary Shares held by FT SOF XIII (Holdings), LLC issued pursuant to Non-Redemption Agreements. Fir Capital Management LP is the investment manager of FT SOF XIII (SPAC) Holdings, LLC and exercises voting and dispositive power over the shares noted herein held by FT SOF XIII (SPAC) Holdings, LLC. Clinton Biondo and David Sultan are the managing partners of Fir Capital Management LP. Each of Fir Capital Management LP and FT SOF XIII (SPAC) Holdings, LLC and the individual managing partners separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is C/O Fir Tree Capital Management, 500 Fifth Avenue, 9th Floor, New York, NY 10110.

12

Represents (i) 7,148,051 Webull Class A Ordinary Shares held by General Atlantic Singapore WB Pte. Ltd. (“GAS WB”) following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,160,802 Webull Class A Ordinary Shares held by GAS WB assuming the exercise of 1,160,802 Webull Incentive Warrants. GAS WB is wholly owned by General Atlantic Singapore Fund Pte. Ltd. (“GASF”). GASF is wholly owned, directly or indirectly, by General Atlantic Singapore Interholdco Ltd. (“GASF Interholdco”). The shareholders of GASF Interholdco that share beneficial ownership of the shares held of record by GAS WB are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners (Bermuda) IV, L.P. (“GAP Bermuda IV”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), General Atlantic Partners (Lux) SCSp (“GAP Lux”), GAP Coinvestments III, LLC (“GAPCO III”), GAPCO Coinvestments IV, LLC (“GAPCO IV”), GAPCO Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The general partner of GAP Lux is General Atlantic GenPar (Lux) ScSp (“GA GenPar Lux”) and the general partner of GA GenPar Lux is General Atlantic (Lux) S.à r.l. (“GA Sarl”). The ultimate general partner of GAP Bermuda EU, GAP Bermuda IV and the sole shareholder of GA Sarl is GAP (Bermuda) L.P. GAP (Bermuda), L.P. is controlled by the Partnership Committee of GASC MGP, LLC (the “Partnership Committee”). There are five members of the Partnership Committee. General Atlantic, L.P. (“GA LP”), which is also controlled by the Partnership Committee, is the managing member of GAPCO III, GAPCO IV, GAPCO V and the general partner of GAPCO CDA. GA LP, GA GenPar Lux, GA Sarl, GAP (Bermuda), L.P. and the GA Funds are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Each of the members of the Partnership Committee disclaims ownership of such shares except to the extent that he has a pecuniary interest therein. The registered address of GAS WB is 8 Marina Boulevard, #17-02, Marina Bay Financial Centre, Singapore 018981.

13	Represents 37,594,146 Webull Class A Ordinary Shares held Tianjin Nuofeng Enterprise Management Consulting Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder. The general partner of Tianjin Nuofeng Enterprise Management Consulting Partnership (Limited Partnership) is Gopher Asset Management Co., Ltd. Gopher Asset Management Co., Ltd. is wholly owned by Shanghai Noah Investment Management Co., Ltd. Mr. Yin Zhe serves as Executive Director of Noah Investment Management Co. and has voting and investment control over the shares held by Tianjin Nuofeng Enterprise Management Consulting Partnership (Limited Partnership). The business address of the above listed entities and individuals is Noah Wealth Center, No. 1226 Shenbin Sound Rd., Minhang District, Shanghai, China.

14	Represents (i) (a) 7,849 Webull Class A Ordinary Shares held by Altana Calderwood Specialist Alpha Fund pursuant to Non-Redemption Agreements and (b) 895 Webull Class A Ordinary Shares held by Altana Calderwood Specialist Alpha Fund assuming the exercise of 895 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (ii) (a) 6,220 Webull Class A Ordinary Shares held by Gantcher Family Limited Partnership pursuant to Non-Redemption Agreements and (b) 2,879 Webull Class A Ordinary Shares held by Gantcher Family Limited Partnership assuming the exercise of 2,879 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (iii) 125,197 Webull Class A Ordinary Shares held by Harraden Circle Investors, LP pursuant to Non-Redemption Agreements and (b) 150 Webull Class A Ordinary Shares held by Harraden Circle Investors, LP pursuant to Additional Non-Redemption Agreements and (c) 59,604 Webull Class A Ordinary Shares held by Harraden Circle Investors, LP assuming the exercise of 59,604 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus) and (iv) (a) 10,734 Webull Class A Ordinary Shares held by Warbasse67 Fund LLC pursuant to Non-Redemption Agreements and (b) 1,258 Webull Class A Ordinary Shares held by Warbasse67 Fund LLC assuming the exercise of 1,258 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). Harraden Circle Investments, LLC serves as investment manager to Altana Calderwood Specialist Alpha Fund, Gantcher Family Limited Partnership, Harraden Circle Investors, LP and Warbasse67 Fund LLC (collectively, the “Harraden Circle entities”). Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the Webull Class A Ordinary Shares owned by the Harraden Circle entities and may be deemed to beneficially own the Webull Class A Ordinary Shares reported herein directly owned by the Harraden Circle entities. The principal address of the Harraden Circle entities is 299 Park Avenue, 21st Floor, New York, NY 10171.

15	Represents (i) 28,792,015 Webull Class A Ordinary Shares held by WBL Holding LP following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) (a) 4,288,831 Webull Class A Ordinary Shares held by WBL2 Holdings Limited following the consummation of the Business Combination as an Existing Webull Shareholder and (b) 696,481 Webull Class A Ordinary Shares held by WBL2 Holdings Limited assuming the exercise of 696,481 Webull Incentive Warrants. WBL Holding LP and WBL2 Holdings Limited are collectively referred to as Hillhouse entities. Each of WBL Holding LP and WBL2 Holdings Limited is wholly owned by Hillhouse Focused Growth Fund V, L.P. Hillhouse Investment Management, Ltd. acts as the sole management company of Hillhouse Focused Growth Fund V, L.P. and is deemed to be the beneficial owner of the shares held by WBL Holding LP and WBL2 Holdings Limited. The registered address of WBL Holding LP is 1675 S. State Street, Suite B, Dover, DE 19901, the United States. The registered address of WBL2 Holdings Limited is 89 Nexus Way, Camana Bay, P.O. Box 31106, Grand Cayman KY1-1205, Cayman Islands.

16	Represents (i) 4,404,779 Webull Class A Ordinary Shares held by Honghe Venture Fund I, L.P. following the consummation of the Business Combination as an Existing Webull Shareholder, (ii) 10,675,482 Webull Class A Ordinary Shares held by Tianjin Honghe Business Management Consulting Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder and (iii) 3,558,716 Webull Class A Ordinary Shares held by Tianjin Yirong Business Management Consulting Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder. Honghe GP I Ltd. is the general partner of Honghe Venture Fund I, L.P., and Yang Zhenghong is the director and designated representative of Honghe GP I Ltd. As such, Yang Zhenghong has the authority to exercise voting and investment control over the shares held by Honghe Venture Fund I, L.P. and may be deemed to have shared beneficial ownership of such shares held by Honghe Venture Fund I, L.P. Jinhua Hongdao Investment Management Partnership (Limited Partnership) is the managing partner of Tianjin Honghe Business Management Consulting Partnership (Limited Partnership) and Tianjin Yirong Business Management Consulting Partnership (Limited Partnership), and Li Xiaoguang is the designated representative of Jinhua Hongdao Investment Management Partnership (Limited Partnership). As such, Li Xiaoguang has the authority to exercise voting and investment control over the shares held by Tianjin Honghe Business Management Consulting Partnership (Limited Partnership) and Tianjin Yirong Business Management Consulting Partnership (Limited Partnership). The business address of Honghe Venture Fund I, L.P. and Yang Zhenghong is Tower 3, Grand Yoho, 9 Long Yat Road, Yuan Long, Hong Kong. The business address of Tianjin Honghe Business Management Consulting Partnership (Limited Partnership), Tianjin Yirong Business Management Consulting Partnership (Limited Partnership) and Li Xiaoguang is No. 7 Dong Si Huan Bei Lu, Chao Yang Dist. Beijing, China.

17	Represents (i) 40,000 Webull Class A Ordinary Shares held by Hongjang Jin issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares, (ii) 15 Webull Class A Ordinary Shares held by Hongjang Jin pursuant to open market purchases and (iii) 13 Webull Class A Ordinary Shares held by Hongjang Jin assuming the exercise of 13 Webull Incentive Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). The business address of Hongjang Jin is 288 Park Avenue S, #96693, New York, NY 10003.

18	Represents (i) 28,592,200 Webull Class A Ordinary Shares held by HS Investments IV Limited following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 4,643,210 Webull Class A Ordinary Shares held by HS Investments IV Limited assuming the exercise of 4,643,210 Webull Incentive Warrants. HS Investments IV Limited holds the Company’s securities as nominee for certain funds and investment vehicles managed and controlled by each of Hedosophia Partners IV GP Limited and Hedosophia LTC GP II Limited, as general partners of such funds and investment vehicles. The boards of directors of each of Hedosophia Partners IV GP Limited and Hedosophia LTC GP II Limited comprise Rob King, Fred Hervouet and Simon Williams and each director may be deemed to have shared voting and dispositive power with respect to securities beneficially owned by funds and investment vehicles managed and controlled by each of Hedosophia Partners IV GP Limited and Hedosophia LTC GP II Limited and each of them disclaims beneficial ownership of such securities. The address of each of HS Investments IV Limited and Hedosophia Partners IV GP Limited, Hedosophia LTC GP II Limited and the funds and investment vehicles managed and controlled by them is 3rd Floor, Suite 5, Weighbridge House, Lower Pollet, St. Peter Port, Guernsey GY1 1WL.

19	Represents (i) 11,213,583 Webull Class A Ordinary Shares held by HSG Growth VI Holdco F, Ltd. following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,821,021 Webull Class A Ordinary Shares held by HSG Growth VI Holdco F, Ltd. assuming the exercise of 1,821,021 Webull Incentive Warrants. The sole shareholder of HSG Growth VI Holdco F, Ltd. is HongShan Capital Growth Fund VI, L.P., whose general partner is HSG Growth VI Management, L.P. The general partner of HSG Growth VI Management, L.P. is HSG Holding Limited, whose sole shareholder is SNP China Enterprises Limited. The sole shareholder of SNP China Enterprises Limited is Mr. Neil Nanpeng Shen. The registered address of HSG Growth VI Holdco F, Ltd. is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

20	Represents (i) 11,724,137 Webull Class A Ordinary Shares held by Internet Fund VII Pte. Ltd. following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,903,933 Webull Class A Ordinary Shares held by Internet Fund VII Pte. Ltd. assuming the exercise of 1,903,933 Webull Incentive Warrants. Internet Fund VII Pte. Ltd. is a Singapore private limited company and investment company that focuses on investing in internet, technology and software companies. It is managed by Tiger Global Singapore Pte. Ltd., which is an affiliate of Tiger Global Management, LLC, a Delaware limited liability company. Tiger Global Management, LLC is controlled by Chase Coleman. The registered address of Internet Fund VII Pte. Ltd. is 8 Temasek Boulevard #32-02, Suntec Tower Three, Singapore 038988.

21	Represents (a) 25,000 Webull Class A Ordinary Shares held by J.V.B. Financial Group, LLC upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo pursuant to a fee agreement with SKGR and (b) 117,097 Webull Class A Ordinary Shares held by J.V.B. Financial Group, LLC assuming the exercise of 117,097 Webull Incentive Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). J.V.B. Financial Group, LLC is a subsidiary of J.V.B. Financial Holdings, LLC which is owned by Cohen & Company, LLC, the operating entity for Cohen & Company Inc., which is controlled by its CEO, Lester Brafman. The person having voting and dispositive power over J.V.B. is Jerry Serowik. The address of the persons and entities listed above is 2929 Arch Street, Ste 1703, Philadelphia, PA.

22	Represents 40,000 Webull Class A Ordinary Shares held by John A. Boehner issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares. The business address of John A. Boehner is 288 Park Avenue S, #96693, New York, NY 10003.

23	Represents (a) 1,724,145 Webull Class A Ordinary Shares held by JRG WB9 LTD. following the consummation of the Business Combination as an Existing Webull Shareholder and (b) 279,992 Webull Class A Ordinary Shares held by JRG WB9 LTD. assuming the exercise of 279,992 Webull Incentive Warrants. JRG WB9 LTD. is a limited company incorporated in the Cayman Islands. JRG WB9 LTD. is owned by Sky9 Capital MVP Fund, L.P. and Sky9 Capital Fund IV, L.P. Sky9 Capital MVP Fund, L.P. is managed by its general partner, Sky9 Capital MVP GP Ltd, which is ultimately controlled by Ronald Cao. Sky9 Capital Fund IV, L.P. is managed by its general partner, Sky9 Capital Fund IV GP Ltd, which is ultimately controlled by Ronald Cao. The registered address of JRG WB9 LTD. is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

24	Represents 112,500 Webull Class A Ordinary Shares held by Kepos Special Opportunities Master Fund L.P. issued pursuant to Non-Redemption Agreements. Kepos Capital LP is the investment manager of Kepos Special Opportunities Master Fund L.P. and Kepos Partners LLC is the General Partner of Kepos Special Opportunities Master Fund L.P. and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Special Opportunities Master Fund L.P. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Special Opportunities Master Fund L.P. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036.

25	Represents (i) 7,148,051 Webull Class A Ordinary Shares held by Lightspeed Opportunity Fund, L.P. (“Lightspeed Opportunity”) following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,160,802 Webull Class A Ordinary Shares held by Lightspeed Opportunity assuming the exercise of 1,160,802 Webull Incentive Warrants. Lightspeed General Partner Opportunity Fund, L.P. (“LGP Opportunity”) is the general partner of Lightspeed Opportunity. Lightspeed Ultimate General Partner Opportunity Fund, Ltd. (“LUGP Opportunity”) is the general partner of LGP Opportunity. Ravi Mhatre and Arif Janmohamed are the directors of LUGP Opportunity and share voting and dispositive power with respect to the shares held by Lightspeed Opportunity. The business address of Lightspeed Opportunity Fund, L.P. is 2200 Sand Hill Road, Suite 100, Menlo Park, CA 94025, United States.

26	Represents (i) (a) 15,000 Webull Class A Ordinary Shares held by LMR CCSA Master Fund Limited pursuant to Non-Redemption Agreements, (b) 50,000 Webull Class A Ordinary Shares held by LMR CCSA Master Fund Limited pursuant to Additional Non-Redemption Agreements and (c) 884,661 Webull Class A Ordinary Shares held by LMR CCSA Master Fund assuming the exercise of 884,661 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus) and (d) 45,195 Webull Class A Ordinary Shares held by LMR CCSA Master Fund assuming the exercise of 45,195 Webull Incentive Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus) and (ii) (a) 15,000 Webull Class A Ordinary Shares held by LMR Multi-Strategy Master Fund Limited pursuant to Non-Redemption Agreements, (b) 50,000 Webull Class A Ordinary Shares held by LMR Multi-Strategy Master Fund pursuant to Additional Non-Redemption Agreements, (c) 884,661 Webull Class A Ordinary Shares held by LMR Multi-Strategy Master Fund Limited assuming the exercise of 884,661 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus) and (d) 45,195 Webull Class A Ordinary Shares held by LMR Multi-Strategy Master Fund Limited assuming the exercise of 45,195 Webull Incentive Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). LMR Partners LLP (“LMR Partners”) is the investment manager of LMR CCSA Master Fund Limited and LMR Multi-Strategy Master Fund Limited (together, the “LMR Securityholders”). Vincent Olekhnovitch is a portfolio manager of LMR Partners, and Pearse Griffith, Benjamin Levine, Torsten de Santos and Mark Eberle are directors of the LMR Securityholders, and, accordingly, they have shared voting and dispositive power of the Webull Class A Ordinary Shares held by the LMR Securityholders. The address of LMR Partners is 9th Floor, Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom. The address of the LMR Securityholders is P.O. Box 309, Ugland House, George Town, Grand Cayman KY1-1104, Cayman Islands.

27	Represents 25,000 Webull Class A Ordinary Shares held by Martin Payne issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares. The business address of Martin Payne is 288 Park Avenue S, #96693, New York, NY 10003.

28	Represents (i) (a) 10,538 Webull Class A Ordinary Shares held by Boothbay Absolute Return Strategies pursuant to Non-Redemption Agreements and (b) 27,155 Webull Class A Ordinary Shares held by Boothbay Absolute Return Strategies assuming the exercise of 27,155 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (ii) 4,515 Webull Class A Ordinary Shares held by Boothbay Diversified Alpha Master Fund, LP pursuant to Non-Redemption Agreements, (iii) (a) 18,245 Webull Class A Ordinary Shares held by Meteora Capital Partners, LP pursuant to Non-Redemption Agreements, (b) 18,720 Webull Class A Ordinary Shares held by Meteora Capital Partners, LP pursuant to Additional Non-Redemption Agreements and (c) 113,556 Webull Class A Ordinary Shares held by Meteora Capital Partners, LP assuming the exercise of 113,556 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (iv) 30,999 Webull Class A Ordinary Shares held by Meteora Select Trading Opportunities Master, LP pursuant to Non-Redemption Agreements and (b) 165,045 Webull Class A Ordinary Shares held by Meteora Select Trading Opportunities Master, LP assuming the exercise of 165,045 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (v) 23,385 Webull Class A Ordinary Shares held by Meteora Special Opportunities Master, LP pursuant to Additional Non-Redemption Agreements and (vi) (a) 8,648 Webull Class A Ordinary Shares held by Meteora Special Opportunity Fund I, LP pursuant to Non-Redemption Agreements, (b) 7,895 Webull Class A Ordinary Shares held by Meteora Special Opportunity Fund I, LP pursuant to Additional Non-Redemption Agreements and (c) 18,271 Webull Class A Ordinary Shares held by Meteora Special Opportunity Fund I, LP assuming the exercise of 18,271 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Boothbay Absolute Return Strategies, Boothbay Diversified Alpha Master Fund, LP, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, Meteora Special Opportunities Master, LP and Meteora Special Opportunity Fund I, LP (collectively, the “Meteora entities”). Voting and investment power over the Webull Class A Ordinary Shares held by the Meteora entities resides with its investment manager Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The business address of the entities listed above is 1200 N. Federal Highway, Suite 200, Boca Raton, FL 33432.

29	Represents 25,000 Webull Class A Ordinary Shares held by Michael Noonen issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares. The business address of Michael Noonen is 288 Park Avenue S, #96693, New York, NY 10003.

30	Represents (i) 60,000 Webull Class A Ordinary Shares held by MMF LT, LLC pursuant to Non-Redemption Agreements, (ii) 200,000 Webull Class A Ordinary Shares held by MMF LT, LLC assuming the exercise of 200,000 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus) and (iii) 25,000 Webull Class A Ordinary Shares held by MMF LT, LLC assuming the exercise of 25,000 Webull Incentive Warrants. Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

31	Represents (i) 9,213,691 Webull Class A Ordinary Shares held by Tianjin Mobai Xinyuan Management Consulting Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 6,793,199 Webull Class A Ordinary Shares held by Tianjin Mobai Fuxing Management Consulting Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder. Hunan Mobai Xinyuan Private Equity Investment Partnership Enterprise (Limited Partnership) holds the controlling interests in Tianjin Mobai Xinyuan Management Consulting Partnership (Limited Partnership) by beneficially owning 99.96% equity interest therein. Hunan Mobai Fuxing Private Equity Investment Partnership Enterprise (Limited Partnership) holds the controlling interests in Tianjin Mobai Fuxing Management Consulting Partnership (Limited Partnership) by beneficially owning 99.97% equity interest therein. Ren Peng has delegated voting and dispositive power over the shares held by Tianjin Mobai Xinyuan Management Consulting Partnership (Limited Partnership) and Tianjin Mobai Fuxing Management Consulting Partnership (Limited Partnership) as the delegated representative of Shenzhen Qianhai Mobai Asset Management Co., Ltd., the Managing Partner of Hunan Mobai Xinyuan Private Equity Investment Partnership Enterprise (Limited Partnership) and Hunan Mobai Fuxing Private Equity Investment Partnership Enterprise (Limited Partnership). The address of Tianjin Mobai Xinyuan Management Consulting Partnership (Limited Partnership) and Tianjin Mobai Fuxing Management Consulting Partnership (Limited Partnership) is #1725, Tianjin Binhai China Trade Center, China (Tianjin) Pilot Free Trade Zone, Tianjin, China.

32	Represents 29,758,301 Webull Class A Ordinary Shares held by NotNull Inc. following the consummation of the Business Combination as an Existing Webull Shareholder. The voting power of NotNull Inc. is fully retained by ToString Inc., a British Virgin Islands company wholly-owned by Mr. Jun Yuan. The registered office address of NotNull Inc. is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

33	Represents (i) 26,563,788 Webull Class A Ordinary Shares held by PEAK6 Group LLC following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,069,141 Webull Class A Ordinary Shares held by PEAK6 Capital Management LLC assuming the exercise of 1,069,141 Webull Incentive Warrants. PEAK6 Group LLC and PEAK6 Capital Management LLC are both subsidiaries of PEAK6 Investments LLC, which is in turn a subsidiary of PEAK6 LLC. Mr. Matthew Nels Hulsizer and Ms. Jennifer Just are the only individuals with controlling power over PEAK6 LLC. Both Mr. Hulsizer and Ms. Just disclaim beneficial ownership of the shares held by PEAK6 Group LLC, except to the extent of their respective pecuniary interests therein. The registered address of PEAK6 Group LLC is 2010 E. 6th St. Austin, TX 78702.

34	Represents (i) 150,000 Webull Class A Ordinary Shares held by Polar Multi-Strategy Master Fund issued pursuant to Non-Redemption Agreements and (ii) 200,000 Webull Class A Ordinary Shares held by Polar Multi-Strategy Master Fund assuming the exercise of 200,000 Webull Incentive Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). Polar Multi-Strategy Master Fund (“Polar Fund”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The ultimate natural person who has voting and dispositive power over the shares held by the Polar Fund is Paul Sabourin, Chief Investment Officer of PAMPI. The address of Polar Fund is 16 Tork Street, Suite 2900, Toronto, Ontario, M5J0E6 Canada.

35	Represents 281,250 Webull Class A Ordinary Shares held by Richard Chin issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares. The business address of Richard Chin is 288 Park Avenue S, #96693, New York, NY 10003.

36	Represents (i) 150,000 Webull Class A Ordinary Shares held by RiverNorth SPAC Arbitrage Fund, LP issued pursuant to Non-Redemption Agreements and (ii) 56,125 Webull Class A Ordinary Shares held by RiverNorth SPAC Arbitrage Fund, LP assuming the exercise of 56,125 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). RiverNorth SPAC Arbitrage GP is the general partner of RiverNorth SPAC Arbitrage Fund, LP. RiverNorth Capital Management, LLC is the general partner of RiverNorth Capital Partners, LP and RiverNorth Institutional Partners LP and the managing member of RiverNorth SPAC Arbitrage GP (together with RiverNorth SPAC Arbitrage Fund, LP, RiverNorth Capital Partners, LP and RiverNorth Institutional Partners, LP, the “RiverNorth Funds”) and has beneficial ownership of the shares held by RiverNorth Funds. Patrick W. Galley is deemed control person of RiverNorth. Mr. Galley disclaims beneficial ownership of the shares held by RiverNorth SPAC Arbitrage Fund, LP. The address for RiverNorth SPAC Arbitrage Fund, LP is 360 South Rosemary Avenue, Suite 1420, West Palm Beach, Florida, 33401.

37	Represents (i) (a) 714,815 Webull Class A Ordinary Shares held by JR-GFG LLC following the consummation of the Business Combination as an Existing Webull Shareholder and (b) 116,082 Webull Class A Ordinary Shares held by JR-GFG LLC assuming the exercise of 116,082 Webull Incentive Warrants, (ii) (a) 10,007,267 Webull Class A Ordinary Shares held by RIT Capital Partners PLC following the consummation of the Business Combination as an Existing Webull Shareholder and (b) 1,625,123 Webull Class A Ordinary Shares held by RIT Capital Partners PLC assuming the exercise of 1,625,123 Webull Incentive Warrants and (iii) 2,859,223 Webull Class A Ordinary Shares held by WB-UDD2021 LP following the consummation of the Business Combination as an Existing Webull Shareholder and (b) 464,321 Webull Class A Ordinary Shares held by WB-UDD2021 LP assuming the exercise of 464,321 Webull Incentive Warrants. RIT Capital Partners PLC has delegated investment management to J. Rothschild Capital Management Limited, a private limited company, incorporated in England and Wales with company number 02201053, which is regulated in the United Kingdom by the Financial Conduct Authority. J. Rothschild Capital Management Limited may be deemed to share beneficial ownership of the shares of common stock reported herein, but disclaims any such beneficial ownership of shares of common stock not held of record by it, except to the extent it has pecuniary interest therein. The address of RIT Capital Partners PLC is Spencer House, 27 St. James’s Place, London, United Kingdom SW1A 1NR. Mr. Jeffrey Lo has voting and investment control over the shares held by WB-UDD2021 LP and JR-GFG LLC. The address of WB-UDD 2021 LP, JR-GFG LLC and Mr. Jeffrey Lo is 33 Union Square West, New York, NY 10003.

38	Represents (i) 24,152,813 Webull Class A Ordinary Shares held by SIG Global China Fund I, LLLP following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 662,671 Webull Class A Ordinary Shares held by SIG Global China Fund I, LLLP assuming the exercise of 662,671 Webull Incentive Warrants. SIG Asia Investment, LLLP, a Delaware limited liability limited partnership, is the investment manager for SIG Global China Fund I, LLLP pursuant to an investment management agreement and, as such, has discretionary authority to vote and dispose of the shares held by SIG Global China Fund I, LLLP. In addition, Heights Capital Management, Inc., a Delaware corporation, is the investment manager for SIG Asia In-vestment, LLLP pursuant to an investment management agreement and, as such, has discretionary authority to vote and dispose of the shares held by SIG Global China Fund I, LLLP. Arthur Dantchik, in his capacity as president of SIG Asia Investment, LLLP and vice president of Heights Capital Management, Inc. may also be deemed to have investment discretion over the shares held by SIG Global China Fund I, LLLP. Mr. Dantchik disclaims any such investment discretion or beneficial ownership with respect to these shares. The registered address of SIG Global China Fund I, LLLP is 251 Little Falls Drive, Wilmington, DE 19808.

39	Represents 16,689,642 Webull Class A Ordinary Shares held by Tianjin Jinmi Investment Partnership (Limited Partnership). The general partner and investment manager of Tianjin Jinmi Investment Partnership (Limited Partnership) is Tianjin Jinxing Venture Investment Co., Ltd., a consolidated affiliated entity of Xiaomi Corporation, a corporation publicly held and traded on the Hong Kong Stock Exchange (stock code: 01810). Jun Lei has the majority voting power in Xiaomi Corporation and is deemed to beneficially own our shares held by Xiaomi Corporation. The registered office of Tianjin Jinmi Investment Partnership (Limited Partnership) is Room 904, Huaying Building, Center Avenue, Tianjin Pilot Free Trade Zone (Airport Economic Zone), Tianjin, China.

40	Represents 21,303,692 Webull Class A Ordinary Shares held by Tianjin Zhiying Enterprise Management Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder. The general partner of Tianjin Zhiying Enterprise Management Partnership (Limited Partnership) is Lhasa Economic Technology Development Zone Shunwei Capital Start-up Investment Partnership (Limited Partnership), whose general partner is Lhasa Economic Technology Development Zone Shunwei Capital Investment Consulting Co., Ltd. Mr. Jun Lei has controlling power over Lhasa Economic Technology Development Zone Shunwei Capital Investment Consulting Co., Ltd. The registered address of Tianjin Zhiying Enterprise Management Partnership (Limited Partnership) is 1725-Binhai China Central Place, Tianjin Pilot Free Trade Zone (Central Business District), Tianjin, China.

41	Represents 16,124 Webull Class A Ordinary Shares held by TQ Master Fund LP pursuant to Non-Redemption Agreements. The Quarry LP, the investment adviser of TQ Master Fund LP, is controlled by its Founder and Chief Investment Officer Peter Bremberg, who, in such capacity has voting power and investment power with respect to the shares held by TQ Master Fund LP and therefore may be deemed to be the beneficial owner of such shares. The address of TQ Master Fund LP is c/o The Quarry LP, 331 Park Avenue South, 3rd Floor, New York, NY 10010.

42	Represents (i) (a) 47,475 Webull Class A Ordinary Shares held by Walleye Investments Fund LLC pursuant to Non-Redemption Agreements and (b) 269,025 Webull Class A Ordinary Shares held by Walleye Investments Fund LLC pursuant to open market purchases, (ii) (a) 77,775 Webull Class A Ordinary Shares held by Walleye Opportunities Master Fund Ltd pursuant to Non-Redemption Agreements and (b) 440,725 Webull Class A Ordinary Shares held by Walleye Opportunities Master Fund Ltd pursuant to open market purchases and (iii) (a) 9,750 Webull Class A Ordinary Shares held by Sea Hawk Multi-Strategy Master Fund Ltd pursuant to Non-Redemption Agreements and (b) 65,000 Webull Class A Ordinary Shares held by Sea Hawk Multi-Strategy Master Fund Ltd assuming the exercise of 65,000 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). Walleye Investments Fund LLC, Walleye Opportunities Master Fund Ltd, Sea Hawk Multi- Strategy Master Fund Ltd. (collectively, the “Walleye Entities”) are private investment funds managed by Walleye Capital LLC. William England is the Chief Executive Officer of Walleye Capital LLC. As a result, Walleye Capital LLC and Mr. England may be deemed to have shared voting and dispositive power with respect to the shared held by the Walleye Entities. The address for Walleye Capital LLC and U.S. address for the Walleye Entities is 2800 Niagara Lane N, Plymouth MN 55447.

43	Represents 82,988,016 Webull Class A Ordinary Shares assuming the conversion of 82,988,016 Webull Class B Ordinary Shares, which are held by Water Castle Az Inc., whose voting power is fully retained by Pozijie Inc., a British Virgin Islands company wholly-owned by Mr. Anquan Wang. The registered office address of Water Castle Az Inc. is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

44	Represents 11,466,481 Webull Class A Ordinary Shares held of record by Webull Partners Limited and which are beneficially held by certain directors and officers of Webull, including Anthony Denier, H.C. Wang, Benjamin James and Shen Lu.

45	Represents 50,000 Webull Class A Ordianry Shares held by Aqua Pursuit International Limited (“Aqua Pursuit”) pursuant to a subscription agreement in satisfaction of certain of the fees and expenses incurred by Aqua Prsuit. Mr. Zhihai Mao has voting and investment control over the shares held by Aqua Pursuit as director of Aqua Pursuit. The business address of the entities and individual listed above is 2F, Building #1, Shiyuyuan, Haidian District, Beijing, China 100097.

46	Represents 50,000 Webull Class A Ordianry Shares held by Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”) pursuant to a subscription agreement in satisfaction of certain of the fees and expenses incurred by WSGR. WSGR has provided legal services to Auxo since 2023. Certain members of, and investment partnerships comprised of members of, WSGR received Webull Class A Ordinary Shares in connection with the Closing. The business address of WSGR is 650 Page Mill Rd, Palo Alto, CA 94304.

47	Any Webull Class A Ordinary Shares issuable upon exercise of any of the 20,000,000 Incentive Warrants issued to certain Existing Webull Shareholders in connection with the closing of the Business Combination and that are covered by this prospectus are also registered for resale hereunder.

Material Relationships with Selling Securityholders

See the section entitled “Material Contracts and Certain Relationships and Related Party Transactions.”

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to (a) 147,445,012 Webull Class A Ordinary Shares, (b) 6,792,000 Webull Private Warrants held by Auxo and purchased by Auxo at $1.00 per warrant from SKGR prior to the assumption of such warrants by Webull in connection with the Business Combination, and (c) 20,000,000 Webull Incentive Warrants issued for no consideration in connection with the Business Combination to certain Existing Webull Shareholders. The Webull Class A Ordinary Shares described in clause (a) of the prior sentence include (i) 101,752,608 Webull Class A Ordinary Shares held by the Existing Webull Shareholders following the consummation of the Business Combination and which represent a portion of the merger consideration received by such investors with an implicit pro forma value of $10.00 per share, (ii) up to 20,747,004 Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares, which are held by Water Castle Az Inc., an entity controlled by our founder Mr. Anquan Wang, following the Business Combination and which represent merger consideration with an implicit pro forma value of $10.00 per share, (iii) 2,960,464 Webull Class A Ordinary Shares issued to the Initial SKGR Shareholders in connection with the Business Combination upon conversion of their SKGR Class B Ordinary Shares that were initially purchased by Auxo from SKGR at approximately $0.003 per share, (iv) 524,000 Webull Class A Ordinary Shares issued to Auxo in connection with the Business Combination upon conversion of SKGR Class A Ordinary Shares that were issued at $10.00 per share pursuant to certain convertible loans extended by Auxo to SKGR, (v) 1,429,686 Webull Class A Ordinary Shares that were issued to certain investors party to Non-Redemption Agreements and Additional Non-Redemption Agreements in connection with the consummation of the Business Combination upon conversion of SKGR Class B Ordinary Shares transferred to such investors by Auxo for no consideration, (vi) 25,000 Webull Class A Ordinary Shares issued to J.V.B. Financial Group, LLC, acting through CCM, upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo pursuant to a fee agreement with SKGR valuing such shares at $10.00 per share, (vii) 100,000 Webull Class A Ordinary Shares issued at a deemed $10.00 price per share to certain service providers of Webull and SKGR in satisfaction of certain of the fees and expenses incurred by such service providers, and (viii) 20,000,000 Webull Class A Ordinary Shares issuable to certain Existing Webull Shareholders upon exercise of the up to 20,000,000 Webull Incentive Warrants that were issued to them in connection with the Business Combination.

This prospectus also relates to the issuance and sale by us of up to (i) 17,271,990 Webull Class A Ordinary Shares underlying Webull Warrants exercisable at $11.50 per share (subject to adjustment), including 6,792,000 Webull Private Warrants held by Auxo and which may be exercised on a cashless basis or at $11.50 per share (subject to adjustment), and (ii) 20,913,089 Webull Class A Ordinary Shares underlying Webull Incentive Warrants that are initially exercisable at $10.00 per share (subject to adjustment) by certain Existing Webull Shareholders and by holders of SKGR Class A Ordinary Shares that did not redeem such shares in connection with the Business Combination.

The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in connection with the Business Combination and pursuant to the requirements of the Warrant Assignment Agreement and the Incentive Warrant Agreement, respectively.

We do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part. Moreover, the securities offered for resale represent a substantial percentage of our total issued and outstanding securities and our public float (95.6% of the SKGR Class A Ordinary Shares that were issued in connection with the SKGR IPO exercised their right to redeem in connection with, or prior to, the Business Combination). In fact, the 127,445,012 Webull Ordinary Shares offered for resale pursuant to this prospectus represent approximately 27.6% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus (excluding any of the Webull Class A Ordinary Shares that still may be issued to certain of the Existing Webull Shareholders upon exercise of the 20,000,000 Webull Incentive Warrants they hold), the 6,792,000 Webull Private Warrants offered for resale pursuant to this prospectus represent approximately 39.3% of the issued and outstanding Webull Warrants, and the 20,000,000 Webull Incentive Warrants offered for resale pursuant to this prospectus represent approximately 95.6% of the issued and outstanding Webull Incentive Warrants. The sale of all the securities being offered in this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale of additional securities. Despite a potential decline in the public trading price of our securities, the Selling Securityholders may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices described above and the public trading price of our securities. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. As described in more details above, some of the Selling Securityholders purchased or received their securities at prices considerably below the current market prices. For instance, (A) based on the $15.45 closing price of the Webull Class A Ordinary Shares on April 28, 2025, upon the sale of the Webull Class A Ordinary Shares, (i) the Existing Webull Shareholders may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they hold, (ii) Mr. Anquan Wang may experience a potential profit of approximately $5.45 per Webull Class B Ordinary Share he decides to convert into Webull Class A Ordinary Shares, (iii) the Initial SKGR Shareholders may experience a potential profit of approximately $15.45 per Webull Class A Ordinary Share they hold upon conversion of their SKGR Class B Ordinary Shares, (iv) Auxo may experience a potential profit of approximately $5.45 per share it received upon conversion of its convertible loans, (v) the investors party to the Non-Redemption Agreements (as defined herein) and Additional Non-Redemption Agreements may experience a potential profit of approximately $15.45 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo for no consideration, (vi) CCM may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo pursuant to a fee agreement with SKGR, and (vii) the service providers receiving Webull Class A Ordinary Shares in satisfaction for certain of their fees and expenses may experience a potential profit of approximately $5.45 per Webull Class A Ordinary Share they sell; (B) based on the $2.06 closing price of the Webull Warrants on April 28, 2025, Auxo may experience a potential profit of approximately $1.06 per Webull Private Warrant they sell; and (C) based on the $3.21 closing price of the Webull Incentive Warrants on April 28, 2025, the Existing Webull Shareholders may experience a potential profit of approximately $3.21 per Webull Incentive Warrant they sell. The frequency of such sales could also cause the market price of our securities to decline or increase the volatility in the market price of our securities. Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. However, certain lock-up restrictions entered into in connection with the Business Combination will expire thirty days after the Closing Date (with respect to the Webull Private Warrants held by Auxo), one year after the Closing Date (with respect to the Webull Ordinary Shares held by the Initial SKGR Shareholders and certain non-redemption agreement investors) and one hundred eighty days after the Closing Date (with respect to Webull Ordinary Shares held by Existing Webull Shareholders). The lock-up restrictions described in the foregoing are subject to specified exceptions that may result in earlier transfers or releases of such securities. For instance, the release of Webull Class A Ordinary Shares from the transfer restrictions may occur if the Webull Class A Ordinary Shares trade above $12.00 (as the Webull Class A Ordinary shares do as of the date of this prospectus) for twenty (20) trading days within a thirty (30)-trading day period. The Webull Incentive Warrants held by the Existing Webull Shareholders and the Webull Class A Ordinary Shares received by CCM or by certain of our service providers in settlement of certain of their fees and expenses are not subject to any contractual transfer restrictions. For more information on securities eligible for future sale, including alternative resale options that the selling securityholders named herein may have in addition to resales covered by this prospectus, see the section entitled “Securities Eligible For Future Sale” and “Risk Factors” in this prospectus.

The Selling Securityholders may offer any, all or none of the securities described in the foregoing for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities is being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means permitted pursuant to applicable law, as described in more details in the section entitled “Plan of Distribution” herein. We are also registering the resale of these securities by the Selling Securityholders, or their donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. The Initial SKGR Shareholders are each deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Webull Class A Ordinary Shares they may sell. Further, in connection with any sales of securities offered hereunder, the other Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may also be deemed to be “underwriters” within the meaning of the Securities Act. Commissions received by these broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting discount under the Securities Act. To the extent that broker-dealers are used in the resale of the securities offered under this prospectus, any such broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until Webull sets forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus forms a part. Any Selling Securityholder that is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders (similarly to the indemnity agreement between us and the Initial SKGR Shareholders that is described further below), to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from the sale of the securities by the Selling Securityholders, except with respect to amounts received by Webull upon exercise of the Webull Warrants (to the extent the Webull Private Warrants are exercised for cash) and the Webull Incentive Warrants. We believe that the likelihood that the holders of Webull Warrants and Webull Incentive Warrants will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of the Webull Class A Ordinary Shares. When the market price for the Webull Class A Ordinary Shares is less than $11.50 per share with respect to the Webull Warrants or less than $10.00 per share with respect to the Incentive Warrants, such warrants would be “out of the money” and it would be unlikely that such holders exercise their warrants. However, as of the date of this prospectus, the market price for the Webull Class A Ordinary Shares is above $11.50, which makes an exercise of the Webull Warrants or the Webull Incentive Warrants more likely.

Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq (or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale) at prevailing market prices, as well as any of the following methods:

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share and/or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in an exchange distribution in accordance with the rules of the applicable exchange;

●	through the distribution by any Selling Securityholder to its employees, partners (including limited partners), members or stockholders;

●	whereby broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

●	settlement of short sales entered into after the date of this prospectus;

●	through delayed delivery requirements;

●	by pledge to secured debts and other obligations;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers, or block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act (it being understood that the Selling Securityholders, unless otherwise specified herein, shall not be deemed to be underwriters solely as a result of their participation in this offering). To our knowledge, the Selling Securityholders have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

A Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that such a donee, pledgee, transferee or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts. A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the FINRA, we expect that the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify certain of the Selling Securityholders, including the Initial SKGR Shareholders that are each deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Webull Class A Ordinary Shares they may sell, against certain liabilities, including liabilities under the Securities Act. Such Selling Securityholders have also agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. Selling Securityholders may also indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act. More specifically, on December 5, 2024, Webull entered into an indemnity letter agreement with the Initial SKGR Shareholders that are each deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Webull Class A Ordinary Shares they may sell (the “Indemnity Letter Agreement”). The Indemnity Letter Agreement provides that, among other things, Webull shall indemnify, to the extent permitted by law, the Initial SKGR Shareholders against losses resulting from or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, any issuer free writing prospectus, any information of Webull that it has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any written communication (within the meaning of Rule 405 under the Securities Act) with investors, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. In connection with the registration statement in which an Initial SKGR Shareholder is participating, such Initial SKGR Shareholder shall furnish to Webull in writing the SPAC Insider Information (as defined in the Indemnity Letter Agreement) and to the extent permitted by law, shall indemnify Webull against losses resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, any issuer free writing prospectus, any Webull information that Webull has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any written communication with investor, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue statement or alleged untrue statement or omission or alleged omission of a material fact are made in reliance upon any information or affidavit furnished in writing by such Initial SKGR Shareholder expressly for use therein.

The Webull Articles include certain transfer restrictions applicable to the Existing Webull Shareholders. Pursuant to the Auxo Support Agreement and the Webull Articles, (i) the Initial SKGR Shareholders and certain non-redemption agreement investors and (ii) the Existing Webull Shareholders, respectively, are restricted, subject to certain exceptions, from selling any of their Webull Class A Ordinary Shares for one year after the consummation of the Business Combination, in the case of the Initial SKGR Shareholders and certain non-redemption agreement investors, and for 180 days after the consummation of the Business Combination in the case of the Existing Webull Shareholders. The Auxo Support Agreement permits a release of the Webull Class A Ordinary Shares subject to lock-up if after the Closing Date, the closing price of the Webull Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days (as defined in the Auxo Support Agreement) within a thirty (30)-Trading Day period commencing at least one hundred and fifty (150) days after the Closing Date. 25% of the shares held by the Initial SKGR Shareholders were released from the Auxo Support Agreement lock-up immediately as of the Closing Date, as provided by the Auxo Support Agreement, in order to satisfy, reduce or defray any actual or potential taxes imposed (or in the Initial SKGR Shareholders’ reasonable judgment expected to be imposed) on the Initial SKGR Shareholders or their affiliates as a result of the Business Combination potentially not qualifying for the Intended Tax Treatment (as defined in the Auxo Support Agreement). The Webull Private Warrants are subject to a 30-day lock-up following the Closing Date pursuant to the Auxo Support Agreement.

The Webull Articles also provide that a majority of the directors of Webull then in office or a duly authorized committee of the Webull board of directors may release the Webull Class A Ordinary Shares held by the Existing Webull Shareholders from the lock-up included in the Webull Articles. Further, the Webull Articles provide that following the date on which the closing price of the Webull Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days (as defined in the Webull Articles) within a thirty (30)-Trading Day period, Webull may, at its discretion, release up to twenty-five percent (25%) of the shares held by an Existing Webull Shareholder (determined as of the date immediately before the date of such determination) from the transfer restrictions included in the Webull Articles; provided that if Webull releases any of the shares subject to lock-up, the same percentage of lock-up shares held by other Existing Webull Shareholders as the percentage of the shares subject to lock-up that are subject to the release shall be deemed to have also been simultaneously released; provided further that the foregoing shall not apply to any shares held by a Water Castle Az Inc., NotNull Inc., Webull Partners Limited (which are the record holders of certain shares held by certain of Webull’s directors and officers) and any other person to whom any such person may transfer any shares subject to lock-up. The foregoing descriptions of the Webull Articles and the Auxo Support Agreement and the rights and restrictions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms of the Webull Articles and the Auxo Support Agreement.

SECURITIES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of Webull Class A Ordinary Shares, Webull Warrants or Webull Incentive Warrants in the public market could adversely affect market prices prevailing from time to time for such securities. Furthermore, because only a limited number of Webull Class A Ordinary Shares, Webull Warrants and Webull Incentive Warrants are currently available for sale after the closing of our Business Combination due to contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of Webull Class A Ordinary Shares, Webull Warrants and Webull Incentive Warrants in the public market after the restrictions lapse. This may adversely affect the prevailing market prices of our securities and our ability to raise equity capital in the future.

As of the date of this prospectus, Webull had (i) 378,563,226 Webull Class A Ordinary Shares and 82,988,016 Webull Class B Ordinary Shares issued and outstanding, and (ii) 17,271,990 Webull Warrants and 20,913,089 Incentive Warrants issued and outstanding. Webull also has 44,400,984 Webull Class A Ordinary Shares reserved for issuance pursuant to its Global Plan. Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. The Webull Incentive Warrants are not subject to any contractual transfer restrictions and the Webull Private Warrants are subject to a lock-up for 30 days following the Closing Date. The Webull Class A Ordinary Shares received by CCM or by certain of our service providers in settlement of certain of their fees and expenses are also not subject to any contractual transfer restrictions. For more information on the lock-up restrictions and exceptions thereto, see below under “—Lock-up Agreements.” The registration statement of which this prospectus forms a part only registers for resale a portion of the shares held by the Existing Webull Shareholders. The number of shares registered for resale include 25% of the shares that may be released from the transfer restrictions under a provision of the Webull Articles, 25% of the Webull Class B Ordinary Shares beneficially held by our founder, Anquan Wang and held of record by Water Castle Az Inc., all of the Webull Class A Ordinary Shares held by Webull Partners Limited (which is the record holder of certain Webull Class A Ordinary Shares beneficially held by certain of Webull’s directors and officers) and all of the shares held by the Initial SKGR Shareholders and the investors party to the Non-Redemption Agreements and Additional Non-Redemption Agreements. The 127,445,012 Webull Ordinary Shares offered for resale pursuant to this prospectus represent approximately 27.6% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus (excluding any of the Webull Class A Ordinary Shares that still may be issued to certain of the Existing Webull Shareholders upon exercise of the 20,000,000 Webull Incentive Warrants they hold), the 6,792,000 Webull Private Warrants offered for resale pursuant to this prospectus represent approximately 39.3% of the issued and outstanding Webull Warrants, and the 20,000,000 Webull Incentive Warrants offered for resale pursuant to this prospectus represent approximately 95.6% of the issued and outstanding Webull Incentive Warrants.

Of the 378,563,226 Webull Class A Ordinary Shares issued and outstanding as of the date of this prospectus, 376,779,021 Webull Class A Ordinary Shares are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 under the Securities Act. Following the expiration of the lock-up on such shares pursuant to the Webull Articles or the Auxo Support Agreement, 106,698,008 Webull Ordinary Shares covered by this prospectus will be transferable without any restrictions as long as the registration statement of which this prospectus forms a part remains effective or an exemption from registration under Rules 144 under the Securities Act is available. Once the transfer restrictions in the Webull Articles expire with respect to such shares, the balance of the Webull Class A Ordinary Shares that are not covered by this prospectus may be registered for resale in a subsequent registration statement or may be sold subject to availability of Rule 144 after this offering.

The 82,988,016 Webull Class B Ordinary Shares issued and outstanding as of the date of this prospectus are “restricted securities,” as that phrase is defined in Rule 144, and are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 under the Securities Act. Upon conversion of the 20,747,004 Webull Class B Ordinary Shares into 20,747,004 Webull Class A Ordinary Shares covered by this prospectus into Webull Class A Ordinary Shares and following the expiration of the lock-up pursuant to the Webull Articles on such shares, such Webull Ordinary Shares will be transferable without any restrictions as long as the registration statement of which this prospectus forms a part remains effective or an exemption from registration under Rules 144 under the Securities Act is available. Once the transfer restrictions in the Webull Articles expire with respect to such shares, the balance of the Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares and that are not covered by this prospectus may be registered for resale in a subsequent registration statement or may be sold subject to availability of Rule 144 after this offering.

Of the 17,271,990 Webull Warrants, (i) 6,792,000 are Webull Private Warrants held by Auxo and are subject to a lock-up pursuant to the Auxo Support Agreement that will expire 30 days after the Closing Date, or May 10, 2025 (for more information, see below under “—Lock-up Agreement”), and (ii) 10,479,990 are Webull Public Warrants that are currently transferable without any restrictions, except for any Webull Warrants purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The Webull Private Warrants are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 under the Securities Act. Once the 30 day lockup with respect to the Webull Private Warrants expires and as long as the registration statement of which this prospectus forms a part remains effective or an exemption from registration under Rules 144 under the Securities Act is available, the Webull Private Warrants (or any Webull Public Warrants into which the Webull Private Warrants will convert once they cease to be held by Auxo or any of its permitted transferees) will be transferable without restrictions. As long as the registration statement of which this prospectus forms a part remains effective, or an exemption from registration under Rules 144 under the Securities Act is available if any of shares issued upon exercise of Webull Warrants are held by an “affiliate,” as that term is defined in Rule 144 under the Securities Act, any Webull Class A Ordinary Shares issuable upon exercise of Webull Warrants will be freely transferable.

Of the 20,913,089 Incentive Warrants, there are currently 913,089 Incentive Warrants that are freely transferable without restrictions (except for any Webull Incentive Warrants purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act) and 20,000,000 Incentive Warrants held by certain Existing Webull Shareholders that are “restricted securities,” as that phrase is defined in Rule 144, and are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 under the Securities Act. Such 20,000,000 Incentive Warrants will be transferable without any restrictions as long as the registration statement of which this prospectus forms a part remains effective or an exemption from registration under Rules 144 under the Securities Act is available. As long as the registration statement of which this prospectus forms a part remains effective, or an exemption from registration under Rules 144 under the Securities Act is available if any of shares issued upon exercise of Webull Incentive Warrants are held by an “affiliate,” as that term is defined in Rule 144 under the Securities Act, any Webull Class A Ordinary Shares issuable upon exercise of Webull Incentive Warrants will be freely transferable.

Rule 144

In general, a person who has beneficially owned our securities that are restricted shares for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, the sale and (ii) we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least 90 days before the sale. If such person has beneficially owned such securities for at least one year, then the requirement in clause (ii) will not apply to the sale.

Persons who have beneficially owned our securities that are restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of our Webull Class A Ordinary Shares, Webull Public Warrant or Webull Incentive Warrants (as applicable) then outstanding; or

●	the average weekly trading volume of our Webull Class A Ordinary Shares, Webull Public Warrant or Webull Incentive Warrants (as applicable) on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale provided, in each case, that we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Equity Incentive Plans

We expect to file a registration statement on Form S-8 under the Securities Act to register the Webull Class A Ordinary Shares reserved for issuance under our equity incentive plans. Webull currently has 44,400,984 Webull Class A Ordinary Shares reserved for issuance pursuant to its Global Plan. The Webull Class A Ordinary Shares to be covered by such registration statement are eligible for sale in the public markets, subject to vesting restrictions and any applicable holdings periods, any applicable lock-up agreements and Rule 144 limitations applicable to affiliates.

Lock-up Agreements

The Webull Articles include certain transfer restrictions applicable to the Existing Webull Shareholders. Pursuant to the Auxo Support Agreement and the Webull Articles, (i) the Initial SKGR Shareholders and certain non-redemption agreement investors and (ii) the Existing Webull Shareholders, respectively, are restricted, subject to certain exceptions, from selling any of their Webull Class A Ordinary Shares for one year after the consummation of the Business Combination, in the case of the Initial SKGR Shareholders and certain non-redemption agreement investors, and for 180 days after the consummation of the Business Combination in the case of the Existing Webull Shareholders. The Auxo Support Agreement permits a release of the Webull Class A Ordinary Shares subject to lock-up if after the Closing Date, the closing price of the Webull Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days (as defined in the Auxo Support Agreement) within a thirty (30)-Trading Day period commencing at least one hundred and fifty (150) days after the Closing Date. 25% of the shares held by the Initial SKGR Shareholders were released from the Auxo Support Agreement lock-up immediately as of the Closing Date, as provided by the Auxo Support Agreement, in order to satisfy, reduce or defray any actual or potential taxes imposed (or in the Initial SKGR Shareholders’ reasonable judgment expected to be imposed) on the Initial SKGR Shareholders or their affiliates as a result of the Business Combination potentially not qualifying for the Intended Tax Treatment (as defined in the Auxo Support Agreement). The Webull Private Warrants are subject to a 30-day lock-up following the Closing Date pursuant to the Auxo Support Agreement.

The Webull Articles also provide that a majority of the directors of Webull then in office or a duly authorized committee of the Webull board of directors may release the Webull Class A Ordinary Shares held by the Existing Webull Shareholders from the lock-up included in the Webull Articles. Further, the Webull Articles provide that following the date on which the closing price of the Webull Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days (as defined in the Webull Articles) within a thirty (30)-Trading Day period, Webull may, at its discretion, release up to twenty-five percent (25%) of the shares held by an Existing Webull Shareholder (determined as of the date immediately before the date of such determination) from the transfer restrictions included in the Webull Articles; provided that if Webull releases any of the shares subject to lock-up, the same percentage of lock-up shares held by other Existing Webull Shareholders as the percentage of the shares subject to lock-up that are subject to the release shall be deemed to have also been simultaneously released; provided further that the foregoing shall not apply to any shares held by a Water Castle Az Inc., NotNull Inc., Webull Partners Limited (which are the record holders of certain shares held by certain of Webull’s directors and officers) and any other person to whom any such person may transfer any shares subject to lock-up. The foregoing descriptions of the Webull Articles and the Auxo Support Agreement and the rights and restrictions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms of the Webull Articles and the Auxo Support Agreement.

EXPENSES OF THE OFFERING

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

Expenses	Amount
U.S. Securities and Exchange Commission registration fee		$330,896.38
Transfer agent fee	$	*
Printing and engraving expenses		$50,000.00	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous costs	$	*
Total	$	*

*	Estimated solely for purposes of this section. Actual expenses may vary. Some of these fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

LEGAL MATTERS

The validity of the Webull Class A Ordinary Shares offered in this prospectus shall be passed on by Ogier, as our counsel with respect to certain legal matters as to Cayman Islands law. The validity of the Webull Warrants and Webull Incentive Warrants shall be passed on by Kirkland & Ellis LLP, as our counsel with respect to certain legal matters as to U.S. law.

EXPERTS

The consolidated financial statements of Webull as of December 31, 2024 and 2023, and for each of the years in the three year period ended December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of KPMG LLP is 345 Park Avenue, New York, New York 10154.

The financial statements of SK Growth Opportunities Corporation as of December 31, 2023 and 2024 and the related statements of operations, changes in shareholders’ deficit, and cash flows for the years ended December 31, 2023 and 2024, appearing in this prospectus, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of SK Growth Opportunities Corporation to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Webull is incorporated in the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between Webull, its officers, directors and shareholders, be arbitrated.

Certain of Webull’s directors and executive officers reside outside the United States, and most of the assets of its non-U.S. subsidiaries are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States against Webull or those non-U.S. resident persons based on the civil liabilities or judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Webull has been informed by Ogier, its counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against Webull or its directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against Webull or its directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. Webull has also been advised by Ogier that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 25, 2025;

●	the description of our securities contained in Exhibit 2.6 of our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 25, 2025, including any amendment or report filed for the purpose of updating such description; and

●	Report on Form 6-K filed with the SEC on April 14, 2025.

Our filings with the SEC, and exhibits incorporated in and amendments to those reports, are available free of charge on our website www.webullcorp.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only and information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which it forms a part.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

Webull Corporation

Attention: Benjamin James, General Counsel

200 Carillon Parkway

St. Petersburg, Florida 33716

Telephone: (917) 725-2448
Email: ir@webullcorp.com

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (which may include amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.webullcorp.com. The reference to our website is an inactive textual reference only and information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which it forms a part.

INDEX TO FINANCIAL STATEMENTS

Webull Corporation

As permitted pursuant to General Instruction VI. of Form F-1, Webull is incorporating by reference its consolidated financial statements appearing in Webull’s Annual Report on Form 20-F for the year ended December 31, 2024 into this prospectus. For more information, also see above under “Incorporation By Reference” or “Where You Can Find More Information.”

SK Growth Acquisition Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

SK Growth Opportunities Corporation:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of SK Growth Opportunities Corporation (the “Company”) as of December 31, 2024 and 2023, the related statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by June 22, 2025 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2021.

New York, New York

March 27, 2025

PCAOB ID Number 100

SK GROWTH OPPORTUNITIES CORPORATION

BALANCE SHEETS

	December 31, 2024	December 31, 2023
Assets:
Current assets:
Cash	$169,659	$163,718
Prepaid expenses	16,613	209,750
Total current assets	186,272	373,468

Investments and cash held in Trust Account	112,683,509	109,573,279
Total Assets	$112,869,781	$109,946,747

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$2,331	$107,223
Accrued expenses	2,003,621	1,204,161
Advances from Webull	1,383,537	-
Sponsor Note	1,720,000	380,000
Overfunding loan	5,240,000	-
Total current liabilities	10,349,489	1,691,384

Non-current liabilities:
Overfunding loan	-	5,240,000
Deferred underwriting and advisory fees	7,336,000	7,336,000
Total non-current liabilities	7,336,000	12,576,000
Total liabilities	17,685,489	14,267,384

Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 9,000,000,000 shares authorized; 9,732,960 and 10,056,597 shares subject to possible redemption at approximately $11.57 and $10.89 per share as of December 31, 2024 and 2023, respectively	112,583,509	109,473,279

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 990,000 shares authorized; none issued or outstanding as of December 31, 2024 and 2023	-	-
Class A ordinary shares, $0.0001 par value; 9,000,000,000 shares authorized; no non-redeemable shares issued or outstanding (excluding 9,732,960 shares subject to possible redemption) as of December 31, 2024 and 2023	-	-
Class B ordinary shares, $0.0001 par value; 999,000,000 shares authorized; 5,240,000 shares issued and outstanding as of December 31, 2024 and 2023	524	524
Additional paid-in capital	-	-
Accumulated deficit	(17,399,741)	(13,794,440)
Total shareholders’ deficit	(17,399,217)	(13,793,916)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$112,869,781	$109,946,747

The accompanying notes are an integral part of these financial statements.

SK GROWTH OPPORTUNITIES CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2024	2023
General and administrative expenses	$2,437,346	$2,151,130
Loss from operations	(2,437,346)	(2,151,130)

Other income (expense):
Fair value of shares issued pursuant to non-redemption agreement	-	(274,826)
Income from investments held in Trust Account	5,605,739	10,570,325
Total other income, net	5,605,739	10,295,499

Net income	$3,168,393	$8,144,369

Basic and diluted weighted average shares outstanding, Class A ordinary shares	9,971,709	20,870,383
Basic and diluted net income per share, Class A ordinary shares	$0.21	$0.31

Basic weighted average shares outstanding, Class B ordinary shares	5,240,000	5,240,000
Basic net income per share, Class B ordinary shares	$0.21	$0.31

The accompanying notes are an integral part of these financial statements.

SK GROWTH OPPORTUNITIES CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance-December 31, 2022	5,240,000	524	-	(11,643,310)	(11,642,786)
Accretion for Class A ordinary shares to redemption amount	-	-	(274,826)	(10,295,499)	(10,570,325)
Fair value of shares issued pursuant to non-redemption agreement	-	-	274,826	-	274,826
Net income	-	-	-	8,144,369	8,144,369
Balance-December 31, 2023	5,240,000	$524	$-	$(13,794,440)	$(13,793,916)
Accretion for Class A ordinary shares to redemption amount	-	-	-	(6,773,694)	(6,773,694)
Net income	-	-	-	3,168,393	3,168,393
Balance-December 31, 2024	5,240,000	$524	$-	$(17,399,741)	$(17,399,217)

The accompanying notes are an integral part of these financial statements.

SK GROWTH OPPORTUNITIES CORPORATION

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net income	$3,168,393	$8,144,369
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Fair value of shares issued pursuant to non-redemption agreement	-	274,826
General and administrative expenses paid by related party under promissory note	256,000	-
Income from investments held in Trust Account	(5,605,739)	(10,570,325)
Changes in operating assets and liabilities:
Prepaid expenses	193,137	410,866
Accounts payable	(104,892)	104,892
Accrued expenses	799,460	903,680
Advances from Webull	1,383,537	-
Net cash provided by (used in) operating activities	89,896	(731,692)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(1,167,955)	-
Cash withdrawn for redemptions	3,663,464	118,642,864
Net cash provided by investing activities	2,495,509	118,642,864

Cash Flows from Financing Activities:
Proceeds from promissory note	1,084,000	380,000
Redemptions of common shares	(3,663,464)	(118,642,864)
Net cash used in financing activities	(2,579,464)	(118,262,864)

Net change in cash	5,941	(351,692)
Cash-beginning of the year	163,718	515,410
Cash-end of the year	$169,659	$163,718

The accompanying notes are an integral part of these financial statements.

SK GROWTH OPPORTUNITIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 1—Description of Organization, Business Operations, Liquidity and Basis of Presentation

SK Growth Opportunities Corporation (the “Company”) is a blank check company incorporated in Cayman Islands on December 8, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from December 8, 2021 (inception) through December 31, 2024, relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, its search for a Business Combination (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds held in the Trust Account (as defined below).

The Company’s sponsor is Auxo Capital Managers LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on June 23, 2022. On June 28, 2022, the Company consummated its Initial Public Offering of 20,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $200.0 million, and incurring offering costs of approximately $12.0 million, of which $7.0 million was for deferred underwriting commissions (see Note 5). The underwriter was granted a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at $10.00 per Unit (the “Over-Allotment Option”). On July 20, 2022, pursuant to the underwriter’s notice of the partial exercise of the Over-Allotment Option, the Company sold an additional 960,000 Units, at $10.00 per Unit, generating aggregate additional gross proceeds of $9.6 million to the Company (the “Partial Over-Allotment Exercise”). On August 9, 2022, following the expiration of the remaining Over-Allotment Option, the Sponsor surrendered and forfeited 510,000 Founder Shares (as defined in Note 4).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 6,600,000 warrants of the Company (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating proceeds of $6.6 million (see Note 4). Substantially concurrently with the closing of the Partial Over-Allotment Exercise, the Company completed the sale of 192,000 additional Private Placement Warrants to the Sponsor (the “Additional Private Placement”) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $192,000.

In addition, upon the consummation of the Initial Public Offering on June 28, 2022, the Sponsor provided the Company with the First Overfunding Loan (as defined in Note 4) in the amount of $5.0 million to deposit in the Trust Account at no interest. In connection with the Partial Over-Allotment Exercise on July 20, 2022, the Sponsor provided the Company with the Second Overfunding Loan (as defined in Note 4) in the amount of $240,000 to deposit in the Trust Account.

Upon the closing of the Initial Public Offering and the Partial Over-Allotment Exercise, approximately $214.8 million ($10.25 per Unit) of net proceeds, including the net proceeds of the Initial Public Offering, the Partial Over-Allotment Exercise the proceeds of the Overfunding Loans and certain of the proceeds of the Private Placement and the Additional Private Placement, was placed in a trust account (the “Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, the sale of Private Placement Warrants and the proceeds from the Overfunding Loan, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in Trust and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the Company’s Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholders meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially at $10.25 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 5).

The Public Shares are recognized at redemption value and classified as temporary equity, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) agreed to vote their Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares included in the Units issued in the Company’s Initial Public Offering, without the prior consent of the Company. The holders of the Founder Shares (the “initial shareholders”) agreed not to propose an amendment to the Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination prior to the Combination Deadline or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

On December 27, 2023, the Company held an extraordinary general meeting (the “First Extension Meeting”) to (i) amend the Company’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) to extend the date by which the Company has to consummate a business combination from December 28, 2023 to September 30, 2024 (or March 31, 2025) as the Company’s board of directors (the “Board”) may approve in accordance with the Memorandum and Articles of Association (such amendment, the “First Articles Amendment” and such proposal, the “First Extension Amendment Proposal”), (ii) amend the Investment Management Trust Agreement, dated June 23, 2022, by and between the Company and Continental, to extend the date on which Continental must liquidate the Trust Account if the Company has not completed its initial business combination, from December 28, 2023 to September 30, 2024 (or March 31, 2025) as the Board may approve (the “First Trust Amendment Proposal”). The First Extension Amendment Proposal and the First Trust Amendment Proposal were approved. In connection with the vote to approve the First Articles Amendment, the holders of 10,903,403 Class A Ordinary Shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.88 per share, for an aggregate redemption amount of approximately $118,642,864.

On September 27, 2024, the Company held an extraordinary general meeting (the “Second Extension Meeting”) to (i) amend the Memorandum and Articles of Association to extend the date by which the Company has to consummate a business combination from September 30, 2024 to March 31, 2025 (such amendment, the “Second Articles Amendment” and such proposal, the “Second Extension Amendment Proposal”), (ii) amend the Investment Management Trust Agreement, dated June 23, 2022 and amended on December 27, 2023, by and between the Company and Continental, to extend the date on which Continental must liquidate the Trust Account if the Company has not completed its initial business combination, from September 30, 2024 to March 31, 2025 (the “Second Trust Amendment Proposal”). The Sponsor has agreed that if the Second Extension Amendment Proposal is approved and implemented, it or its designee will contribute to the Company, as a loan, $0.03 for each Public Share that is not redeemed in connection with the Second Extension Amendment Proposal for each calendar month (commencing on October 1, 2024 and on the 1st day of each subsequent month) until March 31, 2025, or portion thereof, that is needed to complete the Business Combination. The Second Extension Amendment Proposal and the Second Trust Amendment Proposal were approved. In connection with the vote to approve the Second Articles Amendment, the holders of 323,637 Class A Ordinary Shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.32 per share, for an aggregate redemption amount of approximately $3,663,464.

On March 12, 2025, the Company filed a definitive proxy statement (the “Third Extension Proxy Statement”) for an extraordinary general meeting (the “Third Extension Meeting”) scheduled to be held on March 28, 2025, at 11:00 a.m. Eastern Time to (i) amend the Memorandum and Articles of Association to extend the date by which the Company has to consummate a business combination from March 31, 2025 to June 22, 2025, or such earlier date as the Company’s board of directors may approve in accordance with the Memorandum and Articles of Association (such proposal, the “Third Extension Amendment Proposal”), and (ii) amend the Investment Management Trust Agreement, dated June 23, 2022, as amended on December 27, 2023 and September 27, 2024, by and between Continental and the company, to extend the date on which Continental must liquidate the trust account if the Company has not completed its initial business combination, from March 31, 2025 to June 22, 2025, or such earlier date as our board of directors may approve (the “Third Trust Amendment Proposal”).

If the Company is unable to consummate an initial Business Combination prior to March 31, 2025, in the event that the Third Extension Amendment Proposal and the Third Trust Amendment Proposal are not approved at the Third Extension Meeting, or June 22, 2025, in the event that the Third Extension Amendment Proposal and the Third Trust Amendment Proposal are approved at the Third Extension Meeting (or such earlier date as our board of directors may approve in accordance with the amended and restated memorandum and articles of association) to consummate our initial business combination (the “Combination Deadline”), the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The initial shareholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination prior to the Combination Deadline. However, if the initial shareholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination prior to the Combination Deadline. The underwriter agreed to waive its rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination prior to the Combination Deadline and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.25. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”), reduce the amount of funds in the Trust Account to below (i) $10.25 per Public Share or (ii) the lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of December 31, 2024, the Company had $169,659 in cash and working capital deficit of approximately $10.1 million.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to purchase Founder Shares, and loan proceeds from the Sponsor of $300,000 under the Note (as defined in Note 4). The Company repaid the Note in full upon closing of the Initial Public Offering. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may provide the Company with Working Capital Loans (as defined in Note 4) as may be required (of which up to $1.5 million may be converted at the lender’s option into warrants).

On October 30, 2023, the Sponsor loaned the Company $380,000 and the Company issued an unsecured promissory note in the total principal amount of up to $380,000 to the Sponsor.

On March 1, 2024, the Company issued an unsecured convertible promissory note in the total principal amount of up to $900,000 (the “First Sponsor Note”) to Sponsor. The First Sponsor Note does not bear interest on the unpaid principal balance and matures upon closing of the Company’s initial business combination. In the event that the Company does not consummate an initial business combination, the First Sponsor Note will be repaid solely to the extent that the Company has funds available to it, if any, outside of its trust account established in connection with its initial public offering of its securities. The proceeds of the First Sponsor Note will be used to fund ongoing operating expenses of the Company. The total principal amount of the First Sponsor Note may be converted, in whole or in part, at the option of the Sponsor, (i) into warrants of the Company at a price of $1.00 per warrant, with each warrant exercisable for one Class A ordinary share, par value $0.0001 per share, of the Company (“Class A Ordinary Share”), or (ii) into Class A Ordinary Shares equal to the quotient obtained by dividing (i) the amount of accrued and outstanding of the promissory note, by (ii) $10.00. The warrants will be identical to the private placement warrants issued to the Sponsor at the time of the initial public offering of the Company.

On September 27, 2024, the Company issued an unsecured convertible promissory note in the total principal amount of up to $440,000 (the “Second Sponsor Note,” and collectively with the First Sponsor Note, the “Sponsor Note”) to Sponsor. The Second Sponsor Note does not bear interest on the unpaid principal balance and matures upon closing of the Company’s initial business combination. In the event that the Company does not consummate an initial business combination, the Second Sponsor Note will be repaid solely to the extent that the Company has funds available to it, if any, outside of its trust account established in connection with its initial public offering of its securities. The proceeds of the Second Sponsor Note will be used to fund ongoing operating expenses of the Company. The total principal amount of the Second Sponsor Note may be converted, in whole or in part, at the option of the Sponsor, (i) into warrants of the Company at a price of $1.00 per warrant, with each warrant exercisable for one Class A ordinary share, par value $0.0001 per share, of the Company (“Class A Ordinary Share”), or (ii) into Class A Ordinary Shares equal to the quotient obtained by dividing (i) the amount of accrued and outstanding of the promissory note, by (ii) $10.00. The warrants will be identical to the private placement warrants issued to the Sponsor at the time of the initial public offering of the Company.

As of December 31, 2024 and 2023, the Company has $1,720,000 and $380,000 in borrowings under the Sponsor Note, respectively.

On June 28, 2022, in connection with the closing of the Initial Public Offering, the Sponsor loaned the Company $5.0 million under a non-interest bearing loan agreement (the “First Overfunding Loan”) to deposit in the Trust Account. On July 20, 2022, in connection with the Partial Over-Allotment Exercise, the Sponsor provided the Company with the second Overfunding Loan in the amount of $240,000 to deposit in the Trust Account under the same terms (the “Second Overfunding Loan”, together, the “Overfunding Loans”). The Overfunding Loans will be repaid upon the closing of an initial Business Combination or converted into Class A ordinary shares at a conversion price of $10.00 per Class A ordinary share (or a combination of both), at the Sponsor’s discretion, provided that any such conversion may not occur until August 22, 2022. If the Company does not complete an initial Business Combination, it will not repay the Overfunding Loans from amounts held in the Trust Account, and the Trust Account proceeds will be distributed to the Public Shareholders; however, the Company may repay the Overfunding Loans if there are funds available outside the Trust Account to do so. As of December 31, 2024 and 2023, the Company had $5,240,000 in borrowings under the First Overfunding Loan.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements-Going Concern,” the Company has until the Combination Deadline to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time, and if a Business Combination is not consummated by this date, then there will be a mandatory liquidation and subsequent dissolution of the Company.

Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the initial Business Combination as discussed above. There is no assurance that the Company’s plans to consummate the initial Business Combination will be successful or successful prior to the Combination Deadline. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The Russia-Ukraine conflict and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2024 and 2023.

Investments and Cash Held in the Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. As of December 31, 2024, the assets held in the Trust Account were in money market funds and cash. As of December 31, 2023, the assets held in the Trust Account were in money market funds.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments, including equity-linked financial instruments, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). For freestanding derivative financial instruments that are classified as liabilities, the derivative instrument is initially recognized at fair value with subsequent changes in fair value recognized in the statements of operations each reporting period. The classification of freestanding derivative instruments, including whether such instruments should be classified as liabilities or as equity, is evaluated at the end of each reporting period.

The Company evaluates embedded conversion features within convertible debt instruments to determine whether the embedded conversion and other features should be bifurcated from the debt host instrument and accounted for as a derivative in accordance with ASC 815.

The Company accounted for the warrants issued in the Initial Public Offering and the Private Placement Warrants in accordance with the guidance contained in ASC 815. Application of such guidance provides that the warrants are not precluded from equity classification. The warrants were initially measured at fair value. Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

The Partial Over-allotment option was recognized as a derivative liability in accordance with ASC 815. Accordingly, the Company recognized the instrument as a liability at fair value and adjusted the instrument to fair value at each reporting period. On August 9, 2022, following the expiration of the remaining Over-Allotment Option, the Sponsor surrendered and forfeited 510,000 Founder Shares and the derivative liability was extinguished.

The Non-Redemption Agreements were recognized as a derivative instrument in accordance with ASC 815. The Non-Redemption Agreements represent a right to receive shares in the future contingent upon the consummation of a business combination. Accordingly, any issuance of equity or the right to issue equity will be recorded as an equity transaction and classified as additional paid-in capital and an expense to the company in connection to the non-redeemed shares. The right to receive shares should be fair valued at inception and expensed in the period the agreement was entered into. As a result, the equity classification conclusion will not be remeasured to fair value at each reporting period.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting and advisory fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Upon completion of the Initial Public Offering, offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the warrants were charged to equity. Offering costs allocated to the Class A ordinary shares were charged against the carrying value of Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ deficit. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2024 and 2023, 9,732,960 and 10,056,597 Class A ordinary shares subject to possible redemption, respectively, are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

As of December 31, 2024 and 2023, the amount of Class A ordinary shares subject to possible redemption reflected on the balance sheets is reconciled in the following table:

Class A ordinary shares subject to possible redemption, December 31, 2022	217,545,818
Less:
Redemptions	(118,642,864)
Plus:
Accretion of carrying value to redemption value	10,570,325
Class A ordinary shares subject to possible redemption, December 31, 2023	$109,473,279
Plus:
Accretion of carrying value to redemption value	6,773,694
Less:
Redemptions	(3,663,464)
Class A ordinary shares subject to possible redemption, December 31, 2024	$112,583,509

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares.

Net income per ordinary share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the periods. Remeasurement associated with the redeemable Class A ordinary shares is excluded from net income per ordinary share as the redemption value approximates fair value. Therefore, the net income per ordinary share calculation allocates income shared pro rata between Class A and Class B ordinary shares. The Company has not considered the effect of the exercise of the Public Warrants and Private Placement Warrants to purchase an aggregate of 17,272,000 shares in the calculation of diluted income per ordinary share, since the exercise of the warrants is contingent upon the occurrence of future events.

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

	For the Years Ended December 31,
	2024		2023
	Class A	Class B	Class A	Class B
Basic and diluted net income per ordinary share:
Numerator:
Allocation of net income	$2,076,972	$1,091,421	$6,509,905	$1,634,464
Denominator:
Weighted average ordinary shares outstanding-basic	9,971,709	5,240,000	20,870,383	5,240,000
Weighted average ordinary shares outstanding-diluted	9,971,709	5,240,000	20,870,383	5,240,000
Net income per ordinary share-basic	$0.21	$0.21	$0.31	$0.31
Net income per ordinary share-diluted	$0.21	$0.21	$0.31	$0.31

Stock Compensation

The Company accounts for stock-based compensation expense in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred.

Income Taxes

Income Taxes FASB ASC Topic 740, “Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2024 and 2023. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2024 and 2023, there were no unrecognized tax benefits and no amounts were accrued for the payment of interest and penalties.

The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with the Cayman Islands’ income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on December 31, 2024.

Note 3—Initial Public Offering

On June 28, 2022, the Company consummated its Initial Public Offering of 20,000,000 Units, at $10.00 per Unit, generating gross proceeds of $200.0 million, and incurring offering costs of approximately $12.0 million, of which $7.0 million was for deferred underwriting commissions.

The underwriter was granted the Over-Allotment Option to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On July 20, 2022, pursuant to the underwriter’s notice of the partial exercise of the Over-Allotment Option, the Company sold an additional 960,000 Units, at $10.00 per Unit, generating aggregate additional gross proceeds of $9.6 million to the Company and incurring deferred underwriting commissions of $336,000. The remaining Over-Allotment Option expired on August 7, 2022. On August 9, 2022, following the expiration of the remaining Over-Allotment Option, the Sponsor surrendered and forfeited 510,000 Founder Shares (as defined in Note 4).

Each Unit consists of one share of Class A ordinary shares, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A ordinary shares at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

On December 9, 2021, the sponsor purchased 8,625,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”), to cover certain expenses on the Company’s behalf for an aggregate purchase price of $25,000. On February 24, 2022, 1,437,500 Class B ordinary shares were surrendered and thereupon cancelled by the Company. On May 5, 2022, 1,437,500 Class B ordinary shares were surrendered and thereupon cancelled by the Company resulting in a decrease in the total number of Class B ordinary shares outstanding to 5,750,000 shares. The Sponsor agreed to surrender and forfeit up to an aggregate of 750,000 Founder Shares to the extent that the option to purchase additional Units is not exercised in full by the underwriter or is reduced, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares upon the Initial Public Offering. On July 20, 2022, the Company sold an additional 960,000 Units in the Partial Over-Allotment Exercise pursuant to the underwriter’s notice of the partial exercise of the Over-Allotment Option. On August 9, 2022, following the expiration of the remaining Over-Allotment Option, the Sponsor surrendered and forfeited 510,000 Founder Shares.

The initial shareholders, and the executive officers and directors of the Company, agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (i) one year after the completion of the initial Business Combination; and (ii) subsequent to the initial Business Combination (x) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property or (y) if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination. Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any Founder Shares.

In February and March 2022, the Sponsor transferred an aggregate of 90,000 Class B ordinary shares to the Company’s independent director nominees. The sale of the Founder Shares is in the scope of ASC 718. The Founder Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founder Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. As of December 31, 2024, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized. Stock-based compensation will be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founder Shares that ultimately vest multiplied times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 6,600,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, in a private placement to the Sponsor, generating proceeds of $6.6 million.

Substantially concurrently with the closing of the Partial Over-Allotment Exercise, the Company completed the Additional Private Placement of 192,000 additional Private Placement Warrants to the Sponsor at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $192,000.

A portion of the proceeds from the sale of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination prior to the Combination Deadline, the Private Placement Warrants will expire worthless. The purchasers of the Private Placement Warrants agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants (except to permitted transferees) until 30 days after the completion of the initial Business Combination.

Related Party Loans

Promissory Note to Sponsor

The Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note, dated on December 9, 2021 and was later amended on May 5, 2022 (the “Note”). The Note was non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. The Company borrowed $300,000 under the Note and repaid the Note in full upon closing of the Initial Public Offering. The Note was no longer available to draw on after the consummation of the Initial Public Offering.

Overfunding Loans

On June 28, 2022, in connection with the closing of the Initial Public Offering, the Sponsor loaned the Company $5.0 million under a non-interest bearing loan agreement (the “First Overfunding Loan”) to deposit in the Trust Account. On July 20, 2022, in connection with the Partial Over-Allotment Exercise, the Sponsor provided the Company with the second Overfunding Loan in the amount of $240,000 to deposit in the Trust Account under the same terms (the “Second Overfunding Loan”, together, the “Overfunding Loans”). The Overfunding Loans will be repaid upon the closing of an initial Business Combination or converted into Class A ordinary shares at a conversion price of $10.00 per Class A ordinary share (or a combination of both), at the Sponsor’s discretion, provided that any such conversion may not occur until August 22, 2022. If the Company does not complete an initial Business Combination, it will not repay the Overfunding Loans from amounts held in the Trust Account, and the Trust Account proceeds will be distributed to the Public Shareholders; however, the Company may repay the Overfunding Loans if there are funds available outside the Trust Account to do so. As of December 31, 2024 and 2023, the Company had $5,240,000 in borrowings under the First Overfunding Loan.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2024 and 2023, the Company had no borrowings under the Working Capital Loans.

Promissory Notes

On October 30, 2023, the Sponsor loaned the Company $380,000 and the Company issued an unsecured promissory note in the total principal amount of up to $380,000 to the Sponsor, which does not bear interest on the unpaid principal balance and matures upon closing of the company’s initial business combination and shall be convertible at the election of the sponsor into warrants exercisable for one Class A ordinary share of the post-business combination company at a price of $1.00 per warrant.

On March 1, 2024, the Company issued an unsecured convertible promissory note in the total principal amount of up to $900,000 (the “First Sponsor Note”) to Sponsor. The First Sponsor Note does not bear interest on the unpaid principal balance and matures upon closing of the Company’s initial business combination. In the event that the Company does not consummate an initial business combination, the First Sponsor Note will be repaid solely to the extent that the Company has funds available to it, if any, outside of its trust account established in connection with its initial public offering of its securities. The proceeds of the First Sponsor Note will be used to fund ongoing operating expenses of the Company. The total principal amount of the First Sponsor Note may be converted, in whole or in part, at the option of the Sponsor, (i) into warrants of the Company at a price of $1.00 per warrant, with each warrant exercisable for one Class A ordinary share, par value $0.0001 per share, of the Company (“Class A Ordinary Share”), or (ii) into Class A Ordinary Shares equal to the quotient obtained by dividing (i) the amount of accrued and outstanding of the promissory note, by (ii) $10.00. The warrants will be identical to the private placement warrants issued to the Sponsor at the time of the initial public offering of the Company.

On September 27, 2024, the Company issued an unsecured convertible promissory note in the total principal amount of up to $440,000 (the “Second Sponsor Note”) to Sponsor. The Second Sponsor Note does not bear interest on the unpaid principal balance and matures upon closing of the Company’s initial business combination. In the event that the Company does not consummate an initial business combination, the Second Sponsor Note will be repaid solely to the extent that the Company has funds available to it, if any, outside of its trust account established in connection with its initial public offering of its securities. The proceeds of the Second Sponsor Note will be used to fund ongoing operating expenses of the Company. The total principal amount of the Second Sponsor Note may be converted, in whole or in part, at the option of the Sponsor, (i) into warrants of the Company at a price of $1.00 per warrant, with each warrant exercisable for one Class A ordinary share, par value $0.0001 per share, of the Company (“Class A Ordinary Share”), or (ii) into Class A Ordinary Shares equal to the quotient obtained by dividing (i) the amount of accrued and outstanding of the promissory note, by (ii) $10.00. The warrants will be identical to the private placement warrants issued to the Sponsor at the time of the initial public offering of the Company.

In the event that the Company does not consummate an initial business combination, the promissory note will be repaid solely to the extent that the Company has funds available to it, if any, outside of its trust account established in connection with its initial public offering of its securities. The proceeds of the promissory note will be used to fund ongoing operating expenses of the Company.

As of December 31, 2024 and 2023, the Company had $1,720,000 and $380,000, respectively, in borrowings under the Promissory Notes.

Extension Loans

In order to extend the time available for the Company to consummate its initial Business Combination by an additional three months each time, the Sponsor or its affiliates or designees may provide an Extension Loan to the Company to provide funds to deposit into the Trust Account an additional amount of $0.10 per share each time. The Extension Loan will be provided under the form of a non-interest bearing, unsecured promissory note.

Such Extension Loans may be converted into warrants upon the consummation of the initial business combination, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. If the Company completes the initial Business Combination, and the lender decides not to convert the Extension Loans into warrants, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, it will not repay such loans. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. Except for the foregoing, the terms of such Extension Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2024 and 2023, the Company had $0 in borrowings under the Extension Loans.

Administrative Services Agreement

On June 23, 2022, the Company entered into an agreement with an affiliate of the Sponsor, pursuant to which the Company agreed to pay such affiliate a total of $10,000 per month for secretarial and administrative support services provided to the Company through the earlier of consummation of the initial Business Combination and the Company’s liquidation. The Company incurred and paid $120,000 in such fees included as general and administrative expenses on the accompanying statements of operations for the years ended December 31, 2024 and 2023.

In addition, the Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on the Company’s behalf.

Note 5—Commitments and Contingencies

Shareholder and Registration Rights

Pursuant to a registration and shareholder rights agreement entered into on June 23, 2022, the holders of Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans and Extension Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and Extension Loans), have registration rights to require the Company to register a sale of any of the securities held by them. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting and Advisory Agreement

The underwriter was entitled to an underwriting discount of $0.20 per Unit, or $4.0 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.35 per Unit, or approximately $7.0 million in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

The Company also engaged Cohen & Company Capital Markets (“CCM”) to provide consulting and advisory services to the Company in connection with the Initial Public Offering, for which it would receive (i) an advisory fee of $400,000, paid upon the closing of the Initial Public Offering, and (ii) a deferred advisory fee of $700,000 (payable solely in the event that the Company completes the initial Business Combination). The underwriter has reimbursed a portion of its fees to cover for the fees payable to CCM.

In connection with the consummation of the Partial Over-Allotment Exercise, the underwriter and CCM were entitled to an additional fee in the aggregate amount of $192,000, paid upfront on July 20, 2022, and $336,000 in deferred underwriting and advisory commissions (net of the reimbursement from the underwriter to cover for the fees payable to CCM).

On February 27, 2024, Deutsche Bank Securities Inc., agreed to waive its entitlement to the payment of any underwriting discount due to it pursuant to the Underwiring Agreement in connection with the Company’s potential business combination with Webull.

Non-Redemption Agreements

In connection with the First Extension Meeting to approve the First Extension Amendment Proposal, the Company and Sponsor entered into non-redemption agreements (the “Non-Redemption Agreements”) with several unaffiliated third parties (the “Investors”), pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 8,530,242 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) of the Company in connection with the First Extension Amendment Proposal. In exchange for the foregoing commitments not to redeem such Class A Ordinary Shares of the Company, (i) the Sponsor agreed to surrender to the Company and surrender and forfeit for no consideration an aggregate of 1,279,536 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”) of the Company and (ii) the Company agreed to issue or cause to be issued to the Investors for no additional consideration an aggregate of 1,279,536 Class A Ordinary Shares of the Company, each in connection with the Company’s completion of its initial business combination. The Non-Redemption Agreements increased the amount of funds that remain in the Company’s Trust Account following the First Extension Meeting.

The Company estimated the aggregate fair value of the Class A Ordinary Shares attributable to the Investors to be $274,826 or $0.21 per share. Accordingly, in substance, it was recognized by the Company as an expense to induce these holders of the Class A shares not to redeem, with a corresponding charge to additional paid-in capital to recognize the fair value of the shares transferred as an offering cost.

The fair value of the Class A Ordinary Shares was based on a Monte Carlo model using the following significant inputs:

December 27, 2023
Stock price	$10.86
Volatility	40.00%
Term (years)	1.59
Risk-free rate	4.44%

Business Combination Agreement

On February 27, 2024, the Company (“SPAC”), Webull Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Webull”), Feather Sound I Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of Webull (“Merger Sub I”), and Feather Sound II Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of Webull (“Merger Sub II”, collectively with Merger Sub I, the “Merger Subs” and each a “Merger Sub”), entered into a business combination agreement (the “Business Combination Agreement”).

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, (i) immediately prior to the effective time of the First Merger (as defined below) (the “First Merger Effective Time”), Webull will effectuate the Company Capital Restructuring (as defined in the Business Combination Agreement), (ii) promptly following the Webull Capital Restructuring and at the First Merger Effective Time, Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Webull (sometimes referred to herein as the “Surviving Entity”), and (iii) promptly following the First Merger and at the effective time of the Second Merger (as defined below) (the “Second Merger Effective Time”), the Surviving Entity will merge with and into Merger Sub II (the “Second Merger”, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Webull. The Webull Capital Restructuring, the Mergers and each of the other transactions contemplated by the Business Combination Agreement or other transaction documents are collectively referred to as the “Transactions” or the “Business Combination”.

Concurrently with the execution and delivery of the Business Combination Agreement, SPAC, Webull and Sponsor and certain directors (collectively, “SPAC Insiders”) have entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which, each SPAC Insider agreed, among other things, (a) at any meeting of SPAC shareholders called to seek the SPAC Shareholders’ Approval or SPAC Shareholder Extension Approval (as defined in the Business Combination Agreement), or in connection with any written consent of SPAC shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement and the Transactions, such SPAC Insider (i) agreed to, if a meeting is held, appear at such meeting or otherwise cause the SPAC Class B Ordinary Shares held by such SPAC Insider to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted the SPAC Class B Ordinary Shares held by such SPAC Insider in favor of the SPAC Shareholders’ Approval or the SPAC Shareholder Extension Approval; and (b) subject to the exceptions set forth in the Sponsor Support Agreement, agreed to become subject to certain transfer restrictions with respect to (i) any Company Ordinary Shares held by each SPAC Insider immediately after the First Merger Effective Time (as defined in the Business Combination Agreement) during a period of twelve (12) months from and after the Closing Date (as defined in the Business Combination Agreement), (ii) Company Warrants or Class A Ordinary Shares underlying such warrants held by each SPAC Insiders immediately after the First Merger Effective Time until thirty (30) days after the Closing Date.

Sponsor also agreed to surrender and forfeit for no consideration up to 2,000,000 SPAC Class B Ordinary Shares held by Sponsor in connection with the execution of additional Non-Redemption Agreements following the date of the Business Combination Agreement. In addition, on the terms and subject to the conditions of the Sponsor Support Agreement, Webull agreed to indemnify Sponsor and each other SPAC Insider for any U.S. federal (and applicable U.S. state and U.S. local) income taxes, together with any interests and penalties (the “Indemnifiable Amounts”) payable by Sponsor or the SPAC Insiders, as applicable, solely arising from or attributable to the failure of the Mergers (as defined in the Business Combination Agreement) to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) or as an exchange described in Section 351 of the Code (the “Intended Tax Treatment”), provided, however, that the Company shall not have any liability in respect of any Indemnifiable Amounts to the extent that the aggregate amount of such Indemnifiable Amounts exceeds $5,000,000.

On December 5, 2024, the parties to the Business Combination Agreement entered into an Amendment to Business Combination Agreement (the “Amendment to Business Combination Agreement”). The Amendment to Business Combination Agreement provides for, among other things:

●	Issuance of Incentive Warrants (as defined in the Business Combination Agreement) to certain shareholders of Webull in connection with the Mergers (as defined in the Business Combination Agreement) and an amendment and restatement of the Form of Incentive Warrant Agreement (as defined in the Business Combination Agreement);

●	An amendment and restatement of the definition of “Founder HoldCo,” “Incentive Warrants” and “Share Subdivision Factor” (each as defined in the Business Combination Agreement), and all references therein;

●	An amendment and restatement of the calculation of SPAC Class B Ordinary Shares (as defined in the Business Combination Agreement) held by the Founder HoldCo;

●	Removal of SPAC’s right to designate an observer to the board of directors of Webull; and

●	An amendment and restatement of the Amended Company Charter (as defined in the Business Combination Agreement).

Additionally, on December 5, 2024, the parties to the Sponsor Support Agreement entered into an Amendment to Sponsor Support Agreement (the “Amendment to Sponsor Support Agreement”), which provides that to the extent the aggregate amount of SPAC Class B Ordinary Shares to be surrendered and forfeited by Sponsor pursuant to the Additional Non-Redemption Agreements is less than 2,000,000, Sponsor shall surrender and forfeit up to the balance of such 2,000,000 SPAC Class B Ordinary Shares in an amount determined by and upon the written request of Webull. As a result, Sponsor may not be required to surrender and forfeit such amount of SPAC Class B Ordinary Shares in full or at all.

Lastly, on December 5, 2024, Webull and the SPAC Insiders entered into an Indemnity Letter Agreement (the “Indemnity Letter Agreement”). The Indemnity Letter Agreement provides that, among other things:

●	Webull shall indemnify, to the extent permitted by law, each SPAC Insider, its officers, directors and employees and each person who controls such SPAC Insider (if applicable) (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)), against all losses resulting from or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (as defined in the Indemnity Letter Agreement), Prospectus (as defined in the Indemnity Letter Agreement) or preliminary Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Webull information that Webull has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any written communication (within the meaning of Rule 405 under the Securities Act) with investors, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and

●	In connection with the Registration Statement in which a SPAC Insider is participating, such SPAC Insider shall furnish to Webull in writing the SPAC Insider Information (as defined in the Indemnity Letter Agreement) and to the extent permitted by law, shall indemnify Webull, its directors, officers and agents and each person who controls Webull (within the meaning of the Securities Act) against all losses resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Webull information that Webull has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any written communication (within the meaning of Rule 405 under the Securities Act) with investor, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue statement or alleged untrue statement or omission or alleged omission of a material fact are made in reliance upon any information or affidavit furnished in writing by such SPAC Insider expressly for use therein.

Advances from Webull

The Company and Webull have agreed to a fee-sharing arrangement in which Webull will cover 75% of the monthly extension payments into the Trust Account, along with other operating costs. As of December 31, 2024, Webull has advanced $1,383,537 to the Company for these expenses.

Note 6—Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit

Preference Shares-The Company is authorized to issue 990,000 preference shares, par value $0.0001 per share. As of December 31, 2024 and 2023, there were no preference shares issued or outstanding.

Class A Ordinary Shares-The Company is authorized to issue 9,000,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2024 and 2023, there were 9,732,960 and 10,056,597, respectively, Class A ordinary shares issued and outstanding, all of which were subject to possible redemption and were classified outside of permanent equity deficit on the balance sheets.

Class B Ordinary Shares-The Company is authorized to issue 999,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2022, there were 5,240,000 Class B ordinary shares issued and outstanding, which amounts have been retroactively restated to reflect the share surrenders of Class B ordinary shares to the Company on February 24, 2022 and May 5, 2022 as discussed in Note 4. Of the 5,750,000 Class B ordinary shares outstanding, up to an aggregate of 750,000 shares was subject to surrender and forfeiture to the extent that the option to purchase additional Units is not exercised in full by the underwriter or is reduced, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On July 20, 2022, the Company sold an additional 960,000 Units in the Partial Over-Allotment Exercise pursuant to the underwriter’s notice of the partial exercise of the Over-Allotment Option. On August 9, 2022, following the expiration of the remaining Over-Allotment Option, the Sponsor surrendered and forfeited 510,000 Founder Shares. As of December 31, 2024 and 2023, there were 5,240,000 Class B ordinary shares issued and outstanding.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, its affiliates or any member of the management team upon conversion of Working Capital Loans and Extension Loans and (b) any Class A ordinary shares issued to the Sponsor upon conversion of Overfunding Loans. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

Warrants-As of December 31, 2024 and 2023, the Company had 10,480,000 Public Warrants and 6,792,000 Private Placement Warrants outstanding. Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination, provided that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the Public Warrants and the Private Placement Warrants. The Company will use its best efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants and the Private Placement Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if the Company’s ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under the Securities Act, the Company, at its option, may require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. The Public Warrants and Private Placement Warrants will expire five years after the completion of the Business Combination or earlier upon the Company’s redemption or liquidation.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by such shareholder) (the “Newly Issued Price”), (y) the proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “Redemption of Public Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants (i) will not be redeemable by the Company, (ii) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders (and the Class A ordinary shares issuable upon exercise of these warrants may not be transferred, assigned or sold by the holders) until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.

Redemption of Public Warrants: Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, the “30-day redemption period”; and

●	if, and only if, the last reported sale price (the “closing price”) of Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant.

The Company will not redeem the Public Warrants as described above unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or the Company has elected to require the exercise of the Public Warrants on a “cashless basis”. If the Company calls the Public Warrants for redemption as described above, the Company will have the option to require all holders that wish to exercise such warrants to do so on a “cashless basis.”

Note 7—Fair Value Measurements

As of December 31, 2024 and 2023, the Trust Account held $292,093 and $0 in cash, respectively. The following tables present information about the Company’s financial assets that are measured at fair value on a recurring basis as December 31, 2024 and 2023 by level within the fair value hierarchy:

December 31, 2024	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account - Money Market Funds	$112,391,416	$-	$-

December 31, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account - Money Market Funds	$109,573,279	$-	$-

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers between levels during the years ended December 31, 2024 and 2023.

Note 8—Segment Reporting

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The measure of segment assets is reported on the balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income and total assets, which include the following:

	December 31,	December 31,
	2024	2023
Trust Account	$112,683,509	$109,573,279
Cash	$169,659	$163,718

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
General and administrative expenses	$2,437,346	$2,151,130
Interest from investments held in Trust Account	$5,605,739	$10,570,325

The CODM reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures.

Note 9—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events, other than the event stated below, that would have required adjustment or disclosure in the financial statements.

On March 12, 2025, the Company filed a definitive proxy statement (the “Third Extension Proxy Statement”) for an extraordinary general meeting (the “Third Extension Meeting”) scheduled to be held on March 28, 2025, at 11:00 a.m. Eastern Time to (i) amend the Memorandum and Articles of Association to extend the date by which the Company has to consummate a business combination from March 31, 2025 to June 22, 2025, or such earlier date as the Company’s Board may approve in accordance with the Memorandum and Articles of Association (such proposal, the “Third Extension Amendment Proposal”), and (ii) amend the Investment Management Trust Agreement, dated June 23, 2022, as amended on December 27, 2023 and September 27, 2024, by and between Continental and the company, to extend the date on which Continental must liquidate the trust account if the Company has not completed its initial business combination, from March 31, 2025 to June 22, 2025, or such earlier date as the Board may approve (the “Third Trust Amendment Proposal”).

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime.

The Webull Articles provide that every director (including alternate director), secretary, or other officer for the time being and from time to time of Webull (but not including Webull’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of Webull’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, without limitation to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning Webull or its affairs in any court whether in the Cayman Islands or elsewhere.

Webull entered into indemnification agreements with its directors and executive officers under the laws of the Cayman Islands, pursuant to which Webull agrees to indemnify each such person against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of Webull. Webull’s obligations under the indemnification agreements will be subject to certain customary restrictions and exceptions. The form of such indemnification agreement are filed as an exhibit of this Registration Statement.

In addition, the Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, Webull has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Prior to the signing of the Business Combination Agreement and pursuant to a subscription agreement dated February 17, 2023, Webull issued 603,424 Series D Preferred Shares to HSG Growth VI Holdco F, Ltd. (formerly known as SCC Growth VI Holdco F, Ltd.) for an aggregate consideration of $20,000,000. Further, pursuant to a subscription agreement dated September 29, 2023, Webull issued 1,215,817 Series D Preferred Shares to Expansion Project Technologies Holding 4 SPV RSC Ltd for an aggregate consideration of $40,297,282. Such Series D Preferred Shares were issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act. Each such Series D Preferred Shares still held immediately prior to the consummation of the Business Combination (i) converted into one Pre-Subdivision Shares pursuant to the terms of such Series D Preferred Shares in connection with the consummation of the Business Combination, (ii) was subdivided into a number of Webull Class A Ordinary Shares determined by multiplying each such Pre-Subdivision Ordinary Share by 3.3593, and (iii) re-designated as Webull Class A Ordinary Shares with the consummation of the Business Combination, Webull also issued 20,000,000 Incentive Warrants for no consideration to certain Existing Webull Shareholders (each Incentive Warrant is initially exercisable at $10.00 per share (subject to adjustment)). The issuances were made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Webull also issued 6,792,000 Webull Private Warrants to Auxo in exchange for a corresponding number of then outstanding SKGR Private Warrants in connection with the execution of the Warrant Assignment Agreement on the Closing Date. Such issuance was made pursuant to the terms of the Business Combination Agreement and the Warrant Assignment Agreement and pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act. The Webull Private Warrants were initially purchased by Auxo at $1.00 per warrant from SKGR prior to the assumption of such warrants by Webull in connection with the Business Combination.

The issuance of Webull Class A Ordinary Shares in exchange for SKGR Class B Ordinary Shares (which were held, or deemed held, by the Initial SKGR Shareholders, certain investors party to Non-Redemption Agreement and Additional Non-Redemption Agreements, and CCM) by operation of the transactions provided for in the Business Combination Agreement were issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act. The SKGR Class B Ordinary Shares were initially purchased by Auxo from SKGR at approximately $0.003 per share prior to the consummation of the Business Combination an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Following the consummation of the Business Combination, Webull executed two subscription agreements on April 29, 2025 with certain service providers pursuant to which Webull issued 100,000 Webull Class A Ordinary Shares in satisfaction for certain of the fees and expenses that such service providers had incurred. The Webull Class A Ordinary Shares were issued at a deemed $10.00 price per share and were issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid in connection with any of the issuances described in the foregoing.

Item 8. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed or furnished, as applicable, as part of this registration statement:

Exhibit No.	Exhibit
3.1****	Fifth Amended and Restated Memorandum and Articles of Association of Webull Corporation (incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on April 14, 2025)
4.1**	Specimen Class A Ordinary Share Certificate of Webull Corporation (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
4.2**	Specimen Webull Warrant Certificate of Webull Corporation (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
4.3**	Specimen Incentive Warrant Certificate of Webull Corporation (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
4.4****	Warrant Assignment Agreement, dated as of April 10, 2025, by and among SKGR, Webull and Continental Stock Transfer & Trust Company (incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on April 14, 2025)
4.5****	Incentive Warrant Agreement, dated as of April 10, 2025, by and between Webull and Continental Stock Transfer & Trust Company (incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on April 14, 2025)
4.6*****	Description of Securities (incorporated by reference to Exhibit 2.6 of Webull’s Annual Report on Form 10-K filed with the SEC on April 25, 2025)
5.1*	Opinion of Ogier, Cayman Islands Counsel to the Registrant
5.2*	Opinion of Kirkland & Ellis LLP, as to the validity of the Webull Warrants and Webull Incentive Warrants
10.1**#	Business Combination Agreement, dated as of February 27, 2024, by and among SKGR, Webull, Feather Sound I Inc. and Feather Sound II Inc. (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
10.2**#	Amendment to Business Combination Agreement, dated as of December 5, 2024, by and among SKGR, Webull, Feather Sound I Inc. and Feather Sound II Inc. (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
10.3***	Amendment to Business Combination Agreement, dated as of March 31, 2025, by and among SKGR, Webull, Feather Sound I Inc. and Feather Sound II Inc. (incorporated by reference to the SKGR’s Current Report on Form 8-K filed with the SEC on April 1, 2025)

Exhibit No.	Exhibit
10.4**†	Webull Corporation Global Share Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
10.5**	Form of Indemnification Agreement between Webull Corporation and each executive officer of Webull Corporation (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
10.6**†	Form of Employment Agreement between Webull Corporation and each executive officer of Webull Corporation (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
10.7**	Auxo Support Agreement, dated as of February 27, 2024, by and among Webull, Auxo and the Initial SKGR Shareholders (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
10.8**	Amendment to Auxo Support Agreement, dated as of December 5, 2024, by and among Webull, Auxo and the Initial SKGR Shareholders (incorporated herein by reference to Exhibit 10.1 of SKGR’s Current Report on Form 8-K filed with the SEC on December 6, 2024)
10.9*****	Form of 2023 Non-Redemption Agreement by and among SK, Auxo and certain shareholders of SKGR (incorporated by reference to Exhibit 4.9 of Webull’s Annual Report on Form 10-K filed with the SEC on April 25, 2025)
10.10*****	Form of 2024 Non-Redemption Agreement by and among SK, Auxo and certain shareholders of SKGR (incorporated by reference to Exhibit 4.10 of Webull’s Annual Report on Form 10-K filed with the SEC on April 25, 2025)
10.11****	Form of Registration Rights Agreement, by and among Webull, the Initial SKGR Shareholders and certain Existing Shareholders (incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on April 14, 2025)
10.12**#	Omnibus Clearing Agreement between Apex Clearing Corporation and Webull Financial LLC dated as of January 26, 2021 and amendments thereto, dated as of June 1, 2021 and December 12, 2022 (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
10.13**#	Fully Disclosed Clearing Agreement between Apex Clearing Corporation and Webull Financial LLC dated as of September 27, 2017 and amendments thereto, dated as of September 3, 2019 and June 1, 2021 (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
10.15**	Indemnity Letter Agreement, dated as of December 5, 2024 by and among Webull Corporation, Auxo and directors of SK (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
10.16*	Form of service provider subscription agreement
21.1**	List of Significant Subsidiaries (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Webull Corporation
23.2*	Consent of WithumSmith+Brown, PC
23.3*	Consent of Ogier (included in Exhibit 5.1)
23.4*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (included on signature page of this Registration Statement)
101. INS*	Inline XBRL Instance Document
101. SCH*	Inline XBRL Taxonomy Extension Schema Document
101. CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101. DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101. LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101. PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data Filed (embedded within the Inline XBRL document)
107*	Filing Fee Table

*	Filed herewith
**	Incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025
***	Incorporated by reference to the SKGR’s Current Report on Form 8-K filed with the SEC on April 1, 2025
****	Incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on April 14, 2025
*****	Incorporated by reference to Webull’s Annual Report on Form 20-F filed with the SEC on April 25, 2025
†	Indicates a compensatory plan or arrangement.
#	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with the Instructions as to Exhibits of Form F-1. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable, or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements;

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)	if the registrant is relying on Rule 430B;

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(i)	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Petersburg, Florida, on April 30, 2025.

WEBULL CORPORATION

By:	/s/ Anquan Wang
Name:	Anquan Wang
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anquan Wang and each of them, individually, as their true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anquan Wang	Chairman and Chief Executive Officer	April 30, 2025
Anquan Wang	(Principal Executive Officer)

/s/ Anthony Denier	Director and President	April 30, 2025
Anthony Denier

/s/ H.C. Wang	Director and Chief Financial Officer	April 30, 2025
H.C. Wang	(Principal Financial and Accounting Officer)

/s/ Benjamin James	Director and General Counsel	April 30, 2025
Benjamin James

/s/ William A. Houlihan	Director	April 30, 2025
William Houlihan

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Webull Corporation, has signed this registration statement or amendment thereto on April 30, 2025.

Authorized U.S. Representative

Webull Holdings (US) Inc.

By:	/s/ Anquan Wang
Name:	Anquan Wang
Title:	Director